UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1-A
OFFERING STATEMENT
UNDER THE SECURITIES ACT OF 1933

This Offering Circular Uses the Form S-11 Disclosure Format

RAD DIVERSIFIED REIT, INC.

Minimum Offering Amount: $1,000,000 in Shares of Common Stock
Maximum Offering Amount: $50,000,000 in Shares of Common Stock

$10.00 Per Share

NO MARKET FOR SECURITIES
Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we intend to adopt a redemption plan designed to provide our shareholders with limited liquidity on a semi-annual basis for their investment in our shares.  At this time, there is no public trading market for shares of our common stock.
RISK FACTORS
Investing in shares of our common stock involves a high degree of risk. See "Risk Factors" beginning on page 16 of this Offering Circular for a discussion of the risks that should be considered in connection with your investment in our shares.

STATE LAW EXEMPTION
OUR COMMON SHARES ARE BEING OFFERED AND SOLD ONLY TO "QUALIFIED PURCHASERS" (AS DEFINED IN REGULATION A UNDER THE SECURITIES ACT). AS A TIER 2 OFFERING PURSUANT TO REGULATION A UNDER THE SECURITIES ACT, THIS OFFERING WILL BE EXEMPT FROM STATE LAW "BLUE SKY" REVIEW, SUBJECT TO MEETING CERTAIN STATE FILING REQUIREMENTS AND COMPLYING WITH CERTAIN ANTI-FRAUD PROVISIONS, TO THE EXTENT THAT OUR COMMON SHARES OFFERED HEREBY ARE OFFERED AND SOLD ONLY TO "QUALIFIED PURCHASERS" OR AT A TIME WHEN OUR COMMON SHARES ARE LISTED ON A NATIONAL SECURITIES EXCHANGE. SEE "INVESTOR REQUIREMENTS".

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION STATEMENT
THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

DATE OF OFFERING
This Offering Circular is Dated _________, 2019.

Our Offering will terminate on June 4, 2021, unless amended otherwise.

PROSPECTUS SUBJECT TO AMENDMENT
This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process.  Periodically, we will file offering circular supplements that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular may be modified, contradicted or superseded by any statement made by us in a subsequent offering circular supplement. The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website
PROSPECTUS SUBJECT TO COMPLETION
An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.

This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.
RESTRICTIONS ON TRANSFER OF SHARES
Once this Offering is qualified by the Securities and Exchange Commission,  our Common Stock will not be considered "restricted securities" under Securities Act Rule 144. As a result, persons who are not Affiliates will not be subject to transfer restrictions established by Rule 144.

Prospective Investors are cautioned that, just because they will not be subject to the transfer restriction of Rule 144, there is likely not to be a liquid market for the securities because the Company does not intend to register its Common Stock under Section 12 of the Exchange Act. Our Affiliates, of course, would continue to be subject to the limitations of Rule 144, other than the holding period requirement.

Transfer of shares is also subject to approval by the Company. The Company has a significant interest in preserving its status as a REIT. In order to ensure compliance with REIT requirements, the Company requires that no single shareholder holds more than 9.8% of the stock outstanding. Should any attempt to transfer shares violate this condition, the Company shall not recognize such attempted transfer and the transfer shall be void.

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INVESTOR REQUIREMENTS
The Common Stock is offered only to "Qualified Purchasers", which include: (i) "accredited investors" under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).  We reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Regulation A.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to investor.gov.
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TABLE OF CONTENTS

Summary Information, Risk Factors And Ratio Of Earnings To Fixed Charges	5
Determination Of Offering Price	62
Dilution	64
Selling Security Holders	64
Plan Of Distribution	65
Use Of Proceeds	69
Selected Financial Data	70
Management's Discussion And Analysis	97
General Information About The Company	98
Company Policy Regarding Certain Activities	98
Investment Strategies And Policies	101
No Real Estate Owned	106
Operating Data	106
Tax Treatment Of Company And Its Security Holders	107
Determination Of Market Price	129
Description Of Registrant's Securities	130
No Legal Proceedings	134
Security Ownership Of Certain Beneficial Owners And Management	134
Directors And Executive Officers	135
Executive Compensation	139
Certain Relationships And Related Transactions	141
Selection, Management And Custody Of Investments	141
Policies With Respect To Certain Transactions	142
Limitations Of Liability	142
Financial Statements And Information	143
Interests Of Named Experts And Counsel	160
Securities And Exchange Commission Position Regarding Indemnification Of Securities Act Violations	161
Quantitative And Qualitative Disclosures	162
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SUMMARY INFORMATION, RISK FACTORS AND
RATIO OF EARNINGS TO FIXED CHARGES

Prospectus Summary

RAD Diversified REIT, Inc., a Maryland corporation referred to herein as our Company, was formed to acquire, reposition, renovate, lease and manage income-producing single-family residential, multi-family residential, and mixed use residential-commercial properties in select markets in the United States, with a focus on acquisition of properties at discounts to fair market value or expected fair value.

We are externally managed and advised by RAD Management, LLC, a Delaware limited liability company, or the "Manager".  The Manager will make all investment decisions for us.  Our Manager intends to employ a variety of acquisition strategies in building our portfolio of investments, with a particular focus on obtaining properties in on-market transactions, off-market transactions, tax deed foreclosure sales, bank foreclosures, Real Estate Owned ("REO") properties and similar transactions.

We are offering a minimum of $1,000,000 and a maximum of $50,000,000 of shares of our Company's common stock, which we refer to as shares, at an initial offering price of $10.00 per share.  The minimum purchase requirement per investor is $5,000 in shares; however, we can waive the minimum purchase requirement in our sole discretion.

The sale of shares pursuant to this Offering will begin as soon as practicable after this Offering Circular has been qualified by the United States Securities and Exchange Commission and is expected to continue until we raise the maximum amount being offered, unless terminated by us at an earlier time in the discretion of our board of directors.

Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we intend to adopt a redemption plan designed to provide our shareholders with limited liquidity on a semi-annual basis for their investment in our shares.  At this time, there is no public trading market for shares of our common stock.

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	Per Share	Total Minimum	Total Maximum
Offering Price (1)	$10.00	$1,000,000.00 (2)	$50,000,000.00
Underwriting Discounts and Commissions (3)	------	------	-----
Proceeds to Us from this Offering (Before Expenses) (4)	$10.00	$1,000,000.00	$50,000,000.00
  Initially, the price per share has been arbitrarily determined by our Manager to be $10.00 per share. This price will continue through the end of 4Q 2019. Beginning in 1Q 2020, the per share purchase price for our shares in this Offering will equal the sum of the consolidated net asset value ("NAV") of our Company divided by the number of our common shares which are outstanding as of the end of the prior fiscal quarter (hereinafter, the "Determined Share Value" or "DSV" per share).  Thereafter, the per share purchase price will be adjusted every fiscal quarter as of January 1, April 1, July 1 and October1 of each year (or as soon as commercially reasonable and announced by us thereafter).
  This is a "best efforts" Offering.  If the minimum amount is not raised within 12 months following the date that this Offering is qualified by the SEC for any reason, a subscribing investor will not be required to fund its subscription for shares.  See "Plan of Distribution".
  Investors will not pay upfront selling fees or commissions in connection with their purchase of shares.
  At the end of the 2nd year, if we have raised at least $1,000,000, we will start to reimburse our Manager, without interest, for organization and offering costs incurred both before and after such date, which we estimate to be $600,000.00.  Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from this Offering.  If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.

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SUMMARY OF OFFERING
This offering summary highlights the information contained elsewhere in this Offering Circular. Because it is a summary, it may not contain all the information that you should consider before investing in our shares.  To fully understand this Offering, you should carefully read this entire Offering Circular, including the more detailed information set forth under the caption "Risk Factors."  Unless the context otherwise requires or indicates, references in this Offering Circular to "us," "we," "our" or "our company" refer to RAD Diversified REIT, Inc., a Maryland corporation.

We refer to RAD Management, LLC, as our "Manager".  As used in this Offering Circular, an affiliate of, or person affiliated with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

Unless the context otherwise requires or indicates, the information set forth in this Offering Circular assumes the effectiveness of the Management Agreement that we expect to enter into simultaneously with the completion of this Offering between us and our Manager, or the "Management Agreement" see Exhibit 6.

The Company
RAD Diversified REIT, Inc. was formed as of May 11, 2017 as a Maryland corporation, and we intend to elect to be taxed as a REIT for federal income tax purposes.  Our objective is to acquire and then reposition (if required), renovate (if required), lease and manage income-producing single family residential, multi-family residential, and mixed use residential-commercial properties across primary and secondary markets throughout the United States.  Initially, we will concentrate on acquiring a portfolio of properties in Pennsylvania, Texas, California and Florida, where the principals of our Manager have significant investing and property management experience.

Our primary intent is to purchase single-family residential, multi-family residential, and mixed use residential-commercial properties at below-market-price. Below-market-price purchases may be made at foreclosure auctions, Real-Estate-Owned ("REO") property sales, and tax-deed auctions. We refer to our investments in real property as "Investments".

REIT Status
We intend to elect to be treated as a REIT for federal income tax purposes. As long as we maintain our qualification as a REIT, we generally will not be subject to federal income or excise tax on income that we intend to distribute to our shareholders.

Under the Internal Revenue Code of 1986, as amended (the "Code"), a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gain) to its shareholders.

If we fail to maintain our qualification as a REIT in any year, our income will be subject to federal income tax at regular corporate rates, regardless of our distributions to shareholders, and we may be precluded from qualifying for treatment as a REIT for the four-year period immediately following the taxable year in which such failure occurs.

Even if we qualify for treatment as a REIT, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.
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Investment Company Act Considerations
We intend to conduct our operations so that we will not be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").
Management
Company is Externally Managed
We are externally managed by RAD Management, LLC, a Delaware limited liability company or the "Manager."  The Manager will make all investment decisions for us.  The Manager's principals and their respective affiliates specialize in acquiring, repositioning (where applicable) and managing residential real estate, particularly in states such as Pennsylvania, California, Texas and Florida.

Our Manager has particular experience in purchasing tax deeds in such states as a means to acquire properties at attractive prices which show strong potential for profits both in the form of rental income and capital appreciation.

The Manager intends to apply this experience to identify suitable Investments and to present an opportunity for outside investors to take advantage of the principals' experience through a pooled investment vehicle.

The Manager will oversee our overall business and affairs, and will have broad discretion to make operating decisions on our behalf and to make Investments. Our shareholders will not be involved in our day-to-day affairs.
Experienced Management Team
Our management team has significant real estate experience, which includes experience in acquisition, management, development and financing of multiple properties.

Overall, our management team has 30+ years combined experience in the real estate business as both portfolio managers and educators.

Our Chief Executive Officer, Brandon "Dutch" Mendenhall started The Seminar Solution in 2007, an education platform that still provides mentoring to thousands of people who want to successfully invest in real estate, especially through the use of tax-auctions.

Our management team has relevant experience in managing private real estate funds with investment objectives and strategies that are substantially similar to our strategy and objectives.

Please see page 139 for more information about compensation of our Named Executive Officers.

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Manager's Track Record
The Manager's staff (i.e. "Management Team") has, through other fund management companies, compiled a strong track record of success in management of privately offered real estate funds.

Since late 2015, our Management Team has managed three real estate funds:

    DHI Holdings, LP.
    DDH Fund, LP.
    DHI Fund, LP.

Prospective Investors should refer to Page 71, entitled "Past Performance of Management Team".  Prospective Investors are further cautioned that any performance history of these three prior funds is not indicative of any future results of our Company. DHI Holdings, LP, DDH Fund, LP or DHI Fund, LP are collectively referred to as the "DHI Companies".

Prospective Investors should note, however, that they will have no interest in DHI Holdings, LP, DDH Fund, LP or DHI Fund, LP.

Management Compensation
Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this Offering and the investment and management of our assets.  The items of compensation are summarized in the following table.  Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares.

We do not have an agreement to limit any losses suffered by Our Manager.

The projected compensation laid out above relates to all stages of our company, including offering stage, organizational stage, acquisition stage, and liquidation stage.

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Asset Management Fee:

The Asset Management Fee is equal to 2% of our Net Asset Value every year. This fee is payable to our Manager monthly.

The Asset Management Fee compensates our Manager for managing all of our assets.

In the first year, if we use maximum leverage, we expect to pay our Manager $240,589 in Asset Management Fees.

Acquisition Fees:

The Acquisition Fees are equal to $1,000 per property acquired in that period. This compensates roughly $500 in travel per property, and roughly $500 in research per property.

These fees compensate our Manager for traveling to, and researching properties that are suitable for investment.

In the first year, if we use maximum leverage, we expect to pay our Manager $216,000 in Acquisition Fees.

Property Management Fee:

The Property Management Fee is equal to 4% of the monthly rental income from each of our properties managed by our Manager.

The Property Management Fee compensates our Manager for managing, renting, and overseeing our properties that are available for rent.

In the first year, if we use maximum leverage, we expect to pay our Manager $54,721 in Property Management Fees.

Financial Management Fee:

The Financial Management Fee is equal to 20% of the increase in our Net Asset Value that is not attributable to investment.

The Financial Management Fee compensates our Manager based on the appreciation in value of our assets.

In the first year, if we use maximum leverage, we expect to pay our Manager $1,604,491 in Financial Management Fees.

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  Compensation to our Manager is never based on capital raised through this offering. Our Manager is instead compensated based on the services provided to us by our Manager, for example, the Asset Management Fee is a fixed fee based on a percentage of our NAV. Even though a portion of our NAV represents investment of capital raised through this offering, the Asset Management Fee is based on management of our assets not on our ability to raise capital.
  For the Asset Management Fee, our Company will not pay this fee until our NAV is calculated.
  All of the fees to our Manager shall be paid cumulatively.
  For the Financial Management Fee, our Manager will exclude all short and long term investments that are not properties. The Financial Management fee is based on the quarterly increase of our combined Net Asset Value less increase attributable to investments, which equals: (i) the fair market value of all of our real estate assets, as determined by external third party appraisers, less (ii) the fair market value of all of our real estate liabilities, and less (iii) the aggregate amount of proceeds from this Qualified Offering and subsequent offerings based on this Qualified Offering.

Conflicts of Interest

Our officers and directors, and the owners and officers of our Manager and its affiliates are involved in, and will continue to be involved in, the ownership and advising of other real estate entities and programs, including those sponsored by the DHI Companies and its affiliates or in which one or more of the DHI Companies is a manager or participant.

These pre-existing interests, and similar additional interests as may arise in the future, may give rise to conflicts of interest with respect to our business, our investments and our investment opportunities.

Our officers and directors, and the owners and officers of our Manager and its affiliates will not acquire any real estate for any other holding company or REIT for a period of 3 years after the date of the Management Agreement (See Exhibit 6). However, our officers and directors, and the owners and officers of our Manager and its affiliates may acquire real estate for another holding company affiliated with Our Manager to replenish the inventory of that holding company due to divestment of an asset by that holding company.

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Investment Objectives

Our primary investment objectives are:

To acquire single family residential, multi-family residential, and mixed use residential-commercial properties at substantial discounts to fair market value;

To grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long-term;

To pay attractive and consistent cash distributions;

To preserve and protect shareholder value; and

To realize growth in the value of our investment by timing their sale to maximize value.

There is no assurance that any of our investment objectives will be met.

Investment Strategy

We intend to use substantially all of the proceeds of this Offering to acquire, manage, renovate or reposition, operate, selectively leverage, and lease single family and multi-family residential properties, as well as mixed residential-commercial properties throughout the United States, with a particular concentration on markets in Texas, California, Pennsylvania and Florida where our Manager, through its affiliates, has established a strong deal sourcing, transaction execution and property management presence.

Our acquisition strategy primarily consists of the purchase of tax deeds that evidence assessments on real property which arise when an owner of the property fails to pay taxes to the appropriate tax collector, treasurer or assessor ("Tax Collector").

We research available properties to identify suitable investments and attend tax deed auctions in various locations. We purchase suitable properties and receive a tax deed from the Tax Collector. As such, we typically purchase properties at these auctions for significantly less than their full market value because the back taxes will usually be less than the full market value of the property.

We then rehabilitate the property to rentable condition and rent the property. As such, we get to keep and accumulate the gained equity of the difference between the property as rehabilitated and its now fair market value.

We do not rehabilitate a property until that jurisdiction's redemption period has ended. During the redemption period, the former owner of the property can "redeem" / get back the property by paying the Tax Collector the back taxes and any associated fees and interests. This means that, should the former owner redeem the property, we will have lost our acquisition fees and management fees for managing the property during the redemption period. However, we do reclaim our purchase price and / or down payment from the Tax Collector should the former owner redeem the property.

Please see the Risk Factors Section beginning on Page 16 for the risks involved with this offering. Please also see Page 22 for some of the risks involved with our strategy of purchasing tax deeds.

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Distribution Policy

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual taxable income.  We intend to make regular cash distributions to our stockholders out of our cash available for distribution, typically on an annual basis.

Our board of directors will determine the amount of distributions to be distributed to our stockholders on an annual basis. The board's determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT qualification under the Code.

Our distribution rate and payment frequency may vary from time to time. Generally, our policy will be to pay distributions from cash flow from operations. However, our distributions may be paid from sources other than cash flows from operations, such as from the proceeds of this Offering, borrowings, advances from our Manager or from our Manager's deferral of its fees and expense reimbursements, as necessary.

The Offering

Common stock offered by us:	5,000,000 shares
Common stock to be outstanding after this Offering (assuming the maximum offering amount is sold):	5,000,000 shares
Dividend rights	Holders of our common stock will share proportionately in any dividends authorized by our board of directors and declared by us.
Voting rights	Each share of our common stock will entitle its holder to one vote per share.
Use of Proceeds

If the maximum number of shares are sold, we estimate that the net proceeds of this Offering will be approximately, $48,400,000, after deducting organizational and offering expenses and working capital reserves.  See "Use of Proceeds".  Net proceeds from this Offering will be used to acquire Investments, to pay for expenses incurred by the Company from continued operations and for any other proper Company purpose.

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Common Stock

As set forth in the table above, we are offering a total of 5,000,000 shares of our common stock at an initial price of $10.00 per share. Holders of our common stock will share proportionately in any dividends authorized by our board of directors and declared by us. Each share of our common stock will entitle its holder to one vote per share. Common Stock offered through this Offering Circular does not have any pre-emptive purchasing rights, nor are there cumulative voting rights. This means that it will be more difficult to affect control over issues upon which holders of Common Stock are entitled to vote.

Restrictions on the Transfer of Common Stock

Generally, our Investors will be able to freely transfer their shares to any other person because the shares registered through this Offering Circular are "unrestricted".

Holders of our Common Stock will, however, be required to conform to the requirements of our Subscription Agreement. The Subscription Agreement, among other things, requires holders of our Common Stock to receive permission to sell their shares. In fact, the Company can require a transferee, or the intended purchaser of our Common Stock to provide an affidavit as to the quantity of shares that are intended to be purchased.

The purpose of this permission process is not to prevent the general transfer of shares, but is rather intended to ensure that the intended purchaser of our Common Stock will not hold more than an allowed 9.8% of our then outstanding shares of Common Stock. This restriction is embodied in our Charter. Our charter also allows us to rule on any transfer of stock so that we can again ensure that we do not endanger our standing as a REIT.

Ownership Restrictions on Common Stock

Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% in value of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, unless otherwise excepted (prospectively or retroactively) by our Board of Directors. Our charter also contains other restrictions designed to help us maintain our qualification as a REIT.  See "Description of Registrant's Securities  - Restrictions on Ownership and Transfer."

Exempt Offering

This is a Tier 2 offering under Regulation A where the offered securities will not be listed on a registered national securities exchange upon qualification. This Offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended.

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Tier 2 Reporting Requirement
Following this Tier 2 Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A.

We will be required to file:

(i) an annual report with the SEC on Form 1-K;
(ii) a semi-annual report with the SEC on Form 1-SA;
(iii) current reports with the SEC on Form 1-U;
(iv) a notice under cover of Form 1-Z; and
(v) a quarterly report with the SEC on Form 10-Q, after quarters 1 and 3.

The necessity to file current reports will be triggered by certain corporate events. Parts I & II of Form 1-Z will be filed by us if and when we decide to and if we are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Contact Information

The mailing address of our principal executive offices is:

RAD Diversified REIT, Inc.
4115 West Spruce Street STE. 205, Tampa, Florida 33607
Attn: Investor Relations

Our telephone number is 1-855-909-9294 and our website address is RADdiversified.com.

You may direct inquiries to:

Investors@RADdiversified.com

Counsel for this Offering
Offering Circular Prepared By

Puritan Law Group
500 N. State College Blvd.
Suite 1100
Orange, CA 92868

The attorneys that prepared this Offering Circular may be contacted by your counsel, should you need any additional legal information pertaining to any statements made herein.

Your  attorney is welcome to contact:

Jack I. Jmaev, Esq.
Jack@PuritanLaw.com

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"ALL OF SUBSCRIBER'S INVESTMENT CAN BE LOST"

Certain information set forth in the Offering Documents constitutes "forward-looking information", including "future oriented financial information" and "financial outlook", under applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, information contained herein and in the Offering Documents constituting forward-looking statements includes, but is not limited to, the (i) projected financial performance of the Company; (ii) completion of, and the use of proceeds from, the sale of the shares being offered hereunder; (iii) the expected development of the Company's business, projects and joint ventures; (iv) execution of the Company's vision and growth strategy, including with respect to future M&A activity and global growth; (v) sources and availability of third-party financing for the Company's projects; (vi) completion of the Company's projects that are currently underway, in development or otherwise under consideration; (vi) renewal of the Company's current customer, supplier and other material agreements; and (vii) future liquidity, working capital, and capital requirements. Forward-looking statements are provided to allow potential investors the opportunity to understand management's beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment.

These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements.

Although forward-looking statements contained herein and in the Offering Documents are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.

INVESTOR RELIANCE ON STATEMENTS MADE HEREIN

In making an investment decision, investors must rely on their own examination of the company and the terms of this Offering, including the merits and risks involved. These securities have not been reviewed or recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Offering Circular. Any representation to the contrary is a criminal offense.

ALL INVESTMENTS MADE ARE SPECULATIVE

The securities offered hereby are speculative and an investment in the securities involves a high degree of risk. See "Risk Factors." Investors must be prepared to bear the economic risk of their investment for an indefinite period of time. There is the possibility that the proceeds of this Offering will be insufficient to meet the investment objectives the Company has established. Before purchasing any securities offered through this Offering Circular, the Company recommends that each potential investor consult with an attorney, a financial advisor, and/or an accountant to determine if this investment is suitable for them.

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RISK FACTORS

An investment in our common shares involves substantial risks.  You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares.  The occurrence of any of the following risks might cause you to lose all or a significant part of your investment.

The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition.  Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements.  Please refer to the section entitled "Statements Regarding Forward-Looking Information.".

Each prospective investor should consider carefully, among other risks, the following risks, and should consult with his own legal, tax, and financial advisors with respect thereto prior to investing in shares of the company's common stock.

Risks Related to Lack of Operating History

The Company has just recently been formed and has no operating history.  Accordingly, there is no performance history upon which to decide whether or not to invest in our common stock.

We are a recently formed company and have no operating history.  Accordingly, we have no performance history to which a potential investor may refer to in determining whether to invest in our common stock.  As of the date of this Offering Circular, we have not made any investments, and prior to our initial escrow transfer (where we accept shareholder subscriptions, move the tendered money out of escrow, and issue shares), we will have a minimal level of capitalization.  Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

We are different in some respects from other investment vehicles sponsored by our Manager and / or its affiliates, and therefore the past performance of such investments may not be indicative of our future results.

We are the first publicly-offered investment vehicle and REIT sponsored by our Manager and / or its affiliates. We collectively refer to real estate joint ventures, funds and programs as investment vehicles.  All of the previous investment vehicles sponsored by affiliates of the Manager were conducted through privately-held entities, which were not subject to all of the laws and regulations that govern us, including reporting requirements under the federal securities laws and tax and other regulations applicable to REITs.

The previously sponsored investment vehicles of the Manager and its affiliates are in their early stages of operations and acquisitions.  Thus, the past performance of other investment vehicles sponsored by the Manager or its affiliates may not be indicative of our future results, and we may not be able to successfully operate our business and implement our investment strategy, which may be different in a number of respects from the operations previously conducted by the Manager or its affiliates.  As a result of all of these factors, you should not rely on the past performance of other investment vehicles sponsored by the Manager and its affiliates to predict or as an indication of our future performance.

Our Manager's limited operating history makes it difficult for you to evaluate this investment.

Our Manager is a new enterprise, having been formed on August 29, 2017, and may not be able to successfully operate our business or achieve our investment objectives. We may not be able to conduct our business as described in our plan of operation.

17

Our Manager has provided some material as to its Past Performance. We have included this Past Performance information in this Offering Circular. Any past success realized by our Manager cannot be construed as a guarantee of our future performance.

In this Offering Circular, we present past performance history for our Manager, see Page 71, entitled "Past Performance of Management Team". However, this past performance history cannot, and should not be used to determine future performance of the Company.

Potential investors should consider all factors associated with past performance of our Manager and to extrapolate based upon their own experiences and in light of all other Risk Factors presented herein.

Risks Related to our Financial Position

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives.  There can be no assurance that we will be able to successfully raise operating capital.  The failure to successfully raise operating capital, and the failure to attract sufficient investor purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and the value of our shares.  We have no significant assets or financial resources, so such adverse event could put your investment dollars at significant risk.

Undercapitalization is the greatest risk facing any newly formed business.

If we are unable to raise sufficient capital through this Offering, there is a strong likelihood our business will fail and you may lose your entire investment.

We are subject to risks associated with debt and capital stock issuances, and such issuances may have consequences to holders of shares of our Common Stock.

If we were to raise additional capital through the issuance of equity securities, we could dilute the interests of holders of shares of our common stock.

Further, we may incur indebtedness in the future to finance our operations. Such indebtedness could result in important consequences to holders of our common stock, including subjecting us to covenants restricting our operating flexibility, increasing our vulnerability to general adverse economic and industry conditions, limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, requiring the use of a portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements, and limiting our flexibility in planning for, or reacting to, changes in our business and our industry.

18

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, we are permitted to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Until the proceeds from this Offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments, and your overall return may be reduced.

We do not have guaranteed cash flow.

There can be no assurance that cash flow or profits will be generated by the Investments. If the Investments do not generate the anticipated amount of cash flow, we may not be able to pay the anticipated distributions to the stockholders without making such distributions from the net proceeds of this Offering or from reserves.

The availability and timing of cash distributions is uncertain.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Because we may receive rents and income from our properties at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distribution will be affected by many factors, including without limitation, the amount of income we will earn from investments in target assets, the amount of its operating expenses and many other variables. Actual cash available for distribution may vary substantially from our expectations.

While we intend to fund the payment of quarterly distributions to holders of shares of our common stock entirely from distributable cash flows, we may fund quarterly distributions to its stockholders from a combination of available net cash flows, equity capital and proceeds from borrowings. In the event we are unable to consistently fund future quarterly distributions to stockholders entirely from distributable cash flows, the value of our common stock may be negatively impacted.

We are generally required to distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year in order for us to qualify as a REIT under the Code, which we intend to satisfy through quarterly cash distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. Our board of directors will determine the amount and timing of any distributions. In making such determinations, our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditures, general operational requirements and applicable law. We intend over time to make regular quarterly distributions to holders of shares of our common stock.  However, we bear all expenses incurred by our operations, and the funds generated by operations, after deducting these expenses, may not be sufficient to cover desired levels of distributions to stockholders. In addition, our board of directors, in its discretion, may retain any portion of such cash in excess of our REIT taxable income for working capital. We cannot predict the amount of distributions we may make, maintain or increase over time.

19

We may in the future choose to pay dividends in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

We may in the future distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received.

If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend. Further, there is likely to be no active trading market for our stock, and the shareholder will have find a buyer and negotiate with the found buyer as to the purchase price of the stock. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Risks Related to our Proposed Business

Risks Related to Our Business Strategy

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.

There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

To the extent that we make payments or reimburse certain expenses to our Manager pursuant to our Management Agreement, our cash flow and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, will be negatively impacted. See "Management Compensation."

Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future. This may dilute your equity in the Company and may reduce the value of your investment.

20

This is a "Blind Real-Estate Investment Trust", this means that, including the fact we have not yet identified any potential investments, we have authorized our Manager to make investment as the Manager sees fit. Such investments are likely not to be disclosed to you before proceeds from this Offering are used to acquire such investments.

We may allocate the net proceeds from this offering to investments with which you may not agree.

You must understand that we may allocate the net proceeds from this Offering to investments with which you may not agree. We will have significant flexibility in investing the net proceeds of this Offering.

You will have no opportunity to evaluate or approve the manner in which the net proceeds of this Offering will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from this Offering to invest in investments with which you may not agree.

The failure of our Manager to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns and could cause the value of our common stock to decline.

This is a blind pool offering, and we are not committed to acquiring any particular investments with the net proceeds of this Offering. You will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

This is a blind pool offering whereby we have not yet acquired and are not committed to acquiring any particular assets or investments with the net proceeds of this Offering. We are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make.

We will seek to invest substantially all of the Offering proceeds available for investment, after the payment of fees and expenses, in single family residential, multifamily residential, and mixed use residential-commercial real estate.  Because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities.
We may change our targeted investments without shareholder consent.

Our Manager may change our targeted investments and asset allocation at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this Offering Circular. A change in our targeted investments may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common shares and our ability to make distributions to you.  Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this Offering Circular.

21

We may change our investment and operational policies without stockholder consent.

We may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments described in this filing. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our ability to make distributions.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our Charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders.

22

Our Business Strategy is, as of yet, untested and unverified. Our Business Strategy may not produce the results expected. As a consequence, the value of your shares may decrease over time and you may lose your entire investment.

Purchasing real-estate assets at lower-than-market prices is at the core of our business model.  If the Company is not able to purchase single and multi-unit residential real-estate at lower-than-market prices, the value of our shares will suffer dramatically.

The Company intends to purchase real-estate at tax-deed auctions and through attractive short-sales. A short-sale is a sale where the current owner of the property is in default of their loan and the lender agrees to accept a price that is lower than the outstanding loan amount.

Due to the nature of tax deed sales, the sale can sometimes be dissolved which would cause us to lose the property as an investment.

Our strategy is to purchase properties at tax deed sales. A tax deed sale can be dissolved for a number of reasons, including mistake by the court or other government official / entity, and pay back of the amount owed by the original owner. If a sale gets dissolved, then the money we paid is returned to us but we lose the property. If this happens too many times, we may be unable to accumulate properties as quickly as hoped.

Due to the fact that sales can be dissolved, we must hold onto a property purchased at a tax deed sale for a certain number of months before we can rennovate or rent out the property.

The length of time in which the sale can be dissolved is limited to a certain period by the law. This period of time varies depending on the state, county, and city in which the property is located. If a sale gets dissolved, we will be paid back the purchase amount by the government entity that held the auction. However, if we have renovated the property during this "dissolvable period of time", we will likely lose the money we spent on the rennovations. As such, we cannot commence rennovations or rehabilitations until after this "dissolvable period of time" has ended.

This means that we will have money tied up in properties that are just siting there and waiting to be rehabilitated and rented. We could lose considerable time and expense if we do not properly manage the number of properties that are in this holding period. Further, since our money is tied up in assets that are waiting to be productive, we could miss out on other opportunities.

Houses sold at tax deed auctions can have squatters occupying the property, it can be an expensize and long running process to remove them.

Sometimes the properties we purchase have squatters already living in and occupying the premises. We can only remove these squatters after a possibly lenghty and expensive court process. We cannot rennovate or do anything with the property so long as the squatters remain. We could lose valuable time and market opportunities if we are forced to constantly eject illegal occupiers for the properties we purchase.

23

Our future growth will depend upon our ability to acquire real estate investments in several competitive real estate markets and to raise additional capital.

Our future growth will depend, in large part, upon our initial and continued ability to acquire and lease properties.

We face significant competition with respect to our acquisition and origination of assets from many other companies, including other REITs, insurance companies, private investment funds, hedge funds, specialty finance companies and other investors.

Some competitors may have a lower cost of funds and access to funding sources that are not available to us.  In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us.

There is significant competition on a national, regional and local level with respect to property management services and in commercial real estate services generally, and we are subject to competition from large national and multi-national firms as well as local or regional firms that offer similar services to ours.

Some of our competitors may have greater financial and operational resources, larger customer bases, and more established relationships with their customers and suppliers than we do.  The competitive pressures we face, if not effectively managed, may have a material adverse effect on our business, financial condition, liquidity and results of operations.

As a result of this competition, we may not be able to take advantage of attractive origination and investment opportunities, and therefore may not be able to identify and pursue opportunities that are consistent with our objectives.

Competition may limit the number of suitable investment opportunities offered to us.  It may also result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms.  In addition, competition for desirable investments could delay our investment in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to declare and make distributions to our stockholders.

24

Our Manager may not be successful in identifying and consummating suitable investment opportunities in a very competitive market.

Our investment strategy requires us, through our Manager, to identify suitable investment opportunities compatible with our investment criteria.  Our Manager may not be successful in identifying suitable opportunities that meet our criteria or in consummating investments on satisfactory terms or at all.  Our ability to make investments on favorable terms may be constrained by several factors including, but not limited to, competition from other investors with significant capital, including publicly-traded REITs and institutional investment funds, which may significantly increase investment costs; and/or the inability to finance an investment on favorable terms or at all.  The failure to identify or consummate investments on satisfactory terms, or at all, may impede our growth and negatively affect our cash available for distribution to our stockholders.

One Aspect of our business model is owning many single family residences, this aspect may not succeed and, therefore, we may not be able to make distributions to our shareholders at the times or in the amounts we expect, or at all.

The large-scale ownership and operation of single family rental properties is a relatively new and untested business model.  We may encounter difficulties implementing our business plan, strategies, and investment policies due to unforeseen circumstances which might include competition for housing stock from better financed companies, or changes in real estate trends. We may, therefore, be unable to generate sufficient cash flow from our investments to permit us to make the distributions we expect.  If we pay distributions from the proceeds of the net proceeds of this Offering or from borrowings, the amount of capital we ultimately invest may be reduced which may reduce the value of an investment in us.

Our Manager may not be successful in identifying and consummating suitable investment opportunities.

Our investment strategy requires us, through our Manager, to identify suitable investment opportunities compatible with our investment criteria.  Our Manager may not be successful in identifying suitable opportunities that meet our criteria or in consummating investments on satisfactory terms or at all.

The failure to identify or consummate investments on satisfactory terms, or at all, may impede our growth and negatively affect our cash available for distribution to our stockholders.

There can be no assurances that the Manager will be able to identify, make or acquire suitable Investments meeting our investment criteria.  There is no guarantee that any Investment selected by the Manager will generate operating income or gains.  While affiliates of the Manager have been successful in the past in identifying and structuring favorable real estate investments, there is no guarantee that the Manager will be able to identify and structure favorable Investments in the future.

25

Because there is so little time to evaluate potential investments, due-diligence by our Manager may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

Because the Company intends to purchase real-estate at below-market-prices, there may not be enough time to investigate the condition of any particular investment. This is especially true where investment property is purchased at a tax-deed auction.

Before making an investment, our Manager will assess the strengths and weaknesses of a target investment property. The Manager will also consider other factors and characteristics that are material to the performance of the investment.  Such other factors may include the pricing trends for similar properties in the area where the target investment property is located.

In making such assessments and otherwise conducting customary due diligence, our Manager relies on resources available to it and, in some cases, an investigation by third parties.  There can be no assurance that our Manager's due diligence process will uncover all relevant facts or that any investment will be successful.

A portion of Proceeds from this Offering will be used to rehabilitate distressed real-estate and such rehabilitation may not result in higher asset values.

In many of our intended but yet unidentified real-estate acquisitions, the property value is diminished and real-estate may require significant rehabilitation. The Company intends to perform such rehabilitation using proceeds from this Offering in order to increase the rental rates for an acquired property.

When coupled with the limited time to perform due-diligence on any particular investment, proceeds from this Offering may be used to rehabilitate a property where the cost of rehabilitation is not justified and will not result in increased asset valuation.

We may experience difficulty in ultimately selling any property or groups of properties which no longer fit our investment criteria or are impractical to lease and maintain and could be forced to sell a property at a price that reduces the return to our investors.

The real estate market is affected by many factors that are out of our control, including the availability of financing, interest rates and other factors, as well as supply and demand for real estate investments.  As a result, we cannot predict whether we will be able to sell any property or groups of properties which no longer fit our investment criteria or are impractical to lease and maintain on favorable terms, or whether such sale could be made at a favorable price or on terms acceptable to us.  We also cannot predict the length of time which will be needed to obtain a purchaser or to complete the sale of any property.

In addition, the terms of our leases and the laws regulating REITs could impact our ability to sell any property or groups of properties.  To qualify as a REIT for federal income tax purposes, we must continually satisfy various tests, including tests regarding the nature of our assets which could restrict our disposition strategy.

26

Lack of diversification in numbers or types of investments increases our dependence on individual investments.

Our investment strategy depends in large part on acquiring a diversified portfolio based on the number of properties or investments we acquire relative to our total assets.  Such diversification reduces the risk that a default or other problem with any single property or investment will have a material negative impact on our earnings.

If, due to factors such as lack of adequate capital, or the unavailability of suitable investment opportunities, we acquire relatively few properties or acquire properties or investments that are significant (in terms of capital invested) to our overall asset size, our portfolio could become concentrated, increasing the risk of loss to stockholders if a default or other problem arises.

Alternatively, property sales may reduce the aggregate amount of our property investment portfolio in value or number.  As a result, our portfolio could become more concentrated, thereby reducing the benefits of diversification by factors such as geography, property type, tenancy or other measures.  While we intend to endeavor to grow and diversify our portfolio through additional property acquisitions, we may never reach a significant size to achieve true portfolio diversity.

A substantial majority of our investment portfolio will consist of single family homes, which will subject us to risks inherent in investments in a single type of property.

A downturn or slowdown in the rental demand for single family housing may have more pronounced effects on our operations than if we had a more diversified portfolio. A large portion, if not substantially all, of our revenue is expected to come from rents, which are subject to many risks, including decreasing rental rates, vacancies, competition for tenants, lease defaults, and tenant turnover.

Competitive pricing pressure, housing alternatives, or adverse conditions in our target markets or the general economy may impact occupancy rates or limit the rental rates we charge on our properties, which would negatively impact our cash flow and ability to make distributions.  In addition, rental rates for new leases may be lower than the rental rates for expiring leases and our leases are generally only for one year.

Our tenants and potential tenants have a number of other housing alternatives to consider. Our properties will compete with apartments, condominiums, and other single family homes which are available for rent or purchase in the markets in which our properties are or will be located.  Competition from these housing alternatives in the markets in which we operate could have an adverse impact on our ability to lease our properties as well as on the rents we may charge.

Our success is materially dependent on the financial stability of our tenants.

The success of our business is dependent on the financial stability of the tenants occupying our properties. A default of a tenant on its lease payments may cause us to lose some of the anticipated revenue from an investment property.

While our portfolio is relatively small, our exposure to each tenant may be more significant than we expect.  We believe that this exposure will diminish (but not entirely) as we acquire more properties.

In the event of a material default, we may experience delays in enforcing our rights as landlords and we may incur substantial costs in protecting our investment and possibly re-letting the property, as the case may be.  If a lease is terminated, we cannot assure our investors that the property could be leased for the same amount of rent previously received or that we could sell the property without incurring a loss.

27

If we select unqualified tenants or if our tenants default, our operations and financial performance could be negatively impacted. In addition, if a tenant files for bankruptcy, we may be precluded from collecting all sums due to us.

Our success will depend in large part on our ability to screen applicants, identify qualified tenants, and avoid tenants who may default.  If our tenants default on our leases or fail to comply with the terms of our leases, the quality and value of our properties could be negatively impacted.

The process of evicting a defaulting renter from a family residence can be difficult, lengthy, and costly.  And, disgruntled tenants may maliciously damage our property. This will add additional cost and diminish overall profitability,

We may disagree with a tenant on whether we are entitled to retain any security deposit we hold.  State laws vary regarding the steps required for a landlord to retain a security deposit.  If a tenant commences, or has commenced against it, any legal or equitable proceeding under any bankruptcy, insolvency, receivership or other debtor's relief statute or law, we may be unable to collect all sums due to us under that tenant's lease.

Any or all of the lease obligations of our tenants could be subject to a bankruptcy proceeding which may bar our efforts to collect pre-bankruptcy debts from these persons or their properties, unless we are able to obtain an enabling order from the bankruptcy court.  If our lease is rejected by a tenant in bankruptcy, we may only have a general unsecured claim against the tenant and may not be entitled to any further payments under the lease.  A bankruptcy proceeding could hinder or delay our efforts to collect past due balances and ultimately preclude collection of these sums, resulting in a decrease or cessation of rental payments and reducing returns to our investors.

The Company is externally managed by our Manager. Our Manager has significant authority to make operating decisions and the Board may not be able to act quickly enough to resolve issues that could adversely affect the value of our Common Stock.

We are dependent on our Manager and its key personnel for our success.

We are, and will continue to be advised by our Manager and, pursuant to the Management Agreement, our Manager is not obligated to dedicate any specific personnel exclusively to us, nor is its personnel obligated to dedicate any specific portion of their time to the management of our business.

As a result, we cannot provide any assurances regarding the amount of time our Manager will dedicate to the management of our business. Moreover, each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates, and has significant responsibilities for other investment vehicles currently managed by affiliates, and may not always be able to devote sufficient time to the management of our business. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed.

In addition, we offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager's principals and professionals. The initial term of our Management Agreement with our Manager only extends until December 31st, 2019, with automatic one-year renewals thereafter, and may be terminated earlier under certain circumstances. If the Management Agreement is terminated or not renewed and no suitable replacement is found to manage us, we may not be able to execute our business plan, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

28

Our board of directors has approved very broad confidential investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our confidential investment guidelines.

Our Manager is authorized to follow very broad confidential investment guidelines established by our Board of Directors. Our Board of Directors will periodically review our confidential investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments, except in limited circumstances as set forth in our investment policies.

Our Manager has great latitude within the broad parameters of our confidential investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our stockholders.

Even though our Manager will be providing real-estate advisory services, our Manager is not a licensed asset manager nor is our Manager a licensed real-estate advisor.

Our Manager provides real-estate advisory services on a best-effort basis. Because our Manager is not a licensed professional advisor and is not a licensed real-estate manager, our Manager does not maintain errors and omissions insurance that we could turn to in the event our Manager provides improper investing advice. Should improper investment actions be taken by our Manager, the value of our Common Stock will likely decline.

Our board of directors has approved very broad confidential operational guidelines for our Manager and will not approve each transaction decision made by our Manager unless required by our confidential operational guidelines.

Our Manager is also authorized to follow very broad confidential operational guidelines established by our Board of Directors. Our Board of Directors will periodically review our confidential operational guidelines but will not, and will not be required to, review every operational decision made by our Manager. Transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our Board of Directors.

Our board of directors has developed and very broad operational and investment guidelines for our Manager, but these guidelines are confidential and you will not be able to review them.
Our Manager is also authorized to follow broad operational and investment guidelines established by our Board of Directors. However, these operational and investment guidelines are confidential and you will not be able to review or approve these guidelines.

Because you will be unable to evaluate the merits of these operational and investment guidelines, you will have to rely entirely on the ability of our Manager and Board of Directors to formulate and follow these operational and investment guidelines.

29

The inability of our Manager to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Competition for highly skilled personnel is intense, and our Manager may be unsuccessful in attracting and retaining such skilled personnel. If our Manager loses or is unable to obtain the services of highly skilled personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline or your investment may be lost entirely.

There will be a significant overlap of persons on our Board of Directors that are also in affiliates of our Manager, and there is significant potential for conflict of interest between these persons and our Company and its stockholders.

Our Board of Directors will be controlled by affiliates of our Manager. The very same reports and other information used by our Board of Directors to evaluate the performance of our Manager are prepared by the same Manager and there is no independent review of the information provided by Manager.

Termination of our Management Agreement, even for poor performance, could be difficult and costly, including as a result of termination or incentive fees, and may cause us to be unable to execute our business plan.

Termination of our Management Agreement without cause, even for poor performance, could be difficult and costly. We may generally terminate our Manager for "cause" (as defined in our Management Agreement); provided, that if we are terminating due to a "change of control" of our Manager (as defined in our Management Agreement, Exhibit 6), and a majority of our directors must determine such change of control is materially detrimental to us prior to any termination.

If we terminate the Management Agreement without cause or in connection with an internalization, or if the Manager terminates the Management Agreement because of a material breach thereof by us or as a result of a change of control of our company, we must pay our Manager a termination fee payable in cash or, in connection with an internalization, acquire our Manager at an equivalent price, which may include a contribution of the Manager's assets in exchange for shares of our common stock or other tax-efficient transaction.

The termination fee, if any, will be equal to three times the sum of the management fee and incentive fee earned, in each case, by our Manager during the 12-month period prior to such termination, plus any unreimbursed organization fess, acquisition fees, and maintenance fees, calculated as of the end of the most recently completed fiscal quarter.  These provisions may substantially restrict our ability to terminate the Management Agreement without cause and would cause us to incur substantial costs in connection with such a termination. Furthermore, in the event that our Management Agreement is terminated, with or without cause, and we are unable to identify a suitable replacement to manage us, our ability to execute our business plan could be adversely affected.

30

Because we are dependent upon our Manager and its affiliates to conduct our operations, any adverse changes in the financial health of our Manager or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on our Manager and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Under the direction of our board of directors, and subject to our investment guidelines, our Manager makes all decisions with respect to the management of our company. Our Manager depends upon the fees and other compensation that it receives from us in connection with managing our company to conduct its operations. Any adverse changes in the financial condition of our Manager or its affiliates, or our relationship with our Manager, could hinder its ability to successfully manage our operations and our portfolio of investments, which would adversely affect us and our stockholders.

Our investments will be carried at estimated fair market value as determined by our Manager and there may be uncertainty as to the value of these investments.

Substantially all of our Investments are illiquid and not publicly traded.  To determine the Net Asset Value of our Company, our Manager estimates the fair market value of our assets on a quarterly basis.

Because such valuations are inherently uncertain, our Company value may fluctuate over short periods of time, and may be based on numerous estimates and assumptions, our determinations of fair market value of our investments are inherently speculative and subject to errors. The value of our Common Stock could be adversely affected if our determinations regarding the fair market value of these investments are materially higher than the values that we ultimately realize upon their disposal.

We may incur losses as a result of ineffective risk management processes and strategies.

Transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Board of Directors will be controlled by affiliates of our Manager.
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Prospective Investors in this Offering do not have preemptive rights to any shares we issue in the future.

Under our Charter, we have authority to issue additional common shares or other securities, although, under Regulation A, we are only allowed to sell up to $50 million of our shares in any 12-month period (although we may raise capital in other ways).

In particular, our Charter authorizes, subject to the restrictions of Regulation A and other applicable securities laws, the issuance of up to 100,000,000 shares of stock and to fix the number of shares by resolution authorizing the issuance of such shares, without shareholder approval.

After your purchase in this Offering, our Manager may elect to (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation.

To the extent we issue additional equity interests after your purchase in this Offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

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Our Manager is authorized to incur debt, and such debt may have consequences to holders of shares of our Common Stock.

We may incur debt in the future to finance our operations. Such debt could result in important consequences to holders of our Common Stock, including subjecting us to covenants restricting our operating flexibility, increasing our vulnerability to general adverse economic and industry conditions, limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, requiring the use of a portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements, and limiting our flexibility in planning for, or reacting to, changes in our business and our industry.

We, through our Manager, are often required to make a number of judgments in applying accounting policies, and different estimates and assumptions in the application of these policies could result in changes to our reporting of financial condition and results of operations.

Various estimates are used in the preparation of our financial statements, including estimates related to asset and liability valuations (or potential impairments) and various receivables.  Often these estimates require the use of market data values that may be difficult to assess, as well as estimates of future performance or receivables collectability that may be difficult to accurately predict.  While we have identified those accounting policies that are considered critical and have procedures in place to facilitate the associated judgments, different assumptions in the application of these policies could result in material changes to our financial condition and results of operations.

Risks Related to Our Organization and Corporate Structure

Our Charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our Charter permits our board of directors to issue up to 100,000,000 shares of Common Stock.  Accordingly, the Company is authorized to issue up to 100,000,000 shares of stock.

Our rights and the rights of our shareholders to recover claims against our officers, directors and our Manager are limited.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation's best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our Charter, in the case of our directors, officers, employees and agents, and the Management Agreement, in the case of the Manager, require us to indemnify our directors, officers, employees and agents and the Manager and its affiliates for actions taken by them in good faith and without negligence or misconduct.

Additionally, our Charter limits the liability of our directors and officers for monetary damages to the fullest extent permitted under Maryland law. Although our Charter does not allow us to exonerate and indemnify our directors and officers to a greater extent than permitted under Maryland law, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our Manager and its affiliates, than might otherwise exist under common law, which could reduce our investor's and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the Manager in some cases which would reduce the cash available for distributions.

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In the future, we may elect to become a reporting company under the Exchange Act, which could lead to increased reporting requirements.

We are not currently a public reporting company under the Exchange Act, but we may elect to become a public reporting company in the future or be required to become a public reporting company based on the number of shareholders in our Company or other factors. Following this Tier 2 Regulation A offering, we will need to make periodic reports as laid out in "Summary Of Offering - The Offering - Tier 2 Reporting Requirement."

If we choose to become a public reporting company or are required to become a public reporting company, we would be required to comply with certain public company reporting requirements, including filing reports on Form 10-K, 10-Q, and 8-K. We will have to use Form 10-Q following this Offering. However, as a Tier 2 Regulation A offering, our Forms 1-SA, 1-K, and 1-U are a lower reporting requirement and require less disclosure than Forms 10-K and 8-K. These increased reporting requirements could lead to more significant legal, accounting and other expenses.

Risks Related to Conflicts of Interest

The Management Agreement with our Manager was not negotiated on an arm's-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our executive officers, including a majority of our directors, are executives of our Manager. Our Management Agreement was negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Management Agreement because of our desire to maintain our ongoing relationship with the Manager and its affiliates.

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We may have conflicts of interest with our Manager and other affiliates, which could result in investment decisions that are not in the best interests of our stockholders.

There are numerous conflicts of interest between our interests and the interests of our Manager and its respective affiliates, including conflicts arising out of allocation of personnel to our activities, allocation of investment opportunities between us and investment vehicles affiliated with our Manager, purchase or sale of properties, including from or to investment entities affiliated with our Manager, and fee arrangements with our Manager that might induce our Manager to make investment decisions that are not in our best interests. Examples of these potential conflicts of interest include, but are not limited to:

    Competition for the time and services of personnel that work for us and our affiliates;
    Compensation payable by us to our Manager and its affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;
    The possibility that our Manager, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties and other Investments, and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and adversely affecting the trading price of our stock;
    The possibility that if we acquire properties from investment entities affiliated with our Manager or its affiliates, the price may be higher than we would pay if the transaction were the result of arm's-length negotiations with a third party;
    The possibility that our Manager will face conflicts of interest, some of whose officers are also our officers and two of whom are directors of ours, resulting in actions that may not be in the long-term best interests of our stockholders;
    Our Manager has considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions;
    The possibility that we may acquire or merge with our Manager, resulting in an internalization of our management functions; and
    The possibility that the competing demands for the time of our Manager, its affiliates and our officers may result in them spending insufficient time on our business, which may result in our missing investment opportunities or having less efficient operations, which could reduce our profitability and result in lower distributions to you.

Any of these and other conflicts of interest between us and our Manager could have a material adverse effect on the returns on our investments, our ability to make distributions to stockholders and the trading price of our stock.

Our executive officers have interests that may conflict with the interests of stockholders.

Our executive officers are also affiliated with or are executive and/or senior officers of our Manager and its affiliates. These individuals may have personal and professional interests that conflict with the interests of our stockholders with respect to business decisions affecting us.

Our Manager and its affiliates, including our officers, some of whom are also our directors, face conflicts of interest caused by their ownership of our Manager and their roles with other programs, which could result in actions that are not in the long-term best interests of our stockholders.

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Our Manager, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of real estate investments, and such conflicts may not be resolved in our favor.

Conflicts caused by our Manager may severely curtail our investment opportunities, impair our ability to make distributions and reduce the value of your investment in us.

Our Management Agreement provides that our Manager will not sponsor or manage any new real estate entity or program during the period of this Offering and until all net proceeds of this Offering have been invested; however, our Manager will continue to advise its pre-existing programs, DHI Holdings, LP, DDH Fund, LP and DHI Fund, LP, who may have deployable capital and compete with us for investment opportunities sourced by our Manager.

Our Manager may, without shareholder consent unless otherwise required by law, determine that we should merge or consolidate through a merger, acquisition, share exchange or other similar transaction involving other entities, including entities affiliated with our Manager, into or with such entities.
If we acquire properties from entities owned or sponsored by affiliates of our Manager, through a merger, acquisition, exchange offer or other transaction or otherwise, the price may be higher than we would pay if the transaction was the result of arm's-length negotiations with a third party.

As a result, the effect of these conflicts of interest on these individuals may influence their decisions affecting the negotiation and consummation of the transactions whereby we acquire Investments from investment entities affiliated with our Manager or affiliates or our Manager.

Our Manager, and the personnel it provides are not exclusively dedicated to management of our business.

If the competing demands for the time of our Manager, its key personnel, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

We have not adopted any specific conflicts of interest policies, and, therefore, other than in respect of the restrictions placed on our Manager in the Management Agreement, we will be reliant upon the good faith of our Manager, officers and directors in the resolution of any conflict.

We do not have a policy that expressly restricts any of our directors, officers, stockholders or affiliates, including our Manager and its officers and employees, from having a pecuniary interest in an investment in or from conducting, for their own account, business activities of the type we conduct. This may mean that our ability to access the best investments may be curtailed, which could result in greater than expected operating expense, losses and reduced distributions to our Shareholders.

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Risks Related to Investing in Real Estate

Our real estate investments are subject to risks particular to real property.

Real estate investments are subject to risks particular to real property, including:

    Adverse changes in national and local economic and market conditions, including the credit and securitization markets;
    Changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;
    Takings by condemnation or eminent domain;
    Real estate conditions, such as an oversupply of or a reduction in demand for real estate space in the area;
    The perceptions of tenants and prospective tenants of the convenience, attractiveness and safety of our properties;
    Competition from comparable properties;
    The occupancy rate of our properties;
    The ability to collect all rent from tenants on a timely basis;
    The effects of any bankruptcies or insolvencies of major tenants;
    The expense of re-leasing space;
    Changes in interest rates and in the availability, cost and terms of mortgage funding;
    The impact of present or future environmental legislation and compliance with environmental laws;
    Acts of war or terrorism, including the consequences of terrorist attacks;
    Acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses; and
    Cost of compliance with the Americans with Disabilities Act.

If any of these or similar events occur, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to stockholders.

The market for real estate investments is highly competitive.

Identifying attractive real estate investment opportunities, particularly in the single and multi-family residential real estate sector, is difficult and involves a high degree of uncertainty.  Furthermore, the historical performance of a particular property or market is not a guarantee or prediction of the property's or market's future performance.  There can be no assurance that we will be able to locate suitable acquisition opportunities in our target markets, achieve its investment goal and objectives, or fully deploy for investment the net proceeds of this Offering.

Because of the recent growth in demand for real estate investments, there may be increased competition among investors to invest in the same asset classes as the company.  This competition may lead to an increase in the investment prices or otherwise less favorable investment terms.  If this situation occurs with a particular Investment, our return on that Investment is likely to be less than the return it could have achieved if it had invested at a time of less investor competition for the Investment.  For this and other reasons, the Manager is under no restrictions concerning the timing of Investments.

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Real estate investments are not as liquid as other types of assets, which may reduce economic returns to our stockholders.

Real estate investments are not as liquid as other types of investments.  The market for the sale of residential real estate properties can vary greatly and it may take a significant amount of time for us to sell any particular property on favorable terms, if at all.  As a result, our ability to sell under-performing assets in our portfolio or respond to changes in economic and other conditions may be relatively limited.

Investments in real estate-related assets can be speculative .

Investments in real estate-related assets can involve speculative risks and always involve substantial risks.  No assurance can be given that the Manager will be able to execute the investment strategy or that stockholders in the company will realize their investment objectives. No assurance can be given that our stockholders will realize a substantial return (if any) on their investment or that they will not lose their entire investment in the company.  For this reason, each prospective purchaser of shares of our common stock should carefully read this Offering Circular and all exhibits to this Offering Circular. All such persons or entities should consult with their attorney or business advisor prior to making an investment.

Our Investments may be concentrated.

We expect to diversify our Investments, and do not expect to concentrate on any single Investment.  However, our investments may nonetheless result in significant concentration in a single Investment, especially in our initial stages of operation, or in a group of Investments in one or more target markets. If such an Investment experienced a material adverse event, or if Investments in a particular target market experienced material adverse event specific to that particular market, the company and our stockholders would likely be significantly and adversely affected.

We will likely receive limited representations and warranties from sellers

Investments will likely be acquired with limited representations and warranties from the seller regarding the condition of the Investment, the status of leases, the presence of hazardous substances, the status of governmental approvals and entitlements and other significant matters affecting the use, ownership and enjoyment of the Investment.  As a result, if defects in an Investment or other matters adversely affecting an Investment are discovered, we may not be able to pursue a claim for damages against the seller of the Investment.  The extent of damages that we may incur as a result of such matters cannot be predicted, but potentially could result in a significant adverse effect on the value of the Investments.

We may be subject to the risk of liability and casualty loss as the owner of an Investment

It is expected that the Manager will maintain or cause to be maintained insurance against certain liabilities and other losses for an Investment, but the insurance obtained will not cover all amounts or types of loss. There is no assurance that any liability that may occur will be insured or that, if insured, the insurance proceeds will be sufficient to cover the loss.

There are certain categories of loss that may be or may become uninsurable or not economically insurable, such as earthquakes, floods and hazardous waste. Further, if losses arise from hazardous substance contamination that cannot be recovered from a responsible party, the financial viability of the affected Investment may be substantially impaired.  It is possible that we will acquire an Investment with known or unknown environmental problems that may adversely affect our Investments.

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Risk of Criminal Transfer of Title

Someone could criminally and fraudulently try to transfer title to a property we own to another person or entity. This would require us to engage in lengthy and costly civil litigation and criminal investigation. Further, these criminal and civil actions could fail and we could lose the investment because of the fraud. Further, even if we succeed on the civil action and get back possession of the property, we may be unable to recover our costs from the criminal party or any other person.

As a result, we could lose an entire property, or considerable expense in regaining possession of the property.  The extent of damages that we may incur as a result of such matters cannot be predicted, but potentially could result in a significant adverse effect on the value of the Investments.

We could be exposed to environmental liabilities with respect to Investments to which we take title.

In the course of our business, and taking title to properties, we could be subject to environmental liabilities with respect to such properties.  In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property.  The costs associated with investigation or remediation activities could be substantial.  If we become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Liability relating to environmental matters may impact the value of the properties that we may acquire or underlying our investments.

Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property.  These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. If we fail to disclose environmental issues, we could also be liable to a buyer or lessee of a property.

There may be environmental problems associated with our properties which we were unaware of at the time of acquisition.  The presence of hazardous substances may adversely affect our ability to sell real estate, including the affected property, or borrow using real estate as collateral.  The presence of hazardous substances, if any, on our properties may cause us to incur substantial remediation costs and potential costs of indemnification in the case of properties we sell or rent to others, thus harming our financial condition.  The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

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Discovery of previously undetected environmentally hazardous conditions, including mold or asbestos, may lead to liability for adverse health effects and costs of remediating the problem could adversely affect our operating results.

Under various U.S. federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims related to any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our security holders.

Properties may contain toxic and hazardous materials

Federal, state and local laws impose liability on a landowner for releases or the otherwise improper presence on the premises of hazardous substances.  This liability is without regard to fault for, or knowledge of, the presence of such substances.  A landowner may be held liable for hazardous materials brought onto the property before it acquired title and for hazardous materials that are not discovered until after it sells the property.  Similar liability may occur under applicable state law.  If any hazardous materials are found within an Investment that are in violation of law at any time, we may be liable for all cleanup costs, fines, penalties and other costs.  This potential liability will continue after we sell the Investment and may apply to hazardous materials present within the Investment before we acquired such Investment.  If losses arise from hazardous substance contamination which cannot be recovered from a responsible party, the financial viability of that property may be substantially affected.  It is possible that we will acquire an Investment with known or unknown environmental problems which may adversely affect us.

Properties may contain mold.

Mold contamination has been linked to a number of health problems, resulting in recent litigation by tenants seeking various remedies, including damages and ability to terminate their leases.  Originally occurring in residential property, mold claims have recently begun to appear in commercial properties as well.  Several insurance companies have reported a substantial increase in mold-related claims, causing a growing concern that real estate owners might be subject to increasing lawsuits regarding mold contamination.  No assurance can be given that a mold condition will not exist at one or more of our Investments, with the risk of substantial damages, legal fees and possibly loss of tenants. It is unclear whether such mold claims would be covered by the customary insurance policies to be obtained for us.

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Adverse economic conditions may negatively affect our results of operations and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our Investments.

Our operating results may be adversely affected by market and economic challenges, which may negatively affect our returns and profitability and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our Investments.  These market and economic challenges include, but are not limited to, the following:

    any future downturn in the U.S. economy and the related reduction in spending, reduced home prices and high unemployment could result in tenant defaults under leases, vacancies at our office, industrial, retail or multifamily properties, and concessions or reduced rental rates under new leases due to reduced demand;

    the rate of household formation or population growth in our target markets or a continued or exacerbated economic slow-down experienced by the local economies where our properties are located or by the real estate industry generally may result in changes in supply of or demand for apartment units in our target markets; and

    the failure of the real estate market to attract the same level of capital investment in the future that it attracts at the time of our purchases or a reduction in the number of companies seeking to acquire properties may result in the value of our investments not appreciating or decreasing significantly below the amount we pay for these investments.

The length and severity of any economic slow-down or downturn cannot be predicted.  Our operations and, as a result, our ability to make distributions to our stockholders and/or our ability to realize appreciation in the value of our properties could be materially and adversely affected to the extent that an economic slow-down or downturn is prolonged or becomes severe.

We may be adversely affected by unfavorable economic changes in the specific geographic areas where our Investments are concentrated.

We expect that our Investments will be concentrated in target states where affiliates of the Manager have conducted significant business in the past, namely the States of Texas, California, Pennsylvania and Florida. We expect that initially, most, if not substantially all, of our Investments will be located in these states. Adverse conditions (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) in the areas where our Investments are located and/or concentrated, including any cities or towns within such target States, and local real estate conditions (such as oversupply of, or reduced demand for, office, industrial, retail or multifamily properties) may have an adverse effect on the value of our Investments. A material decline in the demand or the ability of tenants to pay rent, or the general market for sales of homes and multi-family properties in such geographic areas may result in a material decline in our cash available for distribution to our stockholders.

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Inflation may adversely affect our financial condition and results of operations.

Increased inflation could have a more pronounced negative impact on any variable rate debt we incur in the future and on our results of operations.  During times when inflation is greater than increases in rent, the contracted rent increases called for under our leases may be unable to keep pace with the rate of inflation.  Additionally, substantial inflationary pressures and increased costs may have an adverse impact on our tenants, which may adversely affect the ability of our tenants to pay rent.

Our success is materially dependent on attracting qualified tenants

We will not collect revenue for a property while it is vacant and we will be responsible for all utility costs and maintenance services until we are able to lease it.  Most of our properties will be occupied by only one family and our success is dependent on the financial stability of these tenants in the aggregate.  If we cannot rent our properties or our tenants default on our leases or fail to comply with the terms of our leases, our operations, financial performance, and the quality and value of our properties could be negatively impacted.

We may not be able to re-lease or renew leases at the Investments held by us on terms favorable to us or at all.

We are subject to risks that upon expiration or earlier termination of the leases for our properties that such properties may not be re-leased or, if re-leased, the terms of the renewal or re-leasing (including the costs of required renovations or concessions to tenants) may be less favorable than current lease terms. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by an Investment.  If we are unable to re-lease or renew leases for all or substantially all of our Investments, or if the rental rates upon such renewal or re-leasing are significantly lower than expected, and if our reserves for these purposes prove inadequate, or if we are required to make significant renovations or concessions to tenants as part of the renewal or re-leasing process, we will experience a reduction in net income and may be required to reduce or eliminate distributions to our stockholders.

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The bankruptcy, insolvency or diminished creditworthiness of our tenants under their leases or delays by our tenants in making rental payments could seriously harm our operating results and financial condition.

We will lease our properties to tenants, and we receive rents from our tenants during the terms of their respective leases. A tenant's ability to pay rent is often initially determined by the creditworthiness of the tenant and the income of the tenant. However, if a tenant's credit deteriorates or a tenant's income deteriorates, the tenant may default on its obligations under its lease and the tenant may also become bankrupt.  The bankruptcy or insolvency of our tenants or other failure to pay is likely to adversely affect the income produced by our real estate investments.  Any bankruptcy filings by or relating to one of our tenants could bar us from collecting pre-bankruptcy debts from that tenant or its property, unless we receive an order permitting us to do so from the bankruptcy court.  A tenant bankruptcy could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. If a tenant files for bankruptcy, we may not be able to evict the tenant solely because of such bankruptcy or failure to pay.  A court, however, may authorize a tenant to reject and terminate its lease with us. In such a case, our claim against the tenant for unpaid, future rent would be subject to a statutory cap that might be substantially less than the remaining rent owed under the lease. In addition, certain amounts paid to us within 90 days prior to the tenant's bankruptcy filing could be required to be returned to the tenant's bankruptcy estate.  In any event, it is highly unlikely that a bankrupt or insolvent tenant would pay in full amounts it owes us under its lease. In other circumstances, where a tenant's financial condition has become impaired, we may agree to partially or wholly terminate the lease in advance of the termination date in consideration for a lease termination fee that is likely less than the agreed rental amount. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages.  Any unsecured claim we hold against a bankrupt entity may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. We may recover substantially less than the full value of any unsecured claims, which would harm our financial condition.

We could be adversely affected by various facts and events related to our Investments over which we have limited or no control.

We could be adversely affected by various facts and events over which we have limited or no control, such as:

    oversupply of space and changes in market rental rates;

    economic or physical decline of the areas where the Investments are located; and

    deterioration of the physical condition of our Investments.

Negative market conditions or adverse events affecting our existing or potential tenants, or the industries in which they operate, could have an adverse impact on our ability to attract new tenants, re-lease space, collect rent or renew leases, any of which could adversely affect our financial condition.

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An uninsured loss or a loss that exceeds the policies on our Investments could subject us to lost capital or revenue on those properties.

Under the terms and conditions of the leases expected to be in force on our Investments, tenants are generally expected to be required to indemnify and hold us harmless from liabilities resulting from injury to persons, air, water, land or property, on or off the premises, due to activities conducted on the Investments, except for claims arising from the negligence or intentional misconduct of us or our agents.

Additionally, tenants are generally expected to be required, at the tenants' expense, to obtain and keep in full force during the term of the lease, "Renter's" insurance policies.  Insurance policies for property damage are generally expected to be in amounts not less than the full replacement cost of the improvements less slab, foundations, supports and other customarily excluded improvements and insure against all perils of fire, extended coverage, vandalism, malicious mischief and special extended perils ("all risk," as that term is used in the insurance industry).

Insurance policies are generally expected to be obtained by the tenant providing coverage in varying amounts.  These policies may include liability coverage for bodily injury and property damage arising out of the ownership, use, occupancy or maintenance of the properties and all of their appurtenant areas. To the extent that losses are uninsured or underinsured, we could be subject to lost capital and revenue on those Investments.

Significant restrictions on transfer and encumbrance of Investments are expected

The terms of any mortgage or other debt financing for an Investment are expected to prohibit the transfer or further encumbrance of that Investment or any interest in that Investment except with the lender's prior consent, which consent each lender is expected to be able to withhold.  The relative illiquidity of the Investments may prevent or substantially impair our ability to dispose of an Investment at times when it may be otherwise advantageous for us to do so.  If we were forced to immediately liquidate some or all of our Investments, the proceeds are likely to result in a significant loss, if such a liquidation is possible at all.

We may experience delays in the sale of an Investment

Should we need to dispose of an Investment, it may not be possible to sell any or all of our Investments at a favorable price, or at all, in such a time frame.  If we are unable to sell our Investments in the time frames or for the prices anticipated, our ability to make distributions to you may be materially delayed or reduced, you may not be able to get a return of capital as expected or you may not have any liquidity.

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Risks Associated with Debt Financing

We expect to use mortgage and other debt financing to acquire properties or interests in properties and otherwise incur other indebtedness, which increases our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We are permitted to acquire real properties and other real estate-related investments, including entity acquisitions, by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute at least 90% of our annual "REIT taxable income," or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

There is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other Investment. If we mortgage a property and have insufficient cash flow to service the debt, we risk an event of default which may result in our lenders foreclosing on the properties securing the mortgage.

If we cannot repay or refinance loans incurred to purchase our properties, or interests therein, then we may lose our interests in the properties secured by the loans we are unable to repay or refinance.

High levels of debt or increases in interest rates could increase the amount of our loan payments, which could reduce the cash available for distribution to stockholders.

Our policies do not limit us from incurring debt.  For purposes of calculating our leverage, we assume full consolidation of all of our real estate investments, whether or not they would be consolidated under GAAP.

High debt levels will cause us to incur higher interest charges, resulting in higher debt service payments, and may be accompanied by restrictive covenants. Interest we pay reduces cash available for distribution to stockholders.

Additionally, with respect to our variable rate debt, increases in interest rates increase our interest costs, which reduces our cash flow and our ability to make distributions to you.  In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.  In addition, if we are unable to service our debt payments, our lenders may foreclose on our interests in the real property that secures the loans we have entered into.

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High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash distributions we can make.

To qualify as a REIT, we will be required to distribute at least 90% of our annual taxable income (excluding net capital gains) to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited.

Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our Manager. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

Our ability to obtain financing on reasonable terms would be impacted by negative capital market conditions

Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. Although this condition occurred initially within the "subprime" single-family mortgage lending sector of the credit market, liquidity has tightened in overall financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Some of our mortgage loans may have "due on sale" provisions, which may impact the manner in which we acquire, sell and/or finance our properties

In purchasing properties subject to financing, we may obtain financing with "due-on-sale" and/or "due-on-encumbrance" clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. In such event, we may be required to sell our properties on an all-cash basis, which may make it more difficult to sell the property or reduce the selling price.

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Lenders may be able to recover against our other Investments under our mortgage loans

In financing our acquisitions, we will seek to obtain secured nonrecourse loans. However, only recourse financing may be available, in which event, in addition to the Investment securing the loan, the lender would have the ability to look to our other assets for satisfaction of the debt if the proceeds from the sale or other disposition of the Investment securing the loan are insufficient to fully repay it.  Also, in order to facilitate the sale of an Investment, we may allow the buyer to purchase the Investment subject to an existing loan whereby we remain responsible for the debt.

If we are required to make payments under any "bad boy" carve-out guaranties that we may provide in connection with certain mortgages and related loans, our business and financial results could be materially adversely affected

In obtaining certain nonrecourse loans, we may provide standard carve-out guaranties. These guaranties are only applicable if and when the borrower directly, or indirectly through agreement with an affiliate, joint venture partner or other third party, voluntarily files a bankruptcy or similar liquidation or reorganization action or takes other actions that are fraudulent or improper (commonly referred to as "bad boy" guaranties). Although we believe that "bad boy" carve-out guaranties are not guaranties of payment in the event of foreclosure or other actions of the foreclosing lender that are beyond the borrower's control, some lenders in the real estate industry have recently sought to make claims for payment under such guaranties. In the event such a claim were made against us under a "bad boy" carve-out guaranty following foreclosure on mortgages or related loan, and such claim were successful, our business and financial results could be materially adversely affected.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or "balloon" payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

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Interest rates might increase

Based on historical interest rates, current interest rates are low and, as a result, it is likely that the interest rates available for future real estate loans and refinances will be higher than the current interest rates for such loans, which may have a material and adverse impact on the company and our Investments. If there is an increase in interest rates, any debt servicing on Investments could be significantly higher than currently anticipated, which would reduce the amount of cash available for distribution to the stockholders. Also, rising interest rates may affect the ability of the Manager to refinance an Investment. Investments may be less desirable to prospective purchasers in a rising interest rate environment and their values may be adversely impacted by the reduction in cash flow due to increased interest payments.

We may use floating rate, interest-only or short-term loans to acquire Investments

The Manager has the right, in its sole discretion, to negotiate any debt financing, including obtaining (i) interest-only, (ii) floating rate and/or (iii) short-term loans to acquire Investments. If the Manager obtains floating rate loans, the interest rate would not be fixed but would float with an established index (probably at higher interest rates in the future). No principal would be repaid on interest-only loans. Finally, we would be required to refinance short term loans at the end of a relatively short period. The credit markets have recently been in flux and are experiencing a malaise. No assurance can be given that the Manager would be able to refinance with fixed-rate permanent loans in the future, on favorable terms or at all, to refinance the short-term loans. In addition, no assurance can be given that the terms of such future loans to refinance the short-term loans would be favorable to the company.

We may use leverage to make Investments

The Manager, in its sole discretion, may leverage the Investments. As a result of the use of leverage, a decrease in revenues of a leveraged Investment may materially and adversely affect that Investment's cash flow and, in turn, our ability to make distributions. No assurance can be given that future cash flow of a particular Investment will be sufficient to make the debt service payments on any borrowed funds for that Investment and also cover operating expenses. If the Investment's revenues are insufficient to pay debt service and operating expenses, we would be required to use net income from other Investments, working capital or reserves, or seek additional funds. There can be no assurance that additional funds will be available, if needed, or, if such funds are available, that they will be available on terms acceptable to us.

Leveraging an Investment allows a lender to foreclose on that Investment

Lenders to an Investment, even non-recourse lenders, are expected in all instances to retain the right to foreclose on that Investment if there is a default in the loan terms. If this were to occur, we would likely lose our entire investment in that Investment.

Lenders may have approval rights with respect to an encumbered Investment

A lender to an Investment will likely have numerous other rights, which may include the right to approve any change in the property manager for a particular Investment.

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Availability of financing and market conditions will affect the success of the company

Market fluctuations in real estate financing may affect the availability and cost of funds needed in the future for Investments. In addition, credit availability has been restricted in the past and may become restricted again in the future. Restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect the Investments and our ability to execute its investment goals.

Risks Related to Compliance and Regulation

We are offering our common shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common shares less attractive to investors as compared to a traditional initial public offering.  This may make an investment in our common shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting.

In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our common shares.

Our use of Form 1-A and our reliance on Regulation A for this Offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50 million in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected. Investors are cautioned not to confuse an offering proffered under Form S-11 with this Regulation A offering, which uses Form 1-A but  relies on the disclosure requirements established by Form S-11.

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There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report as long as we are a Tier 2 issuer.  We believe we have the necessary framework in place. However, internal controls have inherent limitations.  Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by our internal controls.  However, we believe that our internal controls are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, or GAAP.

We may not be successful in availing ourselves of the Investment Company Act exclusion, and even if we are successful, the exclusion would impose limits on our operations, which could adversely affect our operations.

Even though we intend to conduct our operations so that we will not be required to register as an investment company under the Investment Company Act, the SEC may disagree with our approach.  Consequently, the SEC may require us to register under the Investment Company Act thus requiring us to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.  We have not asked the staff of the SEC for confirmation of our analysis under the Investment Company Act.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the PATRIOT Act, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Department of Treasury to prescribe regulations in connection with anti-money laundering policies of financial institutions.

The Financial Crimes Enforcement Network, or FinCEN, an agency of the Department of Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies.

It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures.  Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common shares to comply with such legislation and/or regulations.

We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC.

In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused.  We will not have the ability to reject a transfer of our common shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our Charter, are satisfied.

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We are relying on the exemption for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant.  The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors.  Because we are relying on this exemption, we will not accept investments from benefit plan investments over 25% of the value of any class of equity interest.  If repurchases of shares cause us to go over 25%, we may repurchase shares of benefit plan investors without their consent until we are under the 25% limit. See the section of this Offering Circular captioned "ERISA Considerations" for additional information regarding the Plan Assets Regulation.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, or the "Sarbanes-Oxley Act", the Dodd-Frank Wall Street Reform and Consumer Protection Act, new Securities and Exchange Commission regulations and stock exchange rules and state blue sky laws, regulations and filing requirements, are creating uncertainty for companies such as ours. These new or changed laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity.  As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Risks Related to Our Taxation as a REIT

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for stockholders.

We intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes.  Our initial and continued qualification as a REIT depends on our satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis.  Our ability to satisfy some of the asset tests depends upon the fair market values of our assets, some of which are not able to be precisely determined and for which we will not obtain independent appraisals.

If we were to fail to qualify as a REIT in any taxable year, and certain statutory relief provisions were not available, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to stockholders would not be deductible by us in computing our taxable income.  Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution.

Unless entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions.  As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. Even if we qualify as a REIT, we may be subject to the corporate alternative minimum tax on our items of tax preference if our alternative minimum taxable income exceeds our taxable income.

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Failure to remain qualified as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

We have elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 2019. We believe that we have and will continue to operate in a manner qualifying us as a REIT commencing with our taxable year ended December 31, 2019 and intend to continue to so operate.

However, we cannot assure you that we will remain qualified as a REIT. In connection with this Offering, we have received an opinion from our tax counsel, that we qualified to be taxed as a REIT under the federal income tax laws for our taxable year ended December 31, 2018, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2019 and in the future.

Investors should be aware that tax counsel's opinion is based upon customary assumptions, conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the Internal Revenue Service, or the IRS, or any court and speaks as of the date issued.  In addition, tax counsel's opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Please see Exhibit 15(b)7 "Opinion of Tax Counsel."

Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Tax counsel will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

    we would not be able to deduct dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;
     we could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and
     unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. See "Tax Treatment Of Company And Its Security Holders" for a discussion of material federal income tax consequences relating to us and our common stock.

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REIT distribution requirements could adversely affect our liquidity.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales.  To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding capital gains.

In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our net taxable income including any realized net capital gain.  We intend to make distributions to our stockholders to comply with the requirements of the Internal Revenue Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives.

Our cash flows from operations may be insufficient to fund required distributions as a result of differences in timing between the actual receipt of income and the recognition of income for federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments.  The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short and long term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

Further, amounts distributed will not be available to fund investment activities.  We expect to fund our investments by raising equity capital and through borrowings from financial institutions and the debt capital markets.  If we fail to obtain debt or equity capital in the future, it could limit our ability to grow, which could have a material adverse effect on the value of our common stock.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

To maintain our qualification as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our capital stock. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer.

In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

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Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if we remain qualified as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes.

The prohibited transactions tax may subject us to tax on our gain from sales of property and limit our ability to dispose of our properties.

A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we intend to acquire and hold all of our assets as investments and not for sale to customers in the ordinary course of business, the IRS may assert that we are subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our charter may inhibit market activity in our stock and may restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year.  Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year for each taxable year. Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT.

Unless exempted by the board of directors, no person may own more than 9.8% of the aggregate value of the outstanding shares of our stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock.  The board of directors may not grant such an exemption to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, would result in the termination of our status as a REIT.  These ownership limits could delay or prevent a transaction or a change in our control that might be in the best interest of our stockholders.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to "qualified dividend income" payable to U.S. stockholders that are taxed at individual rates is 20%.  Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income.  The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

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The prohibited transactions tax may subject us to tax on our gain from sales of property and limit our ability to dispose of our properties.

A REIT's net income from prohibited transactions is subject to a 100% tax.  In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

Although we intend to acquire and hold all of our assets as investments and not for sale to customers in the ordinary course of business, the IRS may assert that we are subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property.

Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, not all of our prior property dispositions qualified for the safe harbor and we cannot assure you that we can comply with the safe harbor in the future or that we have avoided, or will avoid, owning property that may be characterized as held primarily for sale to customers in the ordinary course of business.

Failure to make required distributions would subject us to U.S. federal corporate income tax.

We intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In order to remain qualified as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year to our stockholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under the Code.

We may be unable to generate sufficient revenue from operations, operating cash flow or portfolio income to pay our operating expenses, and our operating expenses could rise, diminishing our ability and to pay distributions to our stockholders.

As a REIT, we are generally required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and not including net capital gains, each year to our stockholders. To qualify for the tax benefits accorded to REITs, we intend to continue to make distributions to our stockholders in amounts such that we distribute all or substantially all our net taxable income each year, subject to certain adjustments.

However, our ability to make distributions may be adversely affected by the risk factors described herein. Our ability to make and sustain cash distributions is based on many factors, including the return on our investments, the size of our investment portfolio, operating expense levels, and certain restrictions imposed by Maryland law.

Some of the factors are beyond our control and a change in any such factor could affect our ability to pay future dividends. No assurance can be given as to our ability to pay distributions to our stockholders. In the event of a downturn in our operating results and financial performance or unanticipated declines in the value of our asset portfolio, we may be unable to declare or pay annual distributions or make distributions to our stockholders. The timing and amount of distributions are in the sole discretion of our board of directors, which considers, among other factors, our earnings, financial condition, debt service obligations and applicable debt covenants, REIT qualification requirements and other tax considerations and capital expenditure requirements as our board of directors may deem relevant from time to time.

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We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations.

Risks Related to Lack of a Market for our Common Stock

Because there is no market for our Common Stock, the offering price of our shares was not established on an independent basis; the actual value of Common Stock you  purchase may be substantially less than what you pay.

The purchase price of the shares of our common stock has been determined primarily by our capital needs and bears no relationship to any established criteria of value such as book value or earnings per shares, or any combination thereof. Further, the price of the shares is not based on our past earnings.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares.  Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.  At the end of each fiscal quarter, beginning December 31st, 2018, our outside Manager will estimate our Net Asset Value ("NAV") per share to determine our offering price.

Estimates of NAV will be based on available information and judgment of the Manager. Therefore, actual values and results could differ from our estimates and that difference could be significant.  This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.

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You are limited in your ability to sell your common shares pursuant to our share repurchase program. You may not be able to sell any of your shares back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

We intend to establish a redemption program, which may provide you an opportunity to sell your shares back to us. We anticipate that our shares may be repurchased by us on a semi-annual basis, and shareholders may ask us to repurchase up to 25% of their shares while this Offering is ongoing.

Our share redemption program contains certain restrictions and limitations, including those relating to the number of our shares that we can repurchase at any given time and limiting the repurchase price.

Specifically, our redemption plan limits redemptions to a maximum of:
    10.0% of the weighted average number of common shares outstanding during the prior calendar year, during the first 2 years of our fund,
    8.0% of the weighted average number of common shares outstanding during the prior calendar year, during years 3-5 of our fund,
    5.0% of the weighted average number of common shares outstanding during the prior calendar year, for years 6 and above of our fund.
Accordingly, we intend to limit the number of shares to be redeemed during any calendar half to 5.0%, 4.0% and 2.5% respectively, of the common shares outstanding, with excess capacity carried over to the later semi-annual period of that year but not farther.

However, as we intend to make real estate investments of varying terms and maturities, our Board of Direcrors may elect to increase or decrease the amount of common shares available for redemption in any given semi-annual period, as these real estate assets are paid off or sold, but in no event will we redeem more than 10.0%, 8.0%, and 5% respectively,  during any calendar year.

During the period that this Offering is ongoing, all shareholders who have held their shares for at least six months may request that we repurchase up to 25% of their shares semi-annually, up to the aggregate semi-annual and annual limitations discussed above. If we receive redemption requests that exceed the semi-annual limitation, we will accept redemption requests on a pro-rata basis.

Upon conclusion of this Offering, shares may be repurchased by us on a semi-annual basis as cash flows are available as determined by our Manager. In addition, following the conclusion of this Offering, our Manager will reserve the right to reject any share repurchase request for any reason or no reason or to amend or terminate the share redemption program by filing an offering circular supplement.  Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of the share redemption program, and you may not be able to sell any of your common shares back to us pursuant to the share redemption program.  Moreover, if you do sell your common shares back to us, it is unlikely that you will receive the same price you paid for the common shares being repurchased.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

When necessary, we intend to complete a transaction providing liquidity to shareholders in the future, we are not required to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange, delay developing a secondary trading market, or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets,, including a portfolio sale.

If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set period of time.  If we adopt a plan of liquidation or portfolio sale, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on shareholders, that may prevail in the future.  We cannot guarantee that we will be able to liquidate any or all assets.

After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated.  If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

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Shares of our common stock will have limited transferability and liquidity.

While we intend to pursue listing on an alternative exchange and once our size permits a listing on a registered national exchange, a market may not develop for our shares. Initially stockholders cannot expect to be able to liquidate their investment in case of an emergency. Further, the sale of the shares may have adverse federal income tax consequences.

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

Our charter restricts direct or indirect ownership by one person or entity to no more than 9.8% in value of the outstanding shares of our capital stock or 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of our common stock unless exempted (prospectively or retroactively) by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

You may be restricted from acquiring or transferring certain amounts of our common stock.

The stock ownership restrictions of the Code for REITs and the 9.8% stock ownership limits in our charter may inhibit market activity in our capital stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our capital stock under this requirement. Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of shares of our capital stock.

Our Charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted, prospectively or retroactively, by our board of directors, our charter prohibits any person from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of capital stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of such thresholds does not satisfy certain conditions designed to ensure that we will not fail to qualify as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

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Risk Related to the Possibility that a Market May Develop

Future sales of shares of our common shares in a public market or the issuance of other equity may adversely affect the market price of our common shares.

Sales of a substantial number of shares of common stock or other equity-related securities in the public market could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The price of our common shares may fluctuate significantly if a trading market for our shares develops

If a trading market develops, our trading price of our common stock may fluctuate significantly in response to many factors, including:

    actual or anticipated variations in our operating results, funds from operations, or FFO, cash flows, liquidity or distributions;
    changes in our earnings estimates or those of analysts;
    publication of research reports about us or the real estate industry or sector in which we operate;
    increases in market interest rates that lead purchasers of our shares to demand a higher dividend yield;
    changes in market valuations of companies similar to us;
    adverse market reaction to any securities we may issue or additional debt it incurs in the future;
    additions or departures of key management personnel;
    actions by institutional stockholders;
    speculation in the press or investment community;
    continuing high levels of volatility in the credit markets;
    the realization of any of the other risk factors included herein; and
    general market and economic conditions.

An increase in market interest rates may have an adverse effect on the market price of our common stock and our ability to make distributions to its stockholders.

One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate on shares of common stock or seek alternative investments paying higher distributions or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of shares of our common stock.

For instance, if interest rates rise without an increase in our distribution rate, the market price of shares of our common stock could decrease because potential investors may require a higher distribution yield on shares of our common stock as market rates on interest-bearing instruments such as bonds rise. In addition, to the extent we have variable rate debt, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flow and its ability to service our indebtedness and make distributions to our stockholders.

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Other Risk Factors to Consider

If you fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as amended or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, including pension or profit sharing plans and entities that hold assets of such plans, which we refer to as ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts. (Collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as "Benefit Plans" or "Benefit Plan Investors"). If you are investing the assets of any Benefit Plan, you should consider whether:

    your investment will be consistent with your fiduciary obligations under ERISA and the Code;
    your investment will be made in accordance with the documents and instruments governing the Benefit Plan, including the Plan's investment policy;
    your investment will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;
    your investment will impair the liquidity of the Benefit Plan;
    your investment will produce "unrelated business taxable income" for the Benefit Plan;
    you will be able to satisfy plan liquidity requirements as there may be only a limited market to sell or otherwise dispose of our stock; and
    your investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. Benefit Plan Investors should consult with counsel before making an investment in shares of our common stock.

Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. The fiduciaries of such plans should satisfy themselves that the investment satisfies applicable law.

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Distributions to tax-exempt investors may be classified as unrelated business taxable income and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

    under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, such that we are a "pension-held" REIT (which we do not expect to be the case);

    part of the income and gain recognized by a tax exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire our common stock; and

    part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor. See "Tax Treatment Of Company And Its Security Holders - Taxation of Tax-Exempt Stockholders."

Our shareholders must sign a subscription agreement that includes an Exclusive Forum Provision that dictates where they are allowed to bring a lawsuit.

A potential investor must sign a Subscription Agreement, the content of which is presented in Exhibit 4, before they can become one of our shareholders. This Subscription Agreement includes an Exclusive Forum provision at Sec 12.3. This Exclusive Forum provision dictates that any lawsuit brought by a Shareholder that arises our of or relates to the Subscription Agreement must be filed in the Federal or State courts of Orange County, California.

If a Shareholder initiates a lawsuit somewhere else, the court will either:
(i) dismiss the case, and the shareholder can possibly refile in Orange County, California; or
(ii) transfer the case to a court in Orange County, California;
as necessary.

This means the Shareholder could be required to secure legal counsel in Orange County, California. Further, the Shareholder could be put to considerable time, effort and expense to travel to Orange county, California at various times during the lawsuit.

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Summary of Risk Factors

Investing in our common shares involves a high degree of risk.  You should carefully review the "Risk Factors" section of this Offering Circular, beginning on page 16, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares.  Some of the more significant risks are those set forth below:
        We were recently organized and do not have a significant operating history, performance record or financial resources.  There is no assurance that we will be able to successfully achieve our investment objectives.
        Investors will not have the opportunity to evaluate or approve any Investments prior to our acquisition or financing thereof.
        Investors will rely solely on the Manager to manage the company and our Investments.  The Manager will have broad discretion to invest our capital and make decisions regarding Investments.
        We may not be able to invest the net proceeds of this Offering on terms acceptable to investors, or at all.
        Investors will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as an investor.  In addition, our board of directors may approve changes to our policies, including our policies with respect to distributions and redemption of shares without prior notice or your approval.
        An investor could lose all or a substantial portion of its investment.
        There is no public trading market for our common shares, and we are not obligated to effectuate a liquidity event or a listing of our shares on any nationally recognized stock exchange by a certain date or at all.  It will thus be difficult for an investor to sell its shares.
        We may fail to qualify or maintain our qualification as a REIT for federal income tax purposes.  We would then be subject to corporate level taxation and regulation as an investment company and we would not be required to pay any distributions to our stockholders.
        The offering price of our shares was not established based upon any appraisals of assets we own or may own.  Thus, the initial offering price may not accurately reflect the value of our assets at the time an investor's investment is made.
        Substantial actual and potential conflicts of interest exist between our investors and our interests or the interests of our Manager, and our respective affiliates, including conflicts arising out of (a) allocation of personnel to our activities, (b) allocation of investment opportunities between us, and (c) potential conflicts arising out of transactions between us, on the one hand, and our Manager and its affiliates, on the other hand, involving compensation and incentive fees payable to our Manager or dealings in real estate transactions between us and the Manager and its affiliates.
        There are substantial risks associated with owning, financing, operating, leasing and managing real estate, and the investment in single-family residences, foreclosure properties, and investment in real estate through the purchase of tax deeds may involve additional risks.
        The amount of distributions we make is uncertain.  We may fund distributions from offering proceeds, borrowings, and the sale of assets, to the extent distributions exceed our earnings or cash flows from our operations if we are unable to make distributions from our cash flows from operations.  There is no limit on the amount of offering proceeds we may use to fund distributions.  Distributions paid from sources other than cash flow or funds from operations may constitute a return of capital to our stockholders.  Rates of distributions may not be indicative of our actual operating results.
We will pay substantial fees and reimburse expenses to the Manager.  These fees and expenses will increase investors' risk of loss, and will reduce the amount available for Investments.

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DETERMINATION OF OFFERING PRICE

Determination of Offering Price

Initial Offering Price

The initial offering price per share was arbitrarily determined by our Manager and until beginning of 1Q 2020, the per share purchase price for our shares in this Offering will remain at $10.00 per share.

Adjustments to Offering Price

Beginning January 1, 2019, the per share purchase price will be adjusted every fiscal quarter as of January 1, April 1, July 1 and October1 of each year (or as soon as commercially reasonable and announced by us thereafter).

The adjusted share price shall be the Determined Share Value (the sum of the Company's net asset value divided by shares outstanding).

Determined Share Value is hereinafter referred to as our "DSV".

Valuation of Our Real Properties

It is our intent to use independent valuation experts with experience conducting appraisals in each of our target markets. Given that our selected appraisers will be engaged to perform value appraisals on a quarterly basis, it may be necessary to engage other independent appraisals to confirm the worthiness of appraisals conducted by the normal team of appraisers. We will select our appraisers based on their familiarity with residential real estate and their ability to track and adjust valuations based on real-world events that may materially impact the value of our assets. Our Manager will be responsible for ensuring that the independent valuation expert discharges its responsibilities in accordance with our valuation guidelines as herein described, and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. All such independent 3rd party appraisals shall be conducted in conformance with the Uniform Standards of Professional Practice.

According to our guidelines, we will ask our real estate appraisers to develop "open market value" for our properties. Open market value is also known as "fair value". In order to establish a fair value, we will ask our appraisers to consider three factors:

    Sales Comparison
    Income Production
    Cost to Rebuild

Sales Comparison
This analysis method relies on the sales of at least two similar properties within the last 6 months and within a ten-block radius of the property subject to appraisal. This method will be used each quarter.

Income Production
This analysis method is based on a net present value of future income streams for each investment property we hold. This projection is based on a 6% discount rate with a projection span of 10 years. This method will be used each quarter.

Cost to Rebuild
This analysis method relies upon data obtained from local contractors in the form of a cost to rebuild per square foot. This method will be used once per year by a second independent appraiser. Of course, the second independent appraiser will also perform a Sales Comperision valuation and Income Production valuation during this annual independent review.

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Calculation of Net Asset Value

For the purposes of determining fair value for our investments, we shall rely upon objective 3rd party appraisers familier with the market place in which an investment is situated. 3rd party appraisers shall determine fair value for each investment on a quarterly basis. To reduce the potential for mis-statement of fair value, we also intend to use a second set of 3rd party appraisers to provide a secondary fair value assessment for each investment on an annual basis.

Every quarter, each property we own will be subjected to an independent 3rd party appraisal. The 3rd party appraiser will perform a 2-6-10 Sales Comparison valuation and an Income Production valuation every quarter. Yearly, a second independent appraiser will perform a Cost To Rebuild valuation. (See Page 62 for an explanation of these methods).

Each independent 3rd party appraiser will temper their fair value appraisal based upon their knowledge of the local real estate market where each property is located. The independent 3rd party appraisers will filter out comparative sales that lay outside a 95% window. All such independent 3rd party appraisals will be conducted in conformance with the Uniform Standards of Professional Practice.

Our Manager, working with external accountants, will prepare a quarterly internal fair value assessment report based on the reports submitted by the 3rd party appraisers. The quarterly internal fair value assessment report will list the fair value of each property we own and the leverage attached to that property.

Our Manager, working with external accountants, will then calculate Net Asset Value. The Net Asset Value will be the sum of the total fair value of each of the properties listed in the quarterly internal fair value assessment report minus the leverage attached to each of those properties, plus the addition of any other assets, plus all liabilities we hold. The Net Asset Value will then be divided by the number of our common shares outstanding as of the end of the prior fiscal quarter to arrive at the Determined Share Value.

Our Manager anticipates informing the independent valuation expert if a material event occurs between scheduled valuations that our Manager believes may materially affect the value of our assets.

Our goal is to provide our shareholders with a reasonable estimate of the market value of our shares on a quarterly basis. However, our assets will consist of real estate investments and, as with any real estate valuation method, the conclusions reached by our independent appraisers will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different assumptions, judgments, or opinions would likely result in different valuation estimates of our real estate assets and investments.

In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders.

However, to the extent quantifiable, if a material event occurs in between quarterly updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Our Manager will be responsible for making the final determination of our NAV based on the reports of the above 3rd party appraisers and our external accounting team.

We will commence calculating NAV beginning 1Q 2020.

We will inform potential and current investors about changes in our offering price through our regular reports to the SEC and through our website on a quarterly basis.

No Warrants Offered

The Company is not offering any warrants to any investor as an inducement to invest in the Company.

The Company is not offering any warrants, nor are there any warrants held by any officer, director, promotor or other affiliated person or entity.

For the purpose of this Offering Circular, a warrant is defined as an obligation by the Company to accept money for purchase of common stock at a predetermined price.

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DILUTION

No Disparate Pricing

The price of Common Stock offered under this Offering to the public is the same as the effective cash cost to officers, directors, promoters and affiliated persons for common equity acquired by them in transactions during the past five years.

No Change in Tangible Net  Asset Value Results from this Offering

As securities are sold as a result of this Offering, the Net Asset Value (NAV) will increase proportionally. For example, once we sell $100,000 worth of Common Stock, at $10.00 per share (i.e. 10,000 shares), the Net Asset Value will remain unchanged. Before this Offering was qualified, our Manager and Sponsor invested $1,000 (at $10 per share) in our Company.  As such, the NAV prior to the Offering is:

$1,000
------------------
100 Shares
or, $10.00 per share.

After  proceeds are received, our NAV will remain the same. For example, once we sell an additional $100,000 worth of our Common Stock, at $10,00 per share, our NAV, as calculated, shall again be:

$101,000
------------------
10,100 Shares
or, $10.00 per share.

SELLING SECURITY HOLDERS

No Third Party Sellers

The Common Stock registered through this Offering Circular is available only as Common Stock newly issued by the Company in the name of each new investor. Common Stock will not be sold by any third party, including directors, officers, promoters, underwriters or any other affiliated person or entity.

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PLAN OF DISTRIBUTION

We are offering up to $50,000,000 in our common shares pursuant to this Offering Circular.  Our common shares being offered hereby will be exclusively offered by persons associated with us through the RAD Platform at RADdiversified.com. In conducting this Offering, such persons of RAD Diversified REIT, Inc. intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1.  For additional information about the RAD Platform, please see "Offering Summary-About the RAD Platform."

Our RAD Platform website is implemented, but will only start offering the securities hereunder once this Offering has been qualified by the Securities and Exchange Commission.

The RAD Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a "funding portal."

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the RAD Diversified REIT Platform website, as well as on the SEC's website sec.gov.

Technology Platform

Our website will also use an "Invest Now" button to direct potential Investor's to FundAmerica's SSL encrypted online form. This form will help guide the potential investor through the process of submitting an investment commitment.

The FundAmerica online form runs background checks and provides many advantages including:

    Anti-Money Laundering and PATRIOT Act Checks;
    Bad Actor Checks of Company;
    Payment Solution and Escrow Account;
    Stock Subscription Agreement Signing and Distribution;
    Online Investing Technology; and
    Transfer to be affected by ComputerShare.

Please See Exhibit 15(b)5 "FundAmerica and Transfer Agent" for more information.

Offering Amount and Distribution

We are offering a minimum of $1,000,000 and a maximum of $50,000,000 of our shares at an anticipated offering price of $10.00 per share. The minimum purchase requirement is $5,000 in shares; however, we can waive the minimum purchase requirement in our sole discretion. We will have a first escrow transfer (where we accept shareholder subscriptions, move the tendered money out of escrow, and issue shares), following achievement of our minimum offering amount of $1,000,000 (excluding any shares purchased by affiliates of the Manager pursuant to a private placement), the Offering will be conducted through subsequent escrow transfers until the maximum offering amount is sold.

After the first escrow transfer, we will hold regular internal escrow transfers on the 17th of each month.

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How to Subscribe

In order to subscribe to purchase our common shares, a prospective investor must electronically complete, sign and deliver to us an investment Commitment that includes an executed subscription agreement like the one attached to this Offering Circular as Exhibit 4, and wire funds for its subscription amount in accordance with the instructions provided therein.

Settlement will be delayed for subscriptions agreements delivered before the $1,000,000 minimum threshold is met until such minimum threshold is met, and, after such minimum threshold is met, may occur up to 15 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. An investor will become a shareholder of the Company, including for tax purposes, and the shares will be issued, as of the date of settlement. Settlement will not occur until an investor's funds have cleared and the Manager accepts the investor as a shareholder. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

Orders will be effective only upon our acceptance, and we reserve the right to reject any order, in whole or in part. An approved custodian or trustee must process and forward to us orders made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If we do not accept your order, the escrow agent will promptly refund any purchase price transferred submitted. Any investment commitment not accepted within thirty (30) days after receipt shall be deemed rejected.

Investment Limitations

Generally, if you are not an "accredited investor" as defined in Rule 501 (a) of Regulation D (17 CFR Sec. 230.501 (a)) no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to sec.gov. See "Plan of Distribution - Investment Limitations."

As a Tier 2 Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an Accredited Investor, as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)    You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)   You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares (please see below on how to calculate your net worth);

(iii)  You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)  You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares, with total assets in excess of $5,000,000;

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(v)   You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)  You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares; or
 (viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE : For the purposes of calculating your net worth, or Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares.

Reports
Reporting Requirements under Tier 2 of Regulation A.

Following this Tier 2 Regulation A Offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file the following:

    an annual report with the SEC on Form 1-K;
    a semi-annual report with the SEC on Form 1-SA;
    current reports with the SEC on Form 1-U;
    an exit report on Form 1-Z; and
    a quarterly report with the SEC on Form 10-Q, after quarters 1 and 3.

The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act; however, the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

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Delivery of Reports

Company shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system, or (ii) made such report available on any website maintained by the company and available for viewing by the stockholders.

Annual Reports

As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31, we will make an annual report available, by any reasonable means, to each stockholder as of a date selected by the board of directors.

This annual report will be substantially in the form of the SEC's Form 1-K and will contain audited financial statements of the company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows. This annual report will also contain management's discussion and analysis (MD&A) of our liquidity, capital resources, and results of operations.

Semi-Annual Reports

As soon as practicable, but in no event later than ninety days (90) days after the end of the first six (6) months of each financial year, we will make a semi-annual report available, by any reasonable means, to each stockholder as of a date selected by the board of directors.

This semi-annual report will be substantially in the form of the SEC's Form 1-SA and will contain un-audited financial statements of the company for the first 6 months of such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows. This semi-annual report will also contain management's discussion and analysis (MD&A) of the first 6 months of such fiscal year.

Quarterly Reports
As soon as practicable, but in no event later than forty-five days (45) days after the end of the first and third quarters of each financial year, we will make a quarterly report available, by any reasonable means, to each stockholder as of a date selected by the board of directors.

This quarterly report will be substantially in the form of the SEC's Form 10-Q and will contain un-audited financial statements of the company for the subject quarter of such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows. This quarterly report will also contain management's discussion and analysis (MD&A) of the subject quarter of such fiscal year.
Tax Information

On or before March 31st of the year immediately following our fiscal year, which is currently January 1 through December 31, we will send to each stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

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Stock Certificates

We do not anticipate issuing stock certificates representing shares purchased in this Offering to the stockholders. However, we are permitted to issue stock certificates and may do so at the request of our transfer agent. The number of shares held by each stockholder, and each stockholder's percentage of the aggregate outstanding shares, will be maintained by our transfer agent.

USE OF PROCEEDS

Our common shares will be offered at $10.00 per share until beginning of 1Q 2020.  Thereafter, our price per share will be adjusted every fiscal quarter and will be based on our NAV as of the end of the prior fiscal quarter.

We expect to use substantially all of the net proceeds from this Offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of Investments.

We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations.

If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact our quarterly NAV.  See "Management Compensation" for more details regarding the fees that will be paid to our Manager and its affiliates.

Many of the amounts set forth in the table below represent our Manager's best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this Offering in Investments.  In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on our real estate related investments.

69

	Minimum Offering Amount	Maximum Offering Amount
Gross Proceeds Less	$1,000,000.00	$50,000,000.00
Organizational and Offering Expenses (1)(2)	$600,000.00	$600,000.00
Working Capital (3)	$40,000.00	$1,000,000.00
Net Proceeds from this Offering	$360,000.00	$48,400,000.00
Estimated Amount Available for Investments	$360,000.00	$48,400,000.00
    Investors will not pay upfront selling fees or commissions in connection with their purchase of shares.
    At the end of the 2nd year, if we have raised at least $1,000,000, we will start to reimburse our Manager, without interest, for organization and offering costs incurred both before and after such date, which we estimate to be $600,000.00.  Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from this Offering.  If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.
     We intend to maintain a working capital buffer to protect against unexpected expenses due to purchase, renovation, and leasing of our property portfolio, and our business practices.

SELECTED FINANCIAL DATA

Our Company is a Smaller Reporting Company as defined by Sec. 229.10(f)(1) (Rule 10 or Regulation S-X). Accordingly we elect not to provide information pertaining to Selected Financial Data.

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Past Performance of Management Team

(AS BASED ON UN-AUDITED FINANCIAL STATEMENTS)

As described elsewhere in this Offering Circular, our Directors formed and operate three real-estate investment fund. These three funds include:
DDH Fund, LP;
DHI Holdings, LP; and
DHI Fund, LP.

Of these three funds, DDH Fund holds the majority of investments. Most importantly, all three funds have paid out returns.  These funds are not "real-estate investment trusts", as defined under the IRS Code. Hence, these funds are much more agile when it comes to disposing of assets in order to achieve short-term capital gains.

Since the beginning of these 3 funds, the principals of our Manager, working with external accountants, prepared quarterly fair value assessments for each property. These internally prepared fair value assessments were based on what is known as the 2-6-10 Sales Comparison Method. This means the property would be compared with 2 other properties that had been sold within the last 6 months within 10 blocks of the property being evaluated. This is one of the methods our independent appraisers will use for properties we acquire for our REIT.

The internally prepared fair value assessments were then used to calculate Net Asset Values by taking into account leverage supported by the various properties in each fund. The Net Asset Value was then used as a basis for a Determined Share Value, much as we intend to do for our REIT.

Once a year, each property in each fund was subject to an independent 3rd party appraisal that also used the 2-6-10 Sales Comparison Method. Each independent 3rd party appraiser tempered their annual fair value appraisal based upon their knowledge of the local real estate market where each property is located. The independent 3rd party appraisers filtered out comparative sales that lay outside a 95% window. All such independent 3rd party appraisals were conducted in conformance with the Uniform Standards of Professional Practice.

PRESENTATION FORMAT FOR PAST PERFORMANCE

GAAP Tables

The tables below present the prior funds using GAAP compliant accounting. However, the financial statements these tables are based on have not been audited. Because these tables are GAAP compliant, the value of assets and liabilities is stated in "book value". This means that the value of real estate assets is presented based on the purchase prices, along with refurbishment/rehabilitation costs which have been capitalized.

In many cases, the amount of leverage carried by a particular real estate asset is greater that the stated book value. This is because the book value does not represent what the property is worth on the open market.  It is the "fair value" that is the basis of leverage.

This is especially important to note for these prior funds, given their operating strategy. Commensurate with our intended Operating Plan, as presented in Exhibit 15(b)2, these prior funds acquired most of their properties at a lower-than-fair-market-value. Usually, through tax-deed sales and short-sales auctions.

As an example, if a particular real estate asset was purchased for $10,000 at a tax auction, but has a fair value of $100,000, then the property will be leveraged based on the fair value of $100,000 and not based on the book value of $10,000. This causes the GAAP tables to show greater amounts of liabilities relative to the stated book value of its assets.

71

PRIOR PERFORMANCE OF DDH Fund, LP

Beginning approximately the 2Q2016, DDH Fund, LP began purchasing single-family residences, restoring them as needed and leveraging as appropriate in order to finance additional investments and restorations. Commensurate with our intended Operating Plan, as presented in Exhibit 15(b)2, DDH Fund, LP has acquired most of these properties at a lower-than-fair-market-value. Usually, these acquisitions were accomplished through tax-deed and short-sales auctions.

The table below documents DDH Fund, LP's 45 acquisitions through 4Q2018.

The best possible acquisitions are those that require very little to no rehabilitation and still yield income through rents or short term sale. In most cases, DDH Fund, LP typically leverages these properties to purchase additional properties.

72

DDH Fund, LP ACQUISITION PERFORMANCE
Table 6 - Acquisitions of Properties by Program

DDH Fund, LP
	Location	Purchase Date	Leaseable Space (SqFt)	Units/Other
1	Hesperia, CA	May 19, 2016	1,810	1
2	Big Bear City, CA	May 18, 2017	760	1
3	Philadelphia, PA	August 18, 2016	1,152	1
4	Philadelphia, PA	August 19, 2016	1,050	1
5	Philadelphia, PA	September 15, 2016	1,104	1
6	Philadelphia, PA	December 23, 2016	1,440	1
7	Philadelphia, PA	August 18, 2016	2,244	1
8	Philadelphia, PA	September 15, 2016	990	1
9	Philadelphia, PA	July 20, 2016	1,270	1
10	Philadelphia, PA	July 20, 2016	1,276	1
11	Philadelphia, PA	March 16, 2018	1,460	3
12	Philadelphia, PA	May 26, 2017	1,230	1
13	Philadelphia, PA	June 24, 2016	1,600	2
14	Philadelphia, PA	July 20, 2016	1,018	1
15	Philadelphia, PA	June 24, 2016	1,172	2
16	Philadelphia, PA	March 2, 2018	1,550	2
17	Philadelphia, PA	February 7, 2017	970	1
18	Philadelphia, PA	July 20, 2016	1,288	2
19	Philadelphia, PA	June 24, 2016	1,064	1
20	Philadelphia, PA	September 20, 2017	1,168	1
21	Philadelphia, PA	August 18, 2016	1,036	1
22	Philadelphia, PA	February 7, 2017	1,380	1
23	Philadelphia, PA	September 15, 2016	960	1
24	Philadelphia, PA	February 27, 2017	800	1
25	Philadelphia, PA	September 15, 2016	1,965	3
26	Philadelphia, PA	July 20, 2016	1,050	1
27	Philadelphia, PA	July 17, 2017	840	1
28	Philadelphia, PA	September 15, 2016	1,524	1
29	Philadelphia, PA	June 24, 2016	1,179	1
30	Philadelphia, PA	July 13, 2017	1,800	1
31	Philadelphia, PA	June 24, 2016	1,230	1
32	Philadelphia, PA	July 20, 2016	1,500	1
33	Philadelphia, PA	June 30, 2017	2,169	3
34	Philadelphia, PA	March 13, 2017	1,444	1
35	Philadelphia, PA	September 15, 2016	1,444	1
36	Philadelphia, PA	July 20, 2016	1,763	2
37	Philadelphia, PA	June 19, 2017	1,080	1
38	Philadelphia, PA	August 8, 2017	926	1
39	Philadelphia, PA	February 7, 2017	1,124	1
40	Philadelphia, PA	February 25, 2018	1,344	1
41	Philadelphia, PA	November 18, 2016	1,090	1
42	Philadelphia, PA	June 24, 2016	1,512	1
43	Philadelphia, PA	June 19, 2017	1,056	1
44	Philadelphia, PA	August 31, 2017	1,296	1
45	Philadelphia, PA	November 18, 2016	2,223	1

73

DDH Fund, LP
	Location	Total Acquisition Cost	Purchase Price	Rehab (Capitalized)
1	Hesperia, CA	$ 64,380.14	$ 60,650.00	$ 3,730.14
2	Big Bear City, CA	$ 86,058.90	$ 78,708.90	$ 7,350.00
3	Philadelphia, PA	$ 42,122.50	$ 32,500.00	$ 9,622.50
4	Philadelphia, PA	$ 54,000.00	$ 24,000.00	$ 30,000.00
5	Philadelphia, PA	$ 10,000.00	$ 10,000.00	$ -
6	Philadelphia, PA	$ -	$ -	$ -
7	Philadelphia, PA	$ 131,300.00	$ 125,000.00	$ 6,300.00
8	Philadelphia, PA	$ 11,000.00	$ 11,000.00	$ -
9	Philadelphia, PA	$ 27,000.00	$ 27,000.00	$ -
10	Philadelphia, PA	$ 89,256.00	$ 57,000.00	$ 32,256.00
11	Philadelphia, PA	$ 23,300.00	$ 18,500.00	$ 4,800.00
12	Philadelphia, PA	$ 95,500.00	$ 63,000.00	$ 32,500.00
13	Philadelphia, PA	$ 113,677.96	$ 21,000.00	$ 92,677.96
14	Philadelphia, PA	$ 17,000.00	$ 17,000.00	$ -
15	Philadelphia, PA	$ 80,000.00	$ 80,000.00	$ -
16	Philadelphia, PA	$ 35,500.00	$ 25,500.00	$ 10,000.00
17	Philadelphia, PA	$ 40,700.00	$ 29,000.00	$ 11,700.00
18	Philadelphia, PA	$ 15,000.00	$ 15,000.00	$ -
19	Philadelphia, PA	$ 16,100.00	$ 9,000.00	$ 7,100.00
20	Philadelphia, PA	$ 14,400.00	$ 14,400.00	$ -
21	Philadelphia, PA	$ 20,900.00	$ 18,000.00	$ 2,900.00
22	Philadelphia, PA	$ 67,852.09	$ 35,100.00	$ 32,752.09
23	Philadelphia, PA	$ 9,200.00	$ 7,550.00	$ 1,650.00
24	Philadelphia, PA	$ 26,630.00	$ 18,000.00	$ 8,630.00
25	Philadelphia, PA	$ 48,037.50	$ 4,600.00	$ 43,437.50
26	Philadelphia, PA	$ 30,135.00	$ 13,000.00	$ 17,135.00
27	Philadelphia, PA	$ 24,330.00	$ 10,000.00	$ 14,330.00
28	Philadelphia, PA	$ 15,000.00	$ 15,000.00	$ -
29	Philadelphia, PA	$ 18,000.00	$ 18,000.00	$ -
30	Philadelphia, PA	$ 49,233.68	$ 10,540.00	$ 38,693.68
31	Philadelphia, PA	$ 15,000.00	$ 15,000.00	$ -
32	Philadelphia, PA	$ 68,310.00	$ 53,000.00	$ 15,310.00
33	Philadelphia, PA	$ 56,000.00	$ 13,500.00	$ 42,500.00
34	Philadelphia, PA	$ 61,722.00	$ 26,500.00	$ 35,222.00
35	Philadelphia, PA	$ 15,977.00	$ 7,000.00	$ 8,977.00
36	Philadelphia, PA	$ 93,125.10	$ 31,500.00	$ 61,625.10
37	Philadelphia, PA	$ 90,785.00	$ 40,000.00	$ 50,785.00
38	Philadelphia, PA	$ 37,875.00	$ 11,500.00	$ 26,375.00
39	Philadelphia, PA	$ 28,425.00	$ 24,500.00	$ 3,925.00
40	Philadelphia, PA	$ 31,000.00	$ 31,000.00	$ -
41	Philadelphia, PA	$ 38,375.00	$ 12,500.00	$ 25,875.00
42	Philadelphia, PA	$ 95,000.00	$ 95,000.00	$ -
43	Philadelphia, PA	$ 25,500.00	$ 25,500.00	$ -
44	Philadelphia, PA	$ 86,418.00	$ 42,000.00	$ 44,418.00
45	Philadelphia, PA	$ 27,000.00	$ 27,000.00	$ -

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The total book value for these assets is $2,046,125. The total leverage drawn against these properties is approximately $2,673,265.

A real-estate fund that is not operated in accordance with requirements for a REIT has a different operating paradigm. These prior funds incur operating costs in order to increase equity in their real estate holdings. DDH Fund, LP, for example, incurred $1,635,480 in operating costs from inception through the end of 2018, which includes fees paid to the Management Team for managing the fund, and $722,576 in rehabilitation costs in order to increase the value of its real estate holdings.

75

PRIOR PERFORMANCE OF DHI Holdings, LP
Beginning approximately the 4Q2015, DHI Holdings, LP began purchasing single-family residences, restoring them as needed and leveraging as appropriate in order to finance additional investments and restorations. Commensurate with our intended Operating Plan, as presented in Exhibit 15(b)2, DHI Holdings, LP has acquired most of these properties at a lower-than-fair-market-value. Usually, these acquisitions were accomplished through tax-deed and short-sales auctions.

The table below documents DHI Holdings, LP's 35 acquisitions through 4Q2018.

The best possible acquisitions are those that require very little to no rehabilitation and still yield income through rents or short term sale. In most cases, DHI Holdings, LP typically leverages these properties to purchase additional properties.
76

DHI Holdings, LP ACQUISITION PERFORMANCE
Table 6 - Acquisitions of Properties by Program

DHI Holdings, LP
	Location	Purchase Date	Leaseable Space (SqFt)	Units/Other
1	Huntington Beach, CA	June 1, 2018	1,251	1
2	Philadelphia, PA	September 24, 2018	6,366	funeral home
3	Philadelphia, PA	December 27, 2016	1,463	1
4	Philadelphia, PA	May 4, 2018	960	1
5	Philadelphia, PA	May 15, 2018	1,200	1
6	Philadelphia, PA	April 13, 2017	1,558	2
7	Philadelphia, PA	July 13, 2018	1,152	1
8	Philadelphia, PA	September 24, 2018	1,064	1
9	Spartanburg, SC	January 1, 2016	1,196	1
10	Humble, TX	October 4, 2016	2,367	1
11	Houston, TX	December 1, 2015	1,562	1
12	Houston, TX	March 6, 2017	1,746	1
13	Houston, TX	February 2, 2016	1,285	1
14	Houston, TX	May 2, 2018	2,112	1
15	Houston, TX	May 2, 2018	1,231	1
16	Houston, TX	June 6, 2017	2,128	1
17	Houston, TX	April 4, 2016	1,591	1
18	Houston, TX	August 2, 2016	1,680	1
19	Houston, TX	October 6, 2015	1,714	1
20	Humble, TX	August 27, 2018	2,553	1
21	Humble, TX	August 27, 2018	2,280	1
22	Katy, TX	February 2, 2016	1,685	1
23	Houston, TX	January 5, 2016	362	3
24	Katy, TX	October 6, 2015	2,404	1
25	Houston, TX	June 6, 2017	2,138	1
26	Spring, TX	April 5, 2016	1,137	1
27	Houston, TX	February 2, 2016	3,231	1
28	Humble, TX	December 1, 2015	2,184	1
29	Humble, TX	August 27, 2018	2,690	1
30	Houston, TX	April 5, 2016	754	1
31	Houston, TX	November 3, 2015	2,740	1
32	Houston, TX	January 7, 2016	1,906	1
33	Houston, TX	February 2, 2016	876	1
34	Spring, TX	August 10, 2018	2,580	1
35	Houston, TX	April 4, 2016	908	1

77

DHI Holdings, LP
	Location	Total Acquisition Cost	Purchase Price	Rehab (Capitalized)
1	Huntington Beach, CA	$ 70,557.93	$ 70,557.93	$ -
2	Philadelphia, PA	$ 75,000.00	$ 75,000.00	$ -
3	Philadelphia, PA	$ 19,987.50	$ 16,500.00	$ 3,487.50
4	Philadelphia, PA	$ 28,000.00	$ 14,000.00	$ 14,000.00
5	Philadelphia, PA	$ 12,000.00	$ 12,000.00	$ -
6	Philadelphia, PA	$ 42,809.83	$ 20,000.00	$ 22,809.83
7	Philadelphia, PA	$ 34,750.00	$ 31,000.00	$ 3,750.00
8	Philadelphia, PA	$ 59,000.00	$ 59,000.00	$ -
9	Spartanburg, SC	$ 24,000.00	$ 19,000.00	$ 5,000.00
10	Humble, TX	$ 7,779.62	$ 6,500.00	$ 1,279.62
11	Houston, TX	$ 19,182.63	$ 10,000.00	$ 9,182.63
12	Houston, TX	$ 40,000.00	$ 40,000.00	$ -
13	Houston, TX	$ 76,196.51	$ 73,500.00	$ 2,696.51
14	Houston, TX	$ 15,000.00	$ 15,000.00	$ -
15	Houston, TX	$ 14,000.00	$ 14,000.00	$ -
16	Houston, TX	$ 27,323.00	$ 24,000.00	$ 3,323.00
17	Houston, TX	$ 31,498.47	$ 21,425.00	$ 10,073.47
18	Houston, TX	$ 65,400.00	$ 61,000.00	$ 4,400.00
19	Houston, TX	$ 48,208.81	$ 35,000.00	$ 13,208.81
20	Humble, TX	$ 88,125.00	$ 88,125.00	$ -
21	Humble, TX	$ 182,250.00	$ 168,750.00	$ 13,500.00
22	Katy, TX	$ 38,500.13	$ 17,000.00	$ 21,500.13
23	Houston, TX	$ 55,000.00	$ 55,000.00	$ -
24	Katy, TX	$ 29,700.00	$ 25,000.00	$ 4,700.00
25	Houston, TX	$ 12,043.62	$ 5,500.00	$ 6,543.62
26	Spring, TX	$ 9,970.00	$ 9,000.00	$ 970.00
27	Houston, TX	$ 149,867.57	$ 100,000.00	$ 49,867.57
28	Humble, TX	$ 4,137.90	$ 3,000.00	$ 1,137.90
29	Humble, TX	$ 165,000.00	$ 165,000.00	$ -
30	Houston, TX	$ 21,500.00	$ 21,500.00	$ -
31	Houston, TX	$ 146,239.45	$ 145,000.00	$ 1,239.45
32	Houston, TX	$ 35,000.00	$ 35,000.00	$ -
33	Houston, TX	$ 15,117.00	$ 15,117.00	$ -
34	Spring, TX	$ 40,000.00	$ 25,000.00	$ 15,000.00
35	Houston, TX	$ 9,851.20	$ 9,851.20	$ -

The total book value for these assets is $1,712,996. The total leverage drawn against these properties is approximately $316,700.

A real-estate fund that is not operated in accordance with requirements for a REIT has a different operating paradigm. These prior funds incur operating costs in order to increase equity in their real estate holdings. DHI Holdings, LP, for example, incurred $920,426 in operating costs from inception through the end of 2018, which includes fees paid to the Management Team for managing the fund, and $207,670 in rehabilitation costs in order to increase the value of its real estate holdings.

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PRIOR PERFORMANCE OF DHI Fund, LP

Beginning approximately the 4Q2016, DHI Fund, LP began purchasing single-family residences, restoring them as needed and leveraging as appropriate in order to finance additional investments and restorations. Commensurate with our intended Operating Plan, as presented in Exhibit 15(b)2, DHI Fund, LP has acquired most of these properties at a lower-than-fair-market-value. Usually, these acquisitions were accomplished through tax-deed and short-sales auctions.

The table below documents DHI Holdings, LP's 8 acquisitions through 4Q2018.

The best possible acquisitions are those that require very little to no rehabilitation and still yield income through rents or short term sale. In most cases, DHI Fund, LP typically leverages these properties to purchase additional properties.

79

DHI Fund, LP ACQUISITION PERFORMANCE
Table 6 - Acquisitions of Properties by Program

DHI Fund, LP
	Location	Purchase Date	Leaseable Space (SqFt)	Units/Other
1	Philadelphia, PA	November 16, 2018	1,919	1
2	Philadelphia, PA	November 22, 2017	1,484	1
3	Philadelphia, PA	August 21, 2017	1,696	1
4	Philadelphia, PA	December 27, 2016	1,520	1
5	Houston, TX	November 1, 2016	1,344	1
6	Cypress, TX	January 3, 2017	1,751	1
7	Humble , TX	November 1, 2016	5,750	Commercial
8	Seabrook, TX	November 1, 2016	-	Empty Land

DHI Fund, LP
	Location	Total Acquisition Cost	Purchase Price	Rehab (Capitalized)
1	Philadelphia, PA	$ 29,000.00	$ 29,000.00	$ -
2	Philadelphia, PA	$ 40,000.00	$ 40,000.00	$ -
3	Philadelphia, PA	$ 28,000.00	$ 28,000.00	$ -
4	Philadelphia, PA	$ 23,887.50	$ 21,000.00	$ 2,887.50
5	Houston, TX	$ 19,000.00	$ 19,000.00	$ -
6	Cypress, TX	$ 130,000.00	$ 130,000.00	$ -
7	Humble , TX	$ 46,000.00	$ 46,000.00	$ -
8	Seabrook, TX	$ 18,582.06	$ 18,582.06	$ -

The total book value for these assets is $334,469. The total leverage drawn against these properties is approximately $212,634.

A real-estate fund that is not operated in accordance with requirements for a REIT has a different operating paradigm. These prior funds incur operating costs in order to increase equity in their real estate holdings. DHI Fund, LP, for example, incurred $921,285 in operating costs from inception through the end of 2018, which includes fees paid to the Management Team for managing the fund, and $2,887 in rehabilitation costs in order to increase the value of its real estate holdings.

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Table 1 - Experience in Raising and Investing Funds

The tables below show our Management team's history of raising and using investment funds in the prior 3 programs. These tables show that the fundamental task our Management team has faced with these three programs has been to balance Net Asset Value of the Fund.

The Management team's primary focus is on making each fund's Net Asset Value (NAV) go up as high as possible, in order to maximize return for investors. The more properties the funds buy, the more the value of the fund's real estate holdings increases. However, in order to buy properties, money must be raised through investment or through loans. Please see page 62 - 63, for more information on NAV and its calculation.

These tables show that each fund would raise money from investors, and then use that money to purchase properties. However, the Percent leverage row shows that sometimes loans were used to purchase more properties, to rehabilitate current properties, or for other expenses in order to balance the NAV.

81

DDH Fund, LP
	Overall	Year	Year	Year
		1	2	3
Dollar Amount Offered	$ 1,802,183	$ 952,855	$ 491,828	$ 357,500
Dollar amount raised (100%)	$ 1,802,183	$ 952,855	$ 491,828	$ 357,500
Less offering expenses:
Selling commissions and discounts retained by affiliates	$ -	$ -	$ -	$ -
Organizational expenses	$ -	$ -	$ -	$ -
Other (explain)	$ -	$ -	$ -	$ -
Reserves
Percent available for investment	100%	100%	100%	100%
Acquisition costs:
Prepaid items and fees related to purchase of property	$ -	$ -	$ -	$ -
Cash down payment	$ 1,698,318	$ 916,800	$ 666,518	$ 115,000
Acquisition fees	$ -	$ -	$ -	$ -
Other (explain) Rehabilitation	$ 816,674	$ 1,997	$ 162,843	$ 651,834
Total acquisition cost	$ 2,514,992	$ 918,797	$ 829,361	$ 766,834

Percent leverage (mortgage financing divided by total acquisition cost)	106%	27%	44%	106%

Date offering began		May-16	Jan-17	Jan-18
Length of offering (in months)		8 Months	12 Months	12 Months
Months to invest 90% of amount available for investment		5 Months	8 Months	12 Months
(measured from beginning of offering)

82

DHI Holdings, LP
	Overall	Year	Year	Year	Year
		1	2	3	4
Dollar Amount Offered	$ 1,346,111	$ 488,695	$ 695,107	$ 62,309	$ 100,000
Dollar amount raised (100%)	$ 1,346,111	$ 488,695	$ 695,107	$ 62,309	$ 100,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	$ -	$ -	$ -	$ -	$ -
Organizational expenses	$ -	$ -	$ -	$ -	$ -
Other (explain)	$ -	$ -	$ -	$ -	$ -
Reserves
Percent available for investment	100%	100%	100%	100%	100%
Acquisition costs:
Prepaid items and fees related to purchase of property	$ -	$ -	$ -	$ -	$ -
Cash down payment	$ 2,307,697	$ 218,000	$ 583,393	$ 24,500	$ 1,481,804
Acquisition fees	$ -	$ -	$ -	$ -	$ -
Other (explain) Rehabilitation	$ 228,545	$ -	$ -	$ 42,671	$ 185,874
Total acquisition cost	$ 2,536,242	$ 218,000	$ 583,393	$ 67,171	$ 1,667,678

Percent leverage (mortgage financing divided by total acquisition cost)	12%	0%	0%	19%	12%

Date offering began		Oct-15	Jan-16	Jan-17	Jan-18
Length of offering (in months)		3 Months	12 Months	12 Months	12 Months
Months to invest 90% of amount available for investment		3 Months	12 Months	6 Months	9 Months
(measured from beginning of offering)

83

DHI Fund, LP
	Overall	Year	Year	Year
		1	2	3
Dollar Amount Offered	$ 1,230,246	$ 470,506	$ 726,768	$ 32,972
Dollar amount raised (100%)	$ 1,230,246	$ 470,506	$ 726,768	$ 32,972
Less offering expenses:
Selling commissions and discounts retained by affiliates	$ -	$ -	$ -	$ -
Organizational expenses	$ -	$ -	$ -	$ -
Other (explain)	$ -	$ -	$ -	$ -
Reserves
Percent available for investment	100%	100%	100%	100%
Acquisition costs:
Prepaid items and fees related to purchase of property	$ -	$ -	$ -	$ -
Cash down payment	$ 528,582	$ 104,582	$ 365,000	$ 59,000
Acquisition fees	$ -	$ -	$ -	$ -
Other (explain) Rehabilitation	$ 23,788	$ -	$ 20,900	$ 2,888
Total acquisition cost	$ 552,370	$ 104,582	$ 385,900	$ 61,888

Percent leverage (mortgage financing divided by total acquisition cost)	38%	0%	-19%	38%

Date offering began		Oct-16	Jan-17	Jan-18
Length of offering (in months)		3 Months	12 Months	12 Months
Months to invest 90% of amount available for investment		3 Months	11 Months	11 Months
(measured from beginning of offering)

84

Table 2 - Compensation to Sponsor

The tables below show how much our Management team received while working on these 3 funds. The Management team has a valuable skill set they acquired over many years in our industry, the funds would compensate the Management team for effective management of the Fund's properties and NAV.

The Advisory fee compensated the Management team for advising the fund on which properties to purchase, how to effectively manage its NAV, and how to operate in the real estate industry.

The Performance fee compensated the Management team for when the fund's NAV increased. This indicated that the fund was doing well and improving value for shareholders. This fee was to incentivize the Management team and further motivate them to select and rehabilitate properties the best they could.

The Management fee was to compensate the Management team for taking care of the day-to-day management and oversight of fund properties. This included dealing with renters, rehabilitation contractors, rent collection, tenant management, and so forth.

These tables also show that the Management team was not paid any fees for raising investment funds or for selling properties. These funds were not REITs and had greater flexibility to sell properties. However, the funds didn't want to incentivize a "hose flipping" mentality. The funds were looking to rehabilitate and hold onto most properties purchased.

85

DDH Fund, LP
Overall	Year	Year	Year
1	2	3
Type of Compensation
Date offering commenced	May-16	Jan-17	Jan-18
Dollar amount raised	$ 1,802,183	$ 952,855	$ 491,828	$ 357,500

Amount paid to sponsor from proceeds of offering:
Underwriting fees	$ -	$ -	$ -	$ -
Acquisition fees
- real estate commissions	$ -	$ -	$ -	$ -
- advisory fees	$ 559,905	$ 143,571	$ 281,205	$ 135,129
- other (identify and quantify)	$ -	$ -	$ -	$ -
Other	$ -	$ -	$ -	$ -

Dollar amount of cash generated from operations before	$ 511,421	$ 20,788	$ 140,155	$ 350,479
deducting payments to sponsor

Amount paid to sponsor from operations:
Property management fees	$ 127,153	$ -	$ 104,443	$ 22,711
Partnership management fees	$ -	$ -	$ -	$ -
Reimbursements	$ 33,518	$ 33,518	$ -	$ -
Leasing commissions	$ -	$ -	$ -	$ -
Other	(Performance Fees)	$ 85,785	$ -	$ 51,692	$ 34,093

Dollar amount of property sales and refinancing before
deducting payments to sponsor
- cash	$ 118,684	$ 208,615	$ (33,500)	$ (56,431)
- notes

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	$ -	$ -	$ -	$ -
Incentive fees1	$ -	$ -	$ -	$ -
Other (identify and quantify)	$ -	$ -	$ -	$ -

86

DHI Holdings, LP
Overall	Year	Year	Year	Year
1	2	3	4
Type of Compensation
Date offering commenced	Oct-15	Jan-16	Jan-17	Jan-18
Dollar amount raised	$ 1,346,111	$ 488,695	$ 695,107	$ 62,309	$ 100,000

Amount paid to sponsor from proceeds of offering:
Underwriting fees	$ -	$ -	$ -	$ -	$ -
Acquisition fees
- real estate commissions	$ -	$ -	$ -	$ -	$ -
- advisory fees	$ 171,623	$ -	$ -	$ 109,693	$ 61,930
- other (identify and quantify)	$ -	$ -	$ -	$ -	$ -
Other	$ -	$ -	$ -	$ -	$ -

Dollar amount of cash generated from operations before	$ 188,035	$ -	$ 8,500	$ 40,444	$ 139,091
deducting payments to sponsor

Amount paid to sponsor from operations:
Property management fees	$ 152,150	$ -	$ -	$ 122,322	$ 29,828
Partnership management fees	$ -	$ -	$ -	$ -	$ -
Reimbursements	$ -	$ -	$ -	$ -	$ -
Leasing commissions	$ -	$ -	$ -	$ -	$ -
Other	(Performance Fees)	$ 207,263	$ -	$ -	$ 187,070	$ 20,193

Dollar amount of property sales and refinancing before
deducting payments to sponsor
- cash	$ (91,510)	$ -	$ -	$ 58,990	$ (150,500)
- notes

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	$ -	$ -	$ -	$ -	$ -
Incentive fees1	$ -	$ -	$ -	$ -	$ -
Other (identify and quantify)	$ -	$ -	$ -	$ -	$ -

87

DHI Fund, LP
Overall	Year	Year	Year
1	2	3
Type of Compensation
Date offering commenced	Oct-16	Jan-17	Jan-18
Dollar amount raised	$ 1,230,246	$ 470,506	$ 726,768	$ 32,972

Amount paid to sponsor from proceeds of offering:
Underwriting fees	$ -	$ -	$ -	$ -
Acquisition fees
- real estate commissions	$ -	$ -	$ -	$ -
- advisory fees	$ 171,623	$ -	$ 109,693	$ 61,930
- other (identify and quantify)	$ -	$ -	$ -	$ -
Other	$ -	$ -	$ -	$ -

Dollar amount of cash generated from operations before	$ 171,647	$ 8,500	$ 24,056	$ 139,091
deducting payments to sponsor

Amount paid to sponsor from operations:
Property management fees	$ 152,150	$ -	$ 122,322	$ 29,828
Partnership management fees	$ -	$ -	$ -	$ -
Reimbursements	$ -	$ -	$ -	$ -
Leasing commissions	$ -	$ -	$ -	$ -
Other	(Performance Fees)	$ 207,263	$ -	$ 187,070	$ 20,193

Dollar amount of property sales and refinancing before
deducting payments to sponsor
- cash	$ (91,510)	$ -	$ 58,990	$ (150,500)
- notes

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	$ -	$ -	$ -	$ -
Incentive fees1	$ -	$ -	$ -	$ -
Other (identify and quantify)	$ -	$ -	$ -	$ -

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Table 3 - Operating Results of Prior Programs

The tables below show the operating results of these 3 prior funds. These tables compare the profit we received from various avenues (sale of properties and operations) with the expenses we incurred to achieve those profits.

As can be seen from these tables, we often operated at a loss. This was expected for these Funds due to the way they operate in their "growth phase". During the growth phase, they are designed to buy, rehabilitate, and hold properties for rental income and long term appreciation. This means that they needed to fund their activities through investment and loans, rather than relying on profit from operations. As these funds continue to mature, they will stop expanding, and rely on operational cash flow.

Another expense these funds incurred is payments to investors. These payments were to "buy out" investors in these funds. Investors would want to be bought out for various reasons including need for liquidity, management of risk in their personal portfolio, decisions to invest in other places, and other various reasons. This practice for these funds is known as redemption of outstanding shares. Our redemption program is similarly modeled and described on Page 132.

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DDH Fund, LP
		Year	Year	Year
		1	2	3
Gross Revenues		$ 229,403	$ 106,655	$ 294,048
Profit on sale of properties		$ 208,615	$ (33,500)	$ (56,431)
Less:	Operating expenses	$ 288,127	$ 899,594	$ 438,340
	Interest expense	$ -	$ 9,358	$ 61
	Depreciation	$ -	$ -	$ -
Net Income - GAAP Basis		$ 149,890	$ (835,797)	$ (200,784)

Taxable Income
- from operations		$ (58,725)	$ (802,297)	$ (144,353)
- from gain on sale		$ 208,615	$ (33,500)	$ (56,431)

Cash generated from operations1		$ 20,788	$ 140,155	$ 350,479
Cash generated from sales		$ 208,615	$ (33,500)	$ (56,431)
Cash generated from refinancing

Cash generated from operations, sales and refinancing		$ 229,403	$ 106,655	$ 294,048
Less:	Cash distributions to investors
	- from operating cash flow	$ -	$ -	$ -
	- from sales and refinancing	$ -	$ -	$ -
	- from other	$ 87,750	$ 93,321	$ 127,157

Cash generated (deficiency) after cash distributions		$ 141,653	$ 13,334	$ 166,891
Less:	Special items (not including sales and refinancing) (identify and quantify)	$ -	$ -	$ -

Cash generated (deficiency) after cash distributions and special items		$ 141,653	$ 13,334	$ 166,891

Tax and Distribution Data Per $1000 Invested

Cash Distributions to Investors Source (on GAAP basis)
	- Investment income	$ -	$ -	$ -
	- Return of capital	$ 87,750	$ 93,321	$ 127,157

Source (on cash basis)
	- Sales	$ -	$ -	$ -
	- Refinancing	$ -	$ -	$ -
	- Operations	$ -	$ -	$ -
	- other	$ 87,750	$ 93,321	$ 127,157

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).				84.8%

90

DHI Holdings, LP
		Year	Year	Year	Year
		1	2	3	4
Gross Revenues		$ -	$ 8,500	$ (503,285)	$ (329,775)
Profit on sale of properties		$ -	$ -	$ 58,990	$ (150,500)
Less:	Operating expenses	$ -	$ -	$ 602,719	$ 317,707
	Interest expense	$ -	$ -	$ -	$ -
	Depreciation	$ -	$ -	$ -	$ -
Net Income - GAAP Basis		$ -	$ 8,500	$ (1,047,013)	$ (797,982)

Taxable Income
- from operations		$ -	$ 8,500	$ (1,106,003)	$ (647,482)
- from gain on sale		$ -	$ -	$ 58,990	$ (150,500)

Cash generated from operations1		$ -	$ -	$ 40,444	$ 139,091
Cash generated from sales		$ -	$ -	$ 58,990	$ (150,500)
Cash generated from refinancing

Cash generated from operations, sales and refinancing		$ -	$ -	$ 99,434	$ (11,409)
Less:	Cash distributions to investors
	- from operating cash flow	$ -	$ -	$ -	$ -
	- from sales and refinancing	$ -	$ -	$ -	$ -
	- from other	$ -	$ 184,907	$ 66,911	$ 285,958

Cash generated (deficiency) after cash distributions		$ -	$ (184,907)	$ 32,523	$ (297,367)
Less:	Special items (not including sales and refinancing) (identify and quantify)	$ -	$ -	$ -	$ -

Cash generated (deficiency) after cash distributions and special items		$ -	$ (184,907)	$ 32,523	$ (297,367)

Tax and Distribution Data Per $1000 Invested

Cash Distributions to Investors Source (on GAAP basis)
	- Investment income	$ -	$ -	$ -	$ -
	- Return of capital	$ -	$ 184,907	$ 66,911	$ 285,958

Source (on cash basis)
	- Sales	$ -	$ -	$ -	$ -
	- Refinancing	$ -	$ -	$ -	$ -
	- Operations	$ -	$ -	$ -	$ -
	- other	$ -	$ 184,907	$ 66,911	$ 285,958

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).					56.6%

91

DHI Fund, LP
		Year	Year	Year
		1	2	3
Gross Revenues		$ 8,500	$ 99,434	$ (11,409)
Profit on sale of properties		$ -	$ 58,990	$ (150,500)
Less:	Operating expenses	$ -	$ 602,719	$ 318,366
	Interest expense	$ -	$ -	$ -
	Depreciation	$ -	$ -	$ -
Net Income - GAAP Basis		$ 8,500	$ (444,295)	$ (480,275)

Taxable Income
- from operations		$ 8,500	$ (503,285)	$ (329,775)
- from gain on sale		$ -	$ 58,990	$ (150,500)

Cash generated from operations1		$ 8,500	$ 24,056	$ 139,091
Cash generated from sales		$ -	$ 58,990	$ (150,500)
Cash generated from refinancing

Cash generated from operations, sales and refinancing		$ 8,500	$ 83,046	$ (11,409)
Less:	Cash distributions to investors
	- from operating cash flow	$ -	$ -	$ -
	- from sales and refinancing	$ -	$ -	$ -
	- from other	$ 5,000	$ 227,986	$ 233,991

Cash generated (deficiency) after cash distributions		$ 3,500	$ (144,940)	$ (245,400)
Less:	Special items (not including sales and refinancing) (identify and quantify)	$ -	$ -	$ -

Cash generated (deficiency) after cash distributions and special items		$ 3,500	$ (144,940)	$ (245,400)

Tax and Distribution Data Per $1000 Invested

Cash Distributions to Investors Source (on GAAP basis)
	- Investment income	$ -	$ -	$ -
	- Return of capital	$ 5,000	$ 227,986	$ 233,991

Source (on cash basis)
	- Sales	$ -	$ -	$ -
	- Refinancing	$ -	$ -	$ -
	- Operations	$ -	$ -	$ -
	- other	$ 5,000	$ 227,986	$ 233,991

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).				69.2%

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Table 5 - Sales or Disposals of Properties

The tables below list the properties sold by each fund. These funds were not REITs, and thus had greater flexibility to sell properties to help manage their cash flow and NAV. The properties were purchased without mortgages due to the strategy of buying them at below market value at tax deed auctions and the like. Please see Page 12, for a description of this strategy.

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DDH Fund, LP
Property	Date Acquired	Date of Sale (1)	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs		Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (5)
			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program (2)	Adjustments resulting from application of GAAP (3)	Total	Original Mortgage Financing	Total Acquisition cost, capital improvement, closing and soft costs (4)	Total
Woods Estates Dr, Humble, TX	May-16	May-18	$ 190,000	$ 160,000	$ -	$ -	$ 30,000	$ -	$ 53,500	$ (24,538)
PENNSGROVE ST, Phildelphia, PA	June-16	December-16	$ 75,000	$ 27,000	$ -	$ -	$ 48,000	$ -	$ 29,000	$ (2,840)
West Allegheny Philadelphia, PA	August-16	July-18	$ 50,000	$ 100,000	$ -	$ -	$ (50,000)	$ -	$ 28,000	$ (15,338)
Valley of the Falls Drive, Forest Falls, CA	May-17	May-18	$ 242,000	$ -	$ -	$ -	$ 242,000	$ -	$ 160,271	$ (6,293)
N Lindenwood St, Philadelphia, PA	July-17	August-17	$ 30,000	$ 73,125	$ -	$ -	$ (43,125)	$ -	$ 24,000	$ -
Paul St, Philadelphia, PA	July-17	August-17	$ 36,000	$ -	$ -	$ -	$ 36,000	$ -	$ 39,488	$ (50)
N Redfield St, Philadelphia, PA	August-17	August-17	$ 11,000	$ -	$ -	$ -	$ 11,000	$ -	$ 5,900	$ -
Lena St, Philadelphia, PA	February-18	May-18	$ 42,250	$ -	$ -	$ -	$ 42,250	$ -	$ 42,750	$ (642)

94

DHI Holdings, LP
Property	Date Acquired	Date of Sale (1)	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs		Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (5)
			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program (2)	Adjustments resulting from application of GAAP (3)	Total	Original Mortgage Financing	Total Acquisition cost, capital improvement, closing and soft costs (4)	Total
Easter St., Houston TX	December-15	June-16	$ 62,183	$ -	$ -	$ -	$ 62,183	$ -	$ 35,000	$ 4,068
Almond St, Baytown TX	February-16	August-16	$ 180,000	$ 108,000	$ -	$ -	$ 72,000	$ -	$ 90,000	$ 3,426
Mount st, Houston, TX	October-15	October-16	$ 27,000	$ -	$ -	$ -	$ 27,000	$ -	$ 17,000	$ (981)
Hidden Shore Dr. Katy, TX	June-17	June-17	$ 120,000	$ -	$ -	$ -	$ 120,000	$ -	$ 24,500	$ -
Hook Creek Rd, Cedar Glen, CA	August-17	March-18	$ 125,000	$ -	$ -	$ -	$ 125,000	$ -	$ 109,706	$ (3,196)
Jackson Brook Way, Cypress, TX	April-18	May-18	$ 103,000	$ 146,250	$ -	$ -	$ (43,250)	$ -	$ 85,000	$ (4,210)
Champions Hamlet ct Houston TX	July-18	August-18	$ 695,755	$ 495,755	$ -	$ -	$ 200,000	$ -	$ 495,755	$ -
Lacey Crest Dr, Houston, TX	June-17	August-18	$ 36,000	$ 96,000	$ -	$ -	$ (60,000)	$ -	$ 22,000	$ 8,936
Remington Run, Houston, TX	October-17	November-18	$ 20,000	$ -	$ -	$ -	$ 20,000	$ -	$ 17,000	$ (8,762)

95

DHI Fund, LP
Property	Date Acquired	Date of Sale (1)	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs		Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (5)
			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program (2)	Adjustments resulting from application of GAAP (3)	Total	Original Mortgage Financing	Total Acquisition cost, capital improvement, closing and soft costs (4)	Total
N. Delhi St, Philadelphia, PA	August-17	August-17	$ 25,000	$ -	$ -	$ -	$ 25,000	$ -	$ 23,000	$ -
Chester Ave,Philadelphia, PA	November-17	December-17	$ 75,500	$ -	$ -	$ -	$ 75,500	$ -	$ 47,000	$ -
W Silver St, Philadelphia, PA	November-17	December-17	$ 18,640	$ 30,000	$ -	$ -	$ (11,360)	$ -	$ 16,000	$ -
Livingston St, Philadelphia, PA	November-17	December-17	$ 89,500	$ -	$ -	$ -	$ 89,500	$ -	$ 81,000	$ -
W Jefferson St, Philadelphia PA	April-17	May-18	$ 64,500	$ 154,000	$ -	$ -	$ (89,500)	$ -	$ 48,000	$ (2,475)

96

MANAGEMENT'S DISCUSSION AND ANALYSIS

Newly Formed Company

As of the date of this Offering Circular, we have not yet commenced business operations, as we are currently in our organizational and development stage. We do not intend to begin our operations until we have sold at least the minimum offering amount of $1,000,000 in shares of our common stock.

As we currently do not own any Investments, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the commercial real estate industry and real estate generally, that may be reasonably anticipated to have a material impact on either our capital resources, or the revenues or incomes to be derived from the operation of our assets.

As of the date of this Offering Circular, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property or other asset. The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets.

Liquidity & Capital Resources

Because we are a newly formed company, our capital resources are extremely limited.

We will experience a relative increase in liquidity as we receive net offering proceeds and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of our investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available or, if available, that the terms will be acceptable to us.

Until required for the acquisition, development or operation of assets, we will keep the net proceeds of this Offering in short-term, liquid investments such as Federal Securities.

As of January 01, 2019, we had cash on hand of $998. We also expect that the proceeds from this Offering will significantly improve our financial performance through changes in our capital structure, enabling us to further implement our acquisition strategy, and increase cash flows. We have identified no additional material internal or external sources of liquidity as of the date of this Offering Circular.

Our level of cash expenditures will be entirely dependent on factors that we cannot predict at this time, among others:

    the aggregate proceeds raised in this Offering;
    the sourcing and negotiation of acquisitions of Investments; and
    interest rate fluctuation.

In addition we expect to make expenditures on renovations and repositioning with respect to some of our Investments.

97

GENERAL INFORMATION ABOUT THE COMPANY

Form of Company

RAD Diversified REIT is a corporation. RAD Diversified REIT is formed under the laws of the State of Maryland.

Effective Date of Governing Instruments

The Company's governing documents became effective as of the dates set forth below:
Charter latest amendment: 9/7/2018
Bylaws: 9/20/2018

Company Promoters

The Company was incorporated by our Promoter, RAD Management, LLC, of Maryland. RAD Management, LLC also serves as our Manager, pursuant to the Management Agreement, see Exhibit 6.

RAD Management, LLC is managed by persons that also manage our Company, including:

Brandon Mendenhall
Chief Executive Officer and Chief Investment Officer
Randle J. Bowling
Chief Operations Officer
Amy Vaughn
Chief Financial Officer and Chief Security Officer

COMPANY POLICY REGARDING CERTAIN ACTIVITIES

Issuing Securities Senior to Common Stock

The Company's current policy is to not issue securities superior to its common stock. This Policy cannot be changed by the officers and directors without a vote of the shareholders.

Company is a new corporation, and it has never issued securities superior to its common stock.

98

Borrowing Money

Company is a new corporation, as such it has no history of borrowing money.

The Company intends to purchase and rehabilitate residential real estate. Company may choose:

    to borrow money to help with the purchase of property;
    to borrow money to help with the rehabilitation of already purchased property;
    to borrow money against (leverage) already owned properties to help with the purchase and rehabilitation of other properties; and
    to borrow money to facilitate daily operation of Company.

The officers of the Company are empowered to borrow money on behalf of our Company.  Our current policy on the limit of how much can be borrowed without Board of Director approval is $50,000, and this limit can be changed by the Board of Directors of Company without approval of shareholders.

Making Loans to Others

Company's current policy does not allow Company to make loans to other people. This policy may be changed by the Board of Directors without a vote by the shareholders.

Company is a new corporation, as such it has no history of making loans to others.

Investing for Purpose of Controlling Other Entities

Company's current policy does not allow Company to take over control of others, obtain control of others, or merge with other entities. This policy may be changed by the officers or the Board of Directors without a vote by the shareholders.

Company is a new corporation, as such it has no history of investing in the securities of other issuers for the purpose of exercising control.

Underwriting the Securities of Other Issuers

Company's current policy does not allow Company to underwrite the securities of other issuers. This policy may be changed by the officers or the Board of Directors without a vote by the shareholders.

Company is a new corporation, as such it has no history of underwriting the securities of other issuers.

99

Acting as an Investment Company

Company's current policy does not allow Company to engage in the purchase and sale (or turnover) of its investments. Company intends to elect to be treated as a REIT. As such, Company will be required to invest most all of its capital in real estate.

However, Company envisions that there may be instances where it will need to invest in assets other than real estate, such as:

    if a large number of investors invest through this Offering close in time to each other, it will take time for Company to identify appropriate real estate investments; or

    if Company has capital not in use, Company may invest the capital for a short or long period of time in something other than real estate.

If some or all of these happen, Company will invest the capital not invested in real estate in US Treasury Bonds.

This policy may be changed by the officers or the Board of Directors without a vote by the shareholders.

Company is a new corporation, as such it has no history of engaging in the purchase and sale of investments.

Using Company Stock to Acquire Investments

Company's current policy does not allow Company to use its stock to acquire property. This policy may be changed by the Board of Directors without a vote by the shareholders.

Company is a new corporation, as such it has no history of using its stock to acquire property.

Redemption of Common Stock

Please see below in "Share Redemption Program" for all of the details on our policy on redemption of shares.

The Company may decide to reacquire its Common Stock when appropriate in order to manage the Company's Net Asset Value per Share.

100

Annual Reports to Stockholders

Company's current policy is to issue reports to shareholders four times a year:

    An annual report substantially in the form of the SEC's Form 1-K, which will include our financials audited by our auditor;
    A semi-annual report substantially in the form of the SEC's Form 1-SA, which will include financials for the year up to that date, but the financials will not be audited by our auditor; and
    A quarterly reports after quarters 1 and 3, substantially in the form of the SEC's Form 10-Q, which will include financials for the subject quarter, but the financials will not be audited by our auditor.

Company's current policy is to make a report available to each stockholder by filing such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system.

This policy may not be changed by the Board of Directors without a vote by the shareholders.

Company is a new corporation, as such it has no history of issuing reports to shareholders.

INVESTMENT STRATEGIES AND POLICIES

Investment Objectives

Our investment objectives include:

 Purchase Real Estate Assets at Lower-Than-Market Prices
By purchasing real-estate at Lower-Than-Market Prices, we intend to maximize the number of properties, i.e. Investments, that can be acquired using the Proceeds of this Offering.

Develop Rental Income Stream
We intend to acquire single family homes, multi-family homes, and mixed use residential-commercial properties as Investments for our REIT. As we acquire Investments, these investments will serve as the base of rental-income. Rental-income is our intend means of generating operating profits, which we hope to distribute to our Shareholders.

Preserve Capital and Grow Capital
By acquiring Investments at Lower-Than-Market Prices, we believe that the overall value of our assets will be significantly improved. Such acquisitions also mean that we may be able to preserve capital during downward trends in the real-estate market.

Market Opportunity

Based on our Manager's prior experience, we believe that recent market events make this an opportune time to invest in single family rental properties, select multi-family properties, and select mixed use residential-commercial properties for the purpose of long term investment.

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Primary Investments in Real Estate

The Company intends to acquire real estate throughout the United States, with a particular emphasis on markets in Texas, California, Pennsylvania and Florida.

Our Manager, through its affiliates, has established a strong deal sourcing, transaction execution (with respect to tax deed sales) and property management presence in these regions of the United States.

We will not make any investments outside of the United States.

Types of Real Estate to be Acquired

The Company intends to use substantially all of the proceeds of this Offering to acquire, manage, renovate or reposition, operate, selectively leverage, lease and, following appropriate holding periods, opportunistically sell, single family residential, multi-family residential, and mixed use residential-commercial properties.

Proposed Plan of Operations

Acquiring Property

The Company intends to acquire a portfolio of single family homes, multifamily properties, and mixed use residential-commercial properties utilizing an equity acquisition strategy.

The Company intends to acquire properties that are distressed in order to maximize the amount of real estate that can be acquired using the proceeds of this Offering.

The Company believes it can acquire distressed properties in two ways:

    Sales to Satisfy Tax Deeds
The Company intends to acquire properties that are sized by local tax authorities and then sold at auction in order to satisfy unpaid tax debt.

    Foreclosure Sales
The Company also intends to purchase properties at foreclosure sales. In this situation, a lien holder that has foreclosed on a property sells the property, usually at auction or through a "short-sale", in order to satisfy its lien.

In many cases, properties that are acquired by way of a tax-deed sale or a foreclosure sale will require significant renovation. Proceeds from this Offering will also be used to fund such renovation efforts.

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Special Considerations re: Tax Deed Sales

After a property is sold at a tax foreclosure sale, the property owner typically is given an allotted time to recover their property ("redemption period")  before the purchaser, such as us, obtains clear title.  The redemption period varies state by state and is typically longer where the subject property is a homestead.

If the owner does not redeem the tax lien by payment of the applicable redemption price within the redemption period, the purchaser obtains clear title to the property.

If the owner does redeem the tax lien within the redemption period, the Purchaser receives its initial investment back plus a specified percentage penalty fee and any legal expenses.

Tax deeds are senior in priority to all other property liens or prior liens, including those held by mortgagees, other than certain liens imposed by federal and state tax and environmental laws and in some instances, subsequent tax liens or prior liens.

Financing Investment Acquisitions

We anticipate that, with respect to Investments either acquired with debt financing or refinanced, the debt financing amount generally would be up to approximately 70% of the acquisition price of a particular Investment.

Particular Investments may be more highly leveraged. Further, the Manager expects that any debt financing for an Investment will be secured by that Investment or the interests in an entity that owns that Investment.

The aggregate indebtedness of our investment portfolio is expected to be approximately 50-60% of the all-in cost of all portfolio investments (direct and indirect).

We will have the ability to exercise discretion as to the types of financing structures we utilize. For example, we may obtain new mortgage loans to finance property acquisitions, acquire properties subject to debt or otherwise incur secured or unsecured indebtedness at the property level at any time. The use of leverage will enable us to acquire more properties than if leverage is not used. However, leverage will also increase the risks associated with an investment in our common stock. See "Risk Factors".

Leveraging Investments

Leverage, as used in this Offering Circular, means the borrowing of money based on the equity available in certain Investments.  The use of leverage will enable us to acquire more properties than if leverage is not used. However, leverage will also increase the risks associated with an Investment in our common stock. See "Risk Factors."

The Manager may also elect to enter into one or more credit facilities with financial institutions. Any such credit facility may be unsecured or secured, including by a pledge of or security interest granted in our assets.

The Board has authorized the Manager to leverage any investment to a maximum of 80% of the appraised value, said appraised value established at the time of submitting a loan application.

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Manner of Liquidating Investments

Investments may be disposed of by sale on an all-cash basis or upon other terms as determined by the Manager in its sole discretion. We may accept purchase money obligations and other forms of consideration (including other real properties) in exchange for one or more investments. In connection with acquisitions or dispositions of investments, we may enter into certain guarantee or indemnification obligations relating to environmental claims, breaches of representations and warranties, claims against certain financial defaults and other matters, and may be required to maintain reserves against such obligations. In addition, we may dispose of less than 100% of its ownership interest in any investment in the sole discretion of the Manager.

We will consider all viable exit strategies for our investments, including single asset and/or portfolio sales to institutions, investment companies, real estate investment trusts, individuals and 1031 exchange buyers.

Growth Policy

The Company's policy is to acquire properties primarily for the accumulation of capital gains.
Diversity in Investments

The Company's policy is that no more than 10% of all assets will be invested in any specific property. However, during initial operations where the total amount of assets is limited, the Company will seek to procure as many investments that it can in order to meet this policy consideration.

No Guarantee as to Success

The Company cannot assure you that it will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.  Our Board of Directors will review our investment guidelines at least annually to determine whether our investment guidelines, property selection criteria, leverage policy and other investment policies continue to fulfill our investment objectives and continue to be in the best interests of our shareholders.

Our investment policies will provide the Manager with substantial discretion with respect to the selection, purchase and sale of specific Investments, subject to the limitations in the Management Agreement. We may revise the investment policies, which are described below, without the approval of our stockholders. We will review the investment policies at least annually to determine whether the policies are in the best interests of our stockholders.

Prospective Investors are reminded that an investment in the Company is speculative and that the Company may or may not succeed and that any investment a Potential Investor makes may be lost.

No Intent to Invest in Real Estate Mortgages

The Company does not intend to invest in real estate mortgages.

In the event that the Company sells, or otherwise liquidates any investment, the Company does not intend to carry any debt on any divested asset.

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Investment in Other Securities

We intend to conduct operations so that we will not be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

We expect that our investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage primarily in the business of buying real estate, and these investments are expected to be made within a year after the Offering ends.

If we are unable to invest a significant portion of the proceeds of the Offering in properties within one year of the termination of such Offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to stockholders and possibly lower your returns.

In the event we cannot invest all of the proceeds of this Offering in real estate as we are required to do, we would invest money in low-yield, U.S. Government Securities, or maintain the liquidity of such proceeds until they may be invested in real estate.

The Investment Company Act requires us to hold at least 60% of our assets in real property.  The Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities.  Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are U.S. Government securities.

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It is possible that the staff of the SEC could disagree with any of our determinations.  If the staff of the SEC were to disagree with our analysis under the Investment Company Act, we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

Although we will monitor our holdings and income in an effort to comply with the exclusions contained in the Investment Company Act, there can be no assurance that we will be able to remain in compliance or to maintain our exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen.  Compliance with exclusion from the Investment Company Act may also require that we not sell certain property or assets to maintain such exclusion from registration.  This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

    limitations on capital structure;
    restrictions on specified investments;
    restrictions on leverage or senior securities;
    restrictions on unsecured borrowings;
    prohibitions on transactions with affiliates; and
    compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.  Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us.  In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.

NO REAL ESTATE OWNED

The Company has only recently been formed and, as of the date of the filing of this Offering Circular, does not own any real estate.

OPERATING DATA

The Company has not yet acquired any properties or other assets. There is no operating data as of the filing of this Offering Circular with the Securities Exchange Commission.

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TAX TREATMENT OF COMPANY AND ITS SECURITY HOLDERS

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

This section summarizes the material federal income tax considerations that you, as a stockholder, may consider relevant in connection with the purchase, ownership and disposition of our common stock.  The Kulkarni Law Group, P.C., or our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

    insurance companies;
    tax-exempt organizations (except to the limited extent discussed in "- Taxation of Tax-Exempt Stockholders" below);
    financial institutions or broker-dealers;
    non-U.S. individuals and foreign corporations (except to the limited extent discussed in "- Taxation of Non-U.S. Stockholders" below);
    U.S. expatriates;
    persons who mark-to-market our common stock;
    subchapter S corporations;
    U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;
    regulated investment companies and REITs;
    trusts and estates;
    holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;
    persons holding our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;
    persons subject to the alternative minimum tax provisions of the Code; and
    persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion.  Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively.  We have not received any rulings from the IRS concerning our qualification as a REIT.  Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

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Taxation of our Company

We plan to elect to be taxed as a REIT under the federal income tax laws for our first full taxable year.  We believe that, commencing with such taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT.  This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders, which laws are highly technical and complex.

Tax counsel has acted as tax counsel to us in connection with this Offering. Tax counsel is of the opinion that based on our proposed method of operation, we are in a position to qualify for taxation as a REIT for the taxable year that will end December 31, 2018.  Tax counsel's opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties.  Tax counsel has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2018, or in any future year.

Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Tax counsel will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor tax counsel can assure you that we will satisfy those tests.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the "double taxation," which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.

However, we will be subject to U.S. federal tax in the following circumstances:

      We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.
      We may be subject to the "alternative minimum tax" on any items of tax preference including any deductions of net operating losses.
      We will pay income tax at the highest corporate rate on:
          net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business, and other non-qualifying income from foreclosure property.
      We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.
      If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "- Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.
      If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.
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      We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.
      If we fail to satisfy any of the asset tests, other than a  de minimis  failure of the 5% asset test, the 10% vote test or 10% value test, as described below under "- Asset Tests," as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.
      If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
      If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:
        the amount of gain that we recognize at the time of the sale or disposition, and the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.
      We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "- Recordkeeping Requirements."

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes.

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Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

    It is managed by one or more trustees or directors.
2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.
3. It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.
4. It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.
5. At least 100 persons are beneficial owners of its shares or ownership certificates.
6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.
7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.
8. It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.
9. It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year.

We do not have to comply with 5 and 6 for the first taxable year for which we elect REIT tax status. For purposes of determining stock ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

 Our charter provides restrictions regarding the transfer and ownership of shares of our capital stock. See "Description of Capital Stock - Restrictions on Ownership and Transfer." We believe that we will have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

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Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

    rents from real property;
    interest on debt secured by mortgages on real property, or on interests in real property;
    dividends or other distributions on, and gain from the sale of, shares in other REITs;
    gain from the sale of real estate assets;
    income and gain derived from foreclosure property; and
    income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness, or COD, income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from "hedging transactions" that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See "- Foreign Currency Gain." The following paragraphs discuss the specific application of the gross income tests to us.

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Rents from Real Property

Rent that we receive, including as a result of our ownership of preferred or common equity interests in a partnership that owns rental properties, from our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

    First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.
    Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent.
    Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.
    Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property.

If a portion of the rent that we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as "rents from real property" because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or (3) we furnish non-customary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor, none of the rent from that property would qualify as "rents from real property."

Our operating partnership and its subsidiaries generally lease substantially all our properties to tenants' that are individuals. Our leases typically have a term of at least one year and require the tenant to pay fixed rent. We do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants. Accordingly, we anticipate that our leases will generally produce rent that qualifies as "rents from real property" for purposes of the 75% and 95% gross income tests.

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Interest

The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

    an amount that is based on a fixed percentage or percentages of receipts or sales; and
    an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

In connection with development projects, we may originate mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property.  In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.

Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that our mezzanine loans typically will not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

Dividends

Our share of any dividends received from any corporation in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test.

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Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties have been or will be held primarily for sale to customers and that all prior sales of our properties were not, and a sale of any of our properties in the future will not be in the ordinary course of our business. However, there can be no assurance that the IRS would not disagree with that belief. Whether a REIT holds a property "primarily for sale to customers in the ordinary course of a trade or business" depends on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

    the REIT has held the property for not less than two years;
    the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;
    either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;
    in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
    if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction.   We cannot assure you, however, that we can comply with the safe-harbor provisions and will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business."

Fee Income

Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests.

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Foreclosure Property

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
    that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
    for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
    for which the REIT makes a proper election to treat the property as foreclosure property.
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
    on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
    on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities.  Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A "hedging transaction" means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain).  We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

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COD Income

 From time-to-time, we may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

    our failure to meet those tests is due to reasonable cause and not to willful neglect; and
    following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

 We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "- Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

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Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:
        cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;
        government securities;
        interests in real property, including leaseholds and options to acquire real property and leaseholds;
        interests in mortgage loans secured by real property; and
        investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.
Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer's outstanding securities or 10% of the value of any one issuer's outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

"Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors.

However, "straight debt" securities include debt subject to the following contingencies:
        a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of un-accrued interest on the debt obligations can be required to be prepaid; and
        a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.
        Any "section 467 rental agreement," other than an agreement with a related party tenant;
        Any obligation to pay "rents from real property"; and
        Certain securities issued by governmental entities.

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We believe that our holdings of assets comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities.  Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future.
We will continue to monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:
        we satisfied the asset tests at the end of the preceding calendar quarter; and
        the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.
If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is  de minimis  (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than  de minimis  failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
    the sum of 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and
    90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.
We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st  of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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    85% of our REIT ordinary income for such year,
    95% of our REIT capital gain net income for such year, and any undistributed taxable income from prior periods. We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
In order to satisfy the REIT distribution requirements, the dividends we pay must not be "preferential." A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class. For example, if certain stockholders receive a distribution that is more or less than the distributions received by other stockholders of the same class, the distribution will be preferential.  If any part of a distribution is preferential, none of that distribution will be applied towards satisfying our REIT distribution requirements.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

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Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "- Gross Income Tests" and "- Asset Tests."

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term "U.S. stockholder" means a holder of shares of our common stock that for U.S. federal income tax purposes is:
    a citizen or resident of the United States;
    a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;
    an estate whose income is subject to U.S. federal income taxation regardless of its source; or
    any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.
If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

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As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for "qualified dividend income." The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See - "Taxation of Our Company" above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from non REIT corporations, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held shares of our common stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See "- Capital Gains and Losses." A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder's shares of our common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted basis in his or her shares of our common stock as long-term capital gain, or short-term capital gain if the shares of the stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of shares of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of shares of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax. The Medicare tax will apply to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of shares of our common stock generally will be the type of gain that is subject to the Medicare tax.

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Taxation of U.S. Stockholders on the Disposition of Shares of our Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of shares of our common stock as long-term capital gain or loss if the U.S. stockholder has held shares of our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis. A stockholder's adjusted tax basis generally will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

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Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:
    the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;
    we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and
    either:
      one pension trust owns more than 25% of the value of our capital stock; or
      a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.
Although these rules may apply to tax-exempt entities, we will not allow any entity to own more than 9.8% of our outstanding shares.

Taxation of Non-U.S. Stockholders

The term "non-U.S. stockholder" means a holder of shares of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules.  We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of shares of our common stock, including any reporting requirements.

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Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a "United States real property interest," or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:
    a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;
    the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or
    the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).
A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

However, if our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period preceding the distribution. In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

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If our common stock is not regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

For payments after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our common stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are, and that we will continue to be, a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of shares of our common stock if we are a "domestically controlled qualified investment entity."

A "domestically controlled qualified investment entity" includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.

If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) our common stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period.

If the gain on the sale of shares of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our common stock also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

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With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

A U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of shares of our common stock received after December 31, 2016 by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless the stockholder:
    is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or
    provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of shares of our common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

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For payments after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of shares of our common stock received after December 31, 2016 by U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in shares of our common stock.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in shares of our common stock.

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ERISA CONSIDERATIONS
The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Code that may be relevant to a prospective purchaser, including plans and arrangements subject to the fiduciary rules of ERISA and plans or entities that hold assets of such plans ("ERISA Plans"); plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh plans, and medical savings accounts (together with ERISA Plans, "Benefit Plans" or "Benefit Plan Investors"); and governmental plans, church plans, and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements, which we refer to as Other Plans. This discussion does not address all the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether the investment:
    will be consistent with applicable fiduciary obligations;
    will be in accordance with the documents and instruments covering the investments by such plan, including its investment policy;
    in the case of an ERISA plan, will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other provisions of the Code and ERISA;
    will impair the liquidity of the Benefit Plan or Other Plan;
    will result in unrelated business taxable income to the plan; and
    will provide sufficient liquidity, as there may be only a limited market to sell or otherwise dispose of our stock.
ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Benefit Plan and persons who have specified relationships to the Benefit Plan, who are "parties in interest" within the meaning of ERISA and, "disqualified persons" within the meaning of the Code. Thus, a designated plan fiduciary of a Benefit Plan considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a prohibited transaction. Fiduciaries of Other Plans should satisfy themselves that the investment is in accord with applicable law.

Section 3(42) of ERISA and regulations issued by the Department of Labor provide guidance on the definition of plan assets under ERISA. These regulations also apply under the Code for purposes of the prohibited transaction rules. Under the regulations, if a plan acquires an equity interest in an entity which is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the plan's assets would include both the equity interest and an undivided interest in each of the entity's underlying assets unless an exception from the plan asset regulations applies.

The regulations define a publicly-offered security as a security that is:
    "widely-held;"
    "freely-transferable;" and
    either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering occurred.
Because we have not registered and do not intend at this point to register our common stock under the Securities Exchange Act of 1934, we do not believe our common stock would be treated as a "public-offering security" for purposes of the Department of Labor's plan assets guidelines. Therefore, we must comply with another exception to the plan assets regulations.

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Another exception in the plan asset regulations applies to a Benefit Plan's investment in a "real estate operating company." If a Benefit Plan acquires an equity security issued by a real estate operating company, the Benefit Plan's assets include that equity security but do not include an undivided interest in the underlying assets of the real estate operating company. To constitute a "real estate operating company" under the plan asset regulations, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost and excluding short-term investments pending long-term commitment or distribution) invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management and development activities and must, in the ordinary course of business, engage in real estate management and development activities. We believe that we will qualify as a "real estate operating company" so that our assets should not constitute the assets of a Benefit Plan that acquires or holds our common stock.

Another exception in the plan asset regulations applies if Benefit Plan participation in an entity is "insignificant." The plan asset regulations provide that Benefit Plan participation in an entity is insignificant if Benefit Plans do not hold 25% or more of any class of equity security in the entity (disregarding for this purpose, any equity securities held by persons, other than Benefit Plans, who have discretionary authority or control with respect to the assets of the entity or a person who provides investment advice for a fee with respect to those assets). We may qualify for this exception so that our assets should not constitute the assets of a Benefit Plan that acquires or holds our common stock. Although, no assurance can be given that the "insignificant participation" exception will apply to us, it is highly likely that it is more than likely that the exception will apply because we intend to limit the ownership of any individual or entity to  no more than 9.8%.

If the underlying assets of our company were treated by the Department of Labor as "plan assets," the management of our company would be treated as fiduciaries with respect to Benefit Plan stockholders and the prohibited transaction restrictions of ERISA and the Code could apply to transactions involving our assets and transactions with "parties in interest" (as defined in ERISA) or "disqualified persons" (as defined in Section 4975 of the Code) with respect to Benefit Plan stockholders. If the underlying assets of our company were treated as "plan assets," an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company under ERISA and expose the ERISA Plan fiduciary to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, an excise tax equal to 15% of the amount involved would be imposed under the Code, with an additional 100% excise tax if the prohibited transaction is not "corrected." Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our Manager, and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, could be required to restore to the plan any losses suffered by the ERISA Plan or any profits realized by these fiduciaries as a result of the transaction or breach. With respect to an IRA or similar account that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status. In that event, the IRA or other account owner generally would be taxed on the fair market value of all the assets in the account as of the first day of the owner's taxable year in which the prohibited transaction occurred.

DETERMINATION OF MARKET PRICE

The Company is not stating a market price for the Common Stock offered under this Offering Circular because there is no market for the Company's Common Stock.

Current Holders of Company Stock

Currently RAD Management, LLC is the only entity that holds shares of the common stock of the Company. RAD Management, LLC acquired these shares because it is the Company's sponsor and paid the Company's startup and formation costs, which are to be reimbursed.
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DESCRIPTION OF REGISTRANT'S SECURITIES

One Class of Stock to be Registered

The Company has, and only intends to issue one class of stock, that being its Common Stock.

The shares of our Common Stock offered by this Offering Circular, when issued, will be duly authorized, fully paid and non-assessable. Even though we are intending to establish a redemption program, our common stock is not convertible or subject to redemption.

Shares of our common stock will be held in "uncertificated" form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to affect a transfer.

Restrictions on Ownership and Transfer
Shareholders of our Company will not be allowed to own actually or beneficially more than 9.8% of our then outstanding common stock. This is so that we can comply with the REIT rules under the Code. We may also require a shareholder that holds more than 9.8% of our then outstanding common stock to redeem any excess shares so that their ownership percentage falls below the 9.8% limit.

Shareholders must obtain our approval before selling their shares. This is also so that we can comply with the REIT rules under the Code. Further, we may require the selling shareholder or the intended buyer to submit an affidavit stating the number of shares to be transferred, and the number of shares beneficially or actually owned.

These restrictions are to help us ensure that no single shareholder holds more than 9.8% of our then outstanding common stock.

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Right to Dividends

Holders of our common stock are entitled to receive distributions authorized by our Board and declared by us out of legally available funds.

Some or all of our distributions may be paid from sources other than cash flow from operations, such as from the proceeds of this Offering, cash advances to us by our Manager, the sale of our assets, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom.

Our policy is to pay distributions from cash flow from operations. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds.

We may fund such advanced distributions from third party borrowings, offering proceeds, sale proceeds, advances from our Manager or sponsors or from our Manager's deferral of its base management fee. To the extent that we make payments or reimburse certain expenses to our Manager pursuant to our Management Agreement, our cash flow and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, will be negatively impacted.  See "Management Compensation."

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.

Distributions are authorized at the discretion of our Board, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board's discretion will be directed, in substantial part, by its intention to cause us to continue to qualify as a REIT.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Conversion and Sinking Fund Rights

Our Common Stock does not have preference, conversion, exchange, sinking fund, or preemptive rights to subscribe for any of our securities.

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Share Redemption Program

While shareholders should view this investment as long-term, we intend to establish a redemption plan whereby, following six months as of the date that an investor purchases any shares, on a semi-annual basis, an investor may have an opportunity to obtain liquidity.

The Manager and our Board of Directors have designed our Share Redemption Program with a view towards providing investors with an initial period during which to decide whether a long-term investment in the Company is right for them.

Despite the illiquid nature of the assets expected to be held by the Company, the Manager believes it is best to provide the opportunity for semi-annual liquidity in the event shareholders need it in the form of a discounted redemption price prior to year 5, which economic benefit indirectly accrues to shareholders who have not requested redemption. The Manager does not receive any economic benefit as a result of the discounted redemption price through year 5.

As of the date that an investor purchases shares, the per share redemption price will be calculated based on a declining discount to the per share price for our common shares in effect at the time of the redemption request, and rounded down to the nearest cent.

The redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us. However, there will be a cap to the share redemption program at each semi-annual period. The cap is:
    for the first 2 years of our fund, each semi-annual period we will redeem a maximum of 10% of our then outstanding stock;
    for years 3-5 of our fund, each semi-annual period we will redeem a maximum of 8% of our then outstanding stock;
    for years 6 and above, each semi-annual period we will redeem a maximum of 5% of our then outstanding stock.

Accordingly, we intend to limit the number of shares to be redeemed during any semi-annual period to 5.0%, 4.0% and 2.5% respectively, of the common shares outstanding, with excess capacity carried over to the later semi-annual period of that year but not farther. However, as we intend to make real estate investments of varying terms and maturities, our Board of Directors may elect to increase or decrease the amount of common shares available for redemption in any given semi-annual period, as these real estate assets are paid off or sold, but in no event will we redeem more than 10.0%, 8.0%, and 5% respectively, during any calendar year.

The reason for the declining percentage is that as the fund ages, a greater portion of our investors will be long term investors because short term investors will have previously exited. If we receive requests for more than the cap at any individual semi-annual period, then we will redeem shares on a pro rata basis.

If the semi-annual volume limitation is reached in any given semi-annual period or our Board of Directors determines to redeem fewer shares than have been requested to be redeemed in any particular semi-annual period, redemptions under our Share Redemption Program for such semi-annual period will be made on a pro rata basis.

Shareholders will be notified of a change to or suspension of our Share Redemption Program through our website, and through periodic or special filings with the SEC.

Our Board of Directors will consider various factors when deciding whether to modify or suspend our Share Redemption Program. These factors include: the health of the real estate market as a whole, the health and liquidity of the real estate assets held by us, the health and liquidity of any non-real estate assets held by us, and other factors deemed relevant and prudent by our Board of Directors.

Shareholders may withdraw any redemption request up until the redemption date by notifying our transfer agent on the our toll-free information line before 4:00 p.m. Pacific time at least 10 calendar days before the last business day of the semi-annual period.

We will also provide each semi-annual Redemption NAV per share on our website and toll-free information line.

Our Share Redemption Program is open to all stockholders. However, we do place a limit that the shareholder must have held their shares for at least 6 months. Further, the shareholder may only request that we repurchase up to 25% of their shares semi-annually.

The redemption price normally will be paid in cash no later than five business days following the last calendar day of the applicable semi-annual period and will be the same for all shares redeemed in a given semi-annual period.

The redemption price with respect to the common shares that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been:

(I) paid with respect to such shares prior to the date of the redemption request; or

(ii) declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date.

In the interest of clarifying the below table, common shares purchased by Our Company under our Share Redemption Program will be purchased at a price that never exceeds the then current public offering price at the time the Redemption Request is made, even if redemption is not subject to a discount.

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Holding Period From date of Purchase of Shares	Effective Redemption Price (as percentage of per share redemption price) (1)
1 year to 2 years	96% (2)
2 years to 3 years	97% (3)
3 years to 4 years	98% (4)
4 years to 5 years	99% (5)
5 years or More	100% (6)

(1) The effective Redemption Price will be rounded down to the nearest $0.01.
(2) For shares held at least one (1) year but less than two (2) years, the Effective Redemption Price includes the fixed 4% discount to the per share price for our common shares in effect at the time of redemption.
(3) For shares held at least two (2) yeas but less than three (3) years, the Effective Redemption Price includes the fixed 3% discount to the per share price for our common shares in effect at the time of redemption.
(4) For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% discount to the per share price for our common shares in effect at the time of redemption.
(5) For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% discount to the per share price for our common shares in effect at the time of redemption.
(6) For Shares held at least five (5) years, the Effective Redemption Price does not include any discount to the per share price for our common shares in effect at the time of such redemption.
Furthermore, any shareholder requesting redemption will be responsible for any third-party costs incurred in effecting such redemption, including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges.  The redemption plan may be changed or suspended by our Board or Directors at any time. But if it is changed, we will do so through a special or regular filing as described below.

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Voting Rights
Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, each share of Common Stock will have one vote per share on all matters voted on by stockholders, including election of directors. Common Stock does not have cumulative voting. This means that a majority of the outstanding Common Stock will not likely be able to replace the entire board.

Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director and except as set forth in the next paragraph.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations. Our charter further provides that any or all of our directors may be removed from office for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, "cause" means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our bylaws, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our company, unless the action is advised, and submitted to the stockholders for approval, by our board of directors, in which case such action may be approved by the consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders.

NO LEGAL PROCEEDINGS

The Company is not involved in, nor does it anticipate any legal proceedings beyond those incidental to the operation of its business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of the completion of this Offering or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

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Security Ownership Of Certain Persons

There are no natural persons that own any shares of Common Stock. There are no promises, warrants, or other arrangements by which any natural person will acquire Common Stock outside of participation in the Offering.

Security Ownership by Our Manager

Currently, RAD Management, LLC is the only entity that holds shares of the common stock of the Company.  No other entity has been promised any stock or warrants to purchase stock, save by participation in this Offering.

Change In Control

The Officers and Directors of RAD Management, LLC have a policy, whereby an individual Officer or Director leaves distributions owed by Company to such individual Officer and Director in an equity account of the Company. This policy will result in the equity ownership of such Officer or Director to grow over time. This growth of equity ownership could eventually result in a change of ownership of Company. However, no Officer or Director will be allowed to own more than 1/3 of the Company's stock at any given time.

Each Officer and Director will make their own decision whether to engage in this practice of equity account build up.
DIRECTORS AND EXECUTIVE OFFICERS

Structure of Board of Directors

We operate under the direction of our Board of Directors (the "Board").  Our Board is responsible for the overall management and control of our affairs.  Our Board has retained our Manager to manage our day-to-day operations and our portfolio of real estate assets, subject in all respects to supervision by the Board.

Our directors must perform their duties in good faith and in a manner each director reasonably believes to be in our best interests.  Further, our directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances.  However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require.  We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

Although our Board may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director.  Any director may resign at any time or may be removed only for cause, and then only by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors.  The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

In addition to meetings of the various committees of our board of directors, which committees we describe below, we expect our directors to hold at least four regular board meetings each year.

Potential for Board Nominated Committees

Our Board of Directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting.  We currently do not anticipate having any committees since the Board has appointed our Manager to manage our day to day affairs.

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Individual Directors of the Company

Director and Chairperson of the Board - Brandon "Dutch" Mendenhall

Mr. Brandon "Dutch" Mendenhall currently serves as the chairperson of our Board of Directors.

Mr. Mendenhall is 39 years old, has a Bachelor of Science in Business Organizational Leadership, and resides in the City of Rancho Cucamonga, CA.

Mr. Mendenhall's term of office as Director is 5 years, and he has held that position for 2 years.

There are no formal or informal arrangements or understandings by which Mr. Mendenhall is to be selected as a director or nominee of Company.

Director - Randle Bowling

Mr. Randle J. Bowling serves as a Director.

Mr. Bowling is 41 years old, and resides in the City of Rancho Cucamonga, CA.

Mr. Bowling's term of office as Director is 5 years, and he has held that position for 2 years.

There are no formal or informal arrangements or understandings by which Mr. Bowling is to be selected as a director or nominee of Company.

Director - Amy Vaughn

Amy Vaughn Serves as a Director.

Ms. Vaughn is 40 years old, has a Bachelor of Arts in Marketing and Business Management from Temple University in Philadelphia, and resides in the City of Tampa, FL.

Ms. Vaughn's term of office as Director is 5 years, and she has held that position for 2 years.

There are no formal or informal arrangements or understandings by which Ms. Vaughn is to be selected as a director or nominee of Company.

Appointed Executive Officers

Chief Executive Officer - Brandon "Dutch" Mendenhall

Mr. Brandon "Dutch" Mendenhall also serves as the Chief Executive Officer of our Company.

Mr. Mendenhall's term of office as CEO is 5 years, and he has held that position for 2 years.

There are no formal or informal arrangements or understandings by which Mr. Mendenhall is to be selected as the CEO of our Company.

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Chief Financial Officer - Amy Vaughn

Ms. Vaughn also serves as the Chief Financial Officer of our Company.

Ms. Vaughn's term of office as CFO is 5 years, and she has held that position for 2 years.

There are no formal or informal arrangements or understandings by which Ms. Vaughn is to be selected as the CFO of our Company.

Chief Operating Officer - Randle J. Bowling

Mr. Randle J. Bowling also serves as the Chief Operating Officer of our Company.

Mr. Bowling's term of office as COO is 5 years, and he has held that position for 2 years.

There are no formal or informal arrangements or understandings by which Mr. Bowling is to be selected as the COO of our Company.
Chief Investment Officer - Randle J. Bowling

Mr. Brandon "Dutch" Mendenhall also serves as the Chief Investment Officer of our Company.

Mr. Mendenhall's term of office as CIO is 5 years, and he has held that position for 2 years.

There are no formal or informal arrangements or understandings by which Mr. Mendenhall is to be selected as the CIO of our Company.
Chief Security Officer - Amy Vaughn
Ms. Vaughn also serves as the Chief Security Officer of our Company.

Ms. Vaughn's term of office as CSO is 5 years, and she has held that position for 2 years.

There are no formal or informal arrangements or understandings by which Ms. Vaughn is to be selected as the CSO of our Company.
Treasurer - Gretchen O'Brien

Ms. Gretchen O'Brien serves as the Treasurer of our Company.

Ms. Gretchen O'Brien's term of office as Treasurer is 1 year, and she has held that position for 1 year.

There are no formal or informal arrangements or understandings by which Ms. Gretchen O'Brien is to be selected as the Treasurer of our Company.
Corporate Secretary - Rachel Andazola

Ms. Rachel Andazola serves as the Corporate Secretary of our Company.

Ms. Rachel Andazola's term of office as Corporate Secretary is 1 year, and she has held that position for 1 year.

There are no formal or informal arrangements or understandings by which Ms. Rachel Andazola is to be selected as the Corporate Secretary of our Company.
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Significant Employees

Operations Manager - Erika Bowling

Ms. Erika Bowling serves as the Operations Manager of our Company.

Ms. Erika Bowling's term of office as Operations Manager is 1 year, and she has held that position for 1 year.

There are no formal or informal arrangements or understandings by which Ms. Erika Bowling is to be selected as the Operations Manager of our Company.
No Family Relationships

There are no family relationship between any director, executive officer, or person nominated or chosen to become a director or executive officer of our Company.
Relevant Business Experience

Brandon Mendenhall, Director and CEO
Discussion of Business Experience

Brandon "Dutch" Mendenhall is a real estate investor and educator who specializes in the use of tax deeds and real estate leverage to invest in opportunities in the single-family residential housing market. He began his business career as an executive recruiter specializing in commercial real estate and banking.  In 2008, Mr. Mendenhall started Tax Auction Investors, a real estate education platform where he has mentored thousands of students while coaching them through their real estate deals.

Mr. Mendenhall presently acts as the chief executive officer and sponsor of DHI Holdings Texas, LLC, the general partner of DHI Holdings, LP, an investment partnership sponsored and formed by Mr. Mendenhall for the purpose of acquiring single family residential real estate on an opportunistic and value-added basis.  He also serves as the chief executive officer and chief investment officer for DDH Capital Management, LLC, the general partner and sponsor of DDH Fund LP, a real estate investment partnership formed in early 2016 to similarly invest in single family residential real estate on an opportunistic and value added basis.

Randle J. Bowling, Director, COO
Discussion of Business Experience

Mr. Bowling enlisted in the Army as an Intelligence Analyst and trained in South Carolina until he was deployed to South Korea where he served for two years. In 2001 he left the Army after having attained the rank of sergeant and enrolled at the Pan Am University Flight School and Embry-Riddle Aeronautical University where he majored in Professional Aeronautics and minored in Aviation Management.

Upon graduation in 2004 Bowling worked as a First Officer at Colgan Air in West Virginia and, a year later, was promoted to Captain.  Mr. Bowling is extensively involved in short sale education and commercial real estate education at Tax Auction Investors.  Mr. Bowling also manages the day to day operations for Tax Auction Investors.

Mr. Bowling applies his knowledge of system development, which he acquired while serving in the Army, to implement investment automation systems.
He serves as director for the Company and also act as the Chief Operations Officer and Chief Investment Officer of each of our Company.

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Amy Vaughn, Director and CFO, CSO
Discussion of Business Experience

Amy Vaughn has been actively involved in real estate coaching for two decades.  In 2008 she met Dutch Mendenhall & Randle Bowling and they combined their coaching and educational resources to develop what is now Tax Auction Investors.

Ms. Vaughn holds a Bachelor of Arts in Marketing and Business Management from Temple University, Philadelphia.

Involvement In Certain Legal Proceedings
No director, person nominated to become a director or executive officer of our Company has been involved in any of the proceedings listed in Item 401(f)(1)-(8) in the past ten years.

Promoters of the Company

RAD Management, LLC, has not been involved in any legal proceedings listed in Item 401(f)(1)-(6) in the past five years.

EXECUTIVE COMPENSATION

Summary Compensation Of Executive Officers

None of the named Executive Officers of our Company were paid money or granted equity in either of the last two fiscal years. As such, we have not included a Summary Compensation Table.

Our Company projects that in the 1st year after this Offering is qualified, it will pay each named Executive Officers a salary of $5,000 a month, which will increase by 10% a month through the end of the 1st year. Thus, our Company projects it will pay each named Executive Officers a total of $107,000 in salary for the 1st year.

Our Company projects that it will pay each named Executive Officer a total salary of $184,069 in the second year, $216,552 in the third year, $249,034 in the fourth year, and $286,390 in the fifth year after this Offering is qualified. This represents a 15% increase per year in salary for each named Executive Officer.

Our Company does not plan to award any named Executive Officer an equity grant for compensation for their services in years one through five.

We will pay the listed amounts to our named Executive Officers. Our Manager will compensate its Executive Officers out of the fees we pay our Manager. We will not directly reimburse our Manager for any sums paid to its own executive officers.

Dual Role of Executive Officers
Even though we are externally managed, our Named Executive Officers are employed directly by RAD Diversified REIT, Inc. The Named Executive Officers and any other employees that will be involved in promoting our shares under this offering will be compensated only by RAD Diversified REIT, Inc. and not by our external manager. To be clear, our Named Executive Officers and other employees performing fundraising functions will not receive any salary or employment benefits from our external manager, RAD Management, LLC. The reason for this is that, acting as employees of our Company, they will be at liberty to promote the sale of our securities in compliance with State and Federal securities law.

Working through our external manager, our Named Executive Officers, together with employees of our external manager, will perform asset management, acquisition of real estate assets, property management, and financial management.  Fees for these services will be paid to our external manager and our Executive Officers will realize growth as owners/members of our external manager.

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Projected Compensation Table for Named Executive Officers

Name of Executive Officer	Fiscal Year	Projected Base Salary
Amy Vaughn	2019	$107,000.00
	2020	$184,069.00
	2021	$216,552.00
	2022	$249,034.00
	2023	$286,390.00
Brandon "Dutch" Mendenhall	2019	$107,000.00
	2020	$184,069.00
	2021	$216,552.00
	2022	$249,034.00
	2023	$286,390.00
Randle J. Bowling	2019	$107,000.00
	2020	$184,069.00
	2021	$216,552.00
	2022	$249,034.00
	2023	$286,390.00
No Executive Has Any Outstanding Equity Awards

No named Executive Officer has any unexercised options, stock that has not vested, or any equity incentive plan awards.

Our Company Has No Executive Officer Retirement Plan

Our Company has no plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

No Plan Of Payment On Termination, Resignation, Or Change In Control

Our Company has no contract, agreement, plan or arrangement that provide for the payment of a named Executive Officer at, following, or in connection with resignation, retirement or other termination of a named executive officer. Our Company also has no contract, agreement, plan or arrangement that provide for the payment of a named Executive Officer upon a change in control or a change in the named executive officer's responsibilities following a change in control.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No Past Or Pending Transactions With Any Related Persons

Our Company has had no transactions since the beginning of the Company in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our Company's total assets at year end, and in which any related person had or will have a direct or indirect material interest.

Our Company has no currently proposed transaction, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our Company's total assets at year end, and in which any related person had or will have a direct or indirect material interest.

SELECTION, MANAGEMENT AND CUSTODY OF INVESTMENTS

Our External Manager

Our Manager will be responsible for:

    the selection, purchase and sale of our portfolio investments;
    our financing activities;
    leasing of our Investment to tenants;
    sales of our assets in order to provide liquidity;
    maintenance and risk mitigation (including insurances acquisition)
    providing us with real-estate advisory services.

Our Manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate.

Accordingly, we believe that our success will depend significantly upon the experience, skill, resources, relationships and contacts of the senior officers and key personnel of our Manager and its affiliates. We believe that our future success depends, in large part, upon our Manager's ability to hire and retain highly skilled managerial, operational and marketing personnel.

See Management Agreement, see Exhibit 6.

Investment Discretion

Our Manager is authorized to follow very broad investment guidelines established by our Board of Directors. Our Board of Directors will periodically review our investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments, except in limited circumstances as set forth in our investment policies.

In addition, in conducting periodic reviews, our Board of Directors may rely primarily on information provided to them by our Manager.

Our Manager has great latitude within the broad parameters of our investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our stockholders.

Even though our Manager will be providing real-estate advisory services, our Manager is not a licensed asset manager.

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POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Policy Regarding Conflicts in Pecuniary Interest

The Company does not have a policy that expressly restricts any of our directors, officers, stockholders or affiliates, including our Manager and its officers and employees, from having a pecuniary interest in an investment in or from conducting, for their own account, business activities of the type we conduct.

As stated extensively in this Offering Circular, members of our Board are the same individuals that serve as board members of our Manager and of several other investment structured and managed by our board members.

Competition with Manager and Affiliates

Although the Company does not have an explicit policy prohibiting our directors, officers, stockholders or affiliates, including our Manager and its officers and employees from competing with our interests, the Management Agreement expressly requires the Manager to pay deference to our Company when identifying investments for at least 5 years.

Even still, the our directors, officers, stockholders or affiliates, including our Manager's officers and employees are not restricted from carrying on a business that is in direct conflict with our business.

LIMITATIONS OF LIABILITY

Liability of our Directors and Officers is Limited

Our charter limits the personal liability of our directors and officers to us and our stockholders and our charter authorizes us to obligate ourselves to indemnify and advance expenses to our directors, and our officers except to the extent prohibited by the Maryland General Corporation Law, or MGCL.  In addition, our bylaws require us to indemnify and advance expenses to our directors and our officers.

In addition, our bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our board of directors, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of our Company.

We intend to purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Liability of our Limited is Limited

Upon approval of our board of directors, we are authorized to indemnify and advance expenses to our Manager. This obligation arises under our Management Agreement. See Exhibit 6(c).

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FINANCIAL STATEMENTS AND INFORMATION

Our Company is a "Smaller Reporting Company"

RAD Diversified REIT, Inc. has not had any revenue since inception. At this juncture, the public float of RAD Diversified REIT, Inc. is zero ($0.00). As such, RAD Diversified REIT qualifies as a Smaller Reporting Company as defined by  Sec. 229.10(f)(1) (Rule 10 of Regulation S-X).

Since we are a Smaller Reporting Company, we elect to provide financial statements pursuant to Rule 8 of Regulation S-X.

Audited Financial Statements

Our Company has had one opening transaction since inception. Presented below are our audited financial statements for 2018, as audited by our Auditing Accountant.

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Audited Balance Sheet

RAD DIVERSIFIED REIT, INC.
BALANCE SHEET
DECEMBER 31, 2018

ASSETS

CURRENT ASSETS		
Cash on hand and in banks		$ 998
Total assets		$ 998
LIABILITIES AND STOCKHOLDER'S EQUITY		
CURRENT LIABILITIES		
Total current liabilities		-
LONG-TERM LIABILITIES		
Total long-term liabilities		-
COMMITMENTS AND CONTINGENCIES *(Note 4)*		-
Total liabilities		$ -
STOCKHOLDER'S EQUITY		
Capital stock, $.001 par value, 100,000,000 shares authorized, 100 shares issued and outstanding	$ -	
Additional paid-in capital	1,000	
Accumulated deficit	(2)	
Total stockholder's equity		998
Total liabilities and stockholder's equity		$ 998

See independent auditor's report and accompanying notes to financial statements.

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Audited Statement of Operations

RAD DIVERSIFIED REIT, INC.
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018

OPERATING REVENUE	$	-
COST OF REVENUES		-
Gross profit		-
OPERATING EXPENSES		2
Loss from operations		(2)
OTHER INCOME AND (EXPENSES)		
Total other income and (expenses)		-
Loss before provision for income taxes		(2)
PROVISION FOR INCOME TAXES		0
Net loss	$	(2)

See independent auditor's report and accompanying notes to financial statements.

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Audited Statement of Cash Flows

RAD DIVERSIFIED REIT, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES		
Net loss		$ (2)
Net cash used in operating activities		(2)
CASH FLOWS FROM INVESTING ACTIVITIES		
Net cash used in investing activities		-
CASH FLOWS FROM FINANCING ACTIVITIES		
Capital contribution	$ 1,000	
Net cash provided by financing activities		1,000
Net increase in cash		998
CASH ON HAND AND IN BANKS - JANUARY 1, 2018		-
CASH ON HAND AND IN BANKS - DECEMBER 31, 2018		$ 998

See independent auditor's report and accompanying notes to financial statements.

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Audited Statement of Change in Stockholder's Equity

RAD DIVERSIFIED REIT, INC.
STATEMENT OF EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2018

	Common Stock		Additional	Accumulated	
	Shares	Value	Paid-In Capital	Deficit	Total
Balance, January 1, 2018	-	$ -	$ -	$ -	$ -
Capital contribution	100	-	1,000	-	1,000
Net loss	-	-	-	(2)	(2)
Ending balance, December 31, 2018	100	$ -	$ 1,000	$ (2)	$ 998

See independent auditor's report and accompanying notes to financial statements.

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147

Report of Auditing Accountant

RAD Diversified REIT, Inc.

Audited Financial Statements

December 31, 2018

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RAD DIVERSIFIED REIT, INC.

TABLE OF CONTENTS

INDEPENDENT AUDITOR'S REPORT 1

FINANCIAL STATEMENTS

Balance Sheet, December 31, 2018 3

Statement of Operations for the year ended December 31, 2018 4

Statement of Equity for the year ended December 31, 2018 5

Statement of Cash Flows for the year ended December 31, 2018 6

Notes to Financial Statements 7

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Independent Auditor's Report

To the Board of Directors
RAD Diversified REIT, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of RAD Diversified REIT, Inc. (a Maryland corporation) (the "Company"), which comprise the balance sheet as of December 31, 2018, and the related statements of operations, equity and cash flows for the year ended December 31, 2018, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risk of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the entity's internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of the significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

(Continued)

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Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RAD Diversified REIT, Inc. as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

KHO & PATEL

Kho & Patel

San Dimas, California
January 15, 2019

A PROFESSIONAL CORPORATION ▪ CERTIFIED PUBLIC ACCOUNTANTS ▪ MANAGEMENT CONSULTANTS
v: 909.971.1000 ▪ f: 909.971.1001 ▪ WWW.KHOPATEL.COM
160 E. ARROW HIGHWAY ▪ SAN DIMAS, CA ▪ 91773-3336

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RAD DIVERSIFIED REIT, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2018

Note 1 – General

RAD Diversified REIT, Inc. (the "Company") was incorporated on May 11, 2017 in the State of Maryland. The Company's objective is to acquire and then reposition (if required), lease and manage income producing single-family residential, multi-family residential and mixed-use residential/commercial properties across primary and secondary markets throughout the United States. Initially, the Company will concentrate on acquiring a portfolio of properties in Pennsylvania, Texas, California and Florida, where the principals of management have significant investing and property management experience.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statement. The financial statement and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statement.

Basis of Presentation

The financial statements are prepared on accrual basis. The financial statement is presented as of and for the year ended December 31, 2018.

Cash and Cash Equivalents

Cash consists primarily of working funds. For purposes of the Statement of Cash Flows, cash is defined as unrestricted cash balances and investments with original maturities of three months or less.

Allowance for Doubtful Accounts

The allowance for doubtful accounts represents an estimate by the Company's management of specific accounts deemed uncollectible.

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RAD DIVERSIFIED REIT, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2018

<u>Note 2 – Summary of Significant Accounting Policies</u> (continued)

Buildings and Improvements

Although no buildings or improvements are currently owned, when they are owned, depreciation of these assets will be computed by the straight-line method over the useful lives of the assets which have been estimated to be 7 to 39 years. The Company will periodically evaluate the net realizable value of its properties and provide a valuation allowance when it becomes probable there has been a permanent impairment of value.

Revenue Recognition

Revenue is recognized when it is probable that the economic benefit will flow to the Company and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received or receivable. Rental income from operating leases is recognized over the life of the lease agreements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Management believes that the estimates utilized in preparing our financial statements are reasonable and prudent. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are equal or approximate to their fair values due to the short-term maturity of those instruments.

Income Taxes

The Company will elect to be taxed as a Real Estate Investment Trust ("REIT") under the Internal Revenue Service Code beginning with the taxable year ended December 31, 2019. As a REIT, the Company generally is not subject to federal income tax on income that is distributed to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at the regular Corporation tax rate. The Company believes it is organized and will operate in such a manner as to qualify to be taxed as a REIT and intends to operate so as to remain qualified as a REIT for federal income tax purposes. Under the Internal Revenue Service Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gain) to its shareholders. There are additional specific requirements which must be met in order to be qualified, such as organizational, income source and other requirements. Potentially significant monetary penalties, primarily keyed to taxable income, may be imposed on a REIT that fails to meet all relevant requirements.

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RAD DIVERSIFIED REIT, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2018

Note 2 – Summary of Significant Accounting Policies (concluded)

Income Taxes (concluded)

The Company, in accordance with FASB ASC 740 Topic, Income Taxes, performs the evaluation of tax positions taken or expected to be taken in the course of preparing the Company's tax returns to determine whether the tax positions are "more likely than not" of being sustained by the applicable tax authority. Tax positions not deemed to meet the more likely than not threshold would be derecognized and recorded as a tax benefit or expense in the current year. However, the Company's conclusions regarding these uncertain tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analysis of tax laws, regulations and interpretations thereof.

Date of Management's Review

Management has evaluated subsequent events through January 15, 2019, the date on which the financial statements were available to be issued.

Note 3 – Certain Relationships and Related Transactions

The Company's current stockholder also controls the limited liability company (RAD Management, LLC) that is the Manager and advisor of the Company. The Manager will make all investment decisions for the Company.

Note 4 – Commitments and Contingencies

Legal

The Company, from time to time, could be involved in ordinary routine litigation incidental to the conduct of its business. The Company believes that no presently pending litigation matters are likely to have a material adverse effect on the Company's financial statements or results of operations, taken as a whole.

Note 5 – Concentration of Credit Risk

The Company maintains its cash balance at a bank located in Florida. These accounts are insured by the Federal Deposit Insurance Corporation up to a balance of $250,000. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

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RAD DIVERSIFIED REIT, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2018

Note 5 – Concentration of Credit Risk (concluded)

Concentration of credit with respect to receivables is with companies with good credit ratings. The Company will establish an allowance for uncollectible trade accounts based on historical collection experience and management's evaluation of collectability of outstanding accounts receivable.

Note 6 – Cash Flow Information

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Cash paid for interest and income tax during the period were as follows:

Interest	$	-
Income tax	$	-

Note 7 – Subsequent Events

The Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through January 15, 2019. The evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

Counsel for Registrant

Counsel for Registrant, Jack I. Jmaev (dba Puritan Law), has upon, preparation of this Offering Circular, earned, on a non-contingent basis, a 1% interest in RAD Management, LLC, which is the Manager for RAD Diversified REIT, Inc.

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SECURITIES AND EXCHANGE COMMISSION POSITION REGARDING INDEMNIFICATION OF SECURITIES ACT VIOLATIONS

Indemnification of Controlling Persons

Our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages and our charter authorizes us to obligate ourselves to indemnify and advance expenses to our directors, our officers, and our Manager, except to the extent prohibited by the Maryland General Corporation Law, or MGCL, and as set forth below.  In addition, our bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our board of directors, to indemnify and advance expenses to our Manager, except to the extent prohibited by the MGCL.

Under the MGCL, a Maryland corporation may limit in its charter the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

the director or officer actually received an improper personal benefit in money, property or services; or

with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

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To the maximum extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and our charter authorizes us to obligate ourselves to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, and our Manager (including any director or officer who is or was serving at the request of our company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) (each of the foregoing, an "Indemnified Person") so long as:
    Such Indemnified Person was acting on behalf of or performing services for the Company;
2. Such Indemnified Person has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; and
3. Such liability or loss was not the result of:
      any proceeding charging improper personal benefit to the Indemnified Person, in which the Indemnified Person was adjudged to be liable on the basis that personal benefit was improperly received; or
      any proceeding where the Indemnified Person is found by a court of law to be guilty of a felony directly related to his or her or its dealings with the Company.
In addition, our bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our board of directors, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us, including our Manager, or a predecessor of us.

We intend to purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Acknowledgment by Registrant

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

QUANTITATIVE AND QUALITATIVE DISCLOSURES

Our Company is a Smaller Reporting Company as defined by Sec. 229.10(f)(1). Accordingly we elect not to provide information pertaining to Quantitative and Qualitative Disclosures.

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INDEX OF EXHIBITS

Exhibit 2A: Charter of Company

Exhibit 2B: Bylaws of Company

Exhibit 3: Stock Certificate of Company with Legend

Exhibit 4: Subscription Agreement

Exhibit 6: Management Agreement

Exhibit 8: Escrow Agreement

Exhibit 10: Legality of Shares

Exhibit 15(b)2: Operating Plan

Exhibit 15(b)4: Investor Qualification

Exhibit 15(b)5: FundAmerica and Transfer Agent

Exhibit 15(b)6: Policies and Procedures Accounting Manual

Exhibit 15(b)7: Opinion of Tax Counsel

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the

City of RANCHO CUCAMONGA, State of CA, on May 20, 2019 (*date*).

(Exact name of issuer as specified in its charter) RAD DIVERSIFIED REIT, INC.

By (Signature and Title) ______________________ PRESIDENT/CEO

MANUAL SIGNATURE TITLE

Mr. Brandon Dutch Mendenhall, who has signed on behalf of the Issuer, is also authorized to sign on behalf of the following persons in such capacities as indicated below and evidence of such authorization is not required because Mr. Brandon Dutch Mendenhall is an executive officer of the Issuer.

Signing on Behalf of:

1) Randle Bowling, Director and Chief Operating Officer
2) Amy Vaughn, Director and Chief Financial Officer
3) Gretchen O'Brien, Treasurer
4) Rachel Andazola, Corporate Secretary

(Manual Signature) ______________________

Brandon Dutch Mendenhall

(Title) PRESIDENT/CEO

TITLE

(Date) May 20, 2019

DATE

164